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[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 10.15

STRATEGIC ALLIANCE AGREEMENT

by and between

THERAVANCE, INC.

and

GLAXO GROUP LIMITED

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS			6
ARTICLE 2 RIGHTS AND OBLIGATIONS			16
2.1	License Grants from Theravance to GSK		16
	2.1.1	Development License	16
	2.1.2	Commercialization License	16
	2.1.3	Manufacturing License	16
	2.1.4	Licenses to Third Parties	16
2.2	Sublicensing and Subcontracting		16
2.3	Trademarks and Housemarks		16
	2.3.1	Trademarks	16
	2.3.2	Housemarks	17
ARTICLE 3 GOVERNANCE OF RESEARCH, DEVELOPMENT AND COMMERCIALIZATION OF ALLIANCE PRODUCTS			17
3.1	Discovery Programs		17
	3.1.1	Research Term	17
3.2	Joint Steering Committee		17
	3.2.1	Purpose	17
	3.2.2	Members; Officers	18
	3.2.3	Responsibilities	18
	3.2.4	Meetings	19
	3.2.5	Decision-Making	19
3.3	Joint Program Committee		20
	3.3.1	Purpose	20
	3.3.2	Members; Officers	20
	3.3.3	Responsibilities	20
	3.3.4	Meetings	21
	3.3.5	Decision-Making	21
3.4	Minutes of Committee Meetings		21
	3.4.1	Distribution of Minutes	21
	3.4.2	Review of Minutes	21
	3.4.3	Discussion of Comments	21
3.5	Expenses		21
3.6	General Guidelines and Initial Coordination Efforts		21
ARTICLE 4 DELIVERY OF THERAVANCE COMPOUNDS AND DEVELOPMENT OF ALLIANCE PRODUCTS			22
4.1	Delivery of Theravance Compounds		22
	4.1.2	Theravance Funding Responsibility	22
	4.1.3	GSK Assistance	22
	4.1.4	Additional Discovery Programs	22
4.2	GSK Opt-In Rights		22
	4.2.1	Existing and Additional Respiratory Discovery Programs	23
	4.2.2	Non-Respiratory Discovery Programs	25
	4.2.3	Early Opt-In	28
4.3	Obligations for Development		29
	4.3.1	General; GSK	29
	4.3.2	GSK Funding Responsibility	29
	4.3.3	Decisions with Respect to Alliance Products	29
	4.3.4	Development Timelines	29

4.4	Activity Outside the Alliance		30
ARTICLE 5 COMMERCIALIZATION			30
5.1	Global Marketing Plans		30
	5.1.1	General	30
	5.1.2	Contents of Each Marketing Plan	30
5.2	Obligations for Commercialization		30
5.3	Commercialization		30
	5.3.1	GSK Responsibility	30
	5.3.2	Limited Co-Promotion in the United States	31
	5.3.3	Semi-Annual Reports	31
	5.3.4	Exports to the United States	31
ARTICLE 6 FINANCIAL PROVISIONS			31
6.1	Option Fee; Equity Investment; Governance Agreement; Opt-In Fee		31
	6.1.1	Option Fee	31
	6.1.2	Equity Investment	31
	6.1.3	Governance Agreement	31
	6.1.4	Opt-In Fee	31
6.2	Milestone Payments		32
	6.2.1	General	32
	6.2.2	Specific Milestones	33
	6.2.3	Notification and Payment	34
6.3	Payment of Royalties on Net Sales		34
	6.3.1	[*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program	34
	6.3.2	[*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program	34
	6.3.3	[*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program	34
	6.3.4	[*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program	35
	6.3.5	[*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt -In Right [*] for the First Theravance Compound in Such Discovery Program	35
	6.3.6	[*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt -In Right [*] for the First Theravance Compound in Such Discovery Program	35
	6.3.7	Royalty on Combination Products	35
	6.3.8	Estimates	35
	6.3.9	Duration of Royalty Payments	36
6.4	Royalty Responsibilities; Net Sales Reports		36
	6.4.1	Payments to Third Parties	36
	6.4.2	Net Sales Report	36
6.5	IFRS		36
6.6	Currencies		37
6.7	Manner of Payments		37
6.8	Interest on Late Payments		37

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.9	Tax Withholding		37
6.10	Financial Records; Audits		38
ARTICLE 7 COMMUNICATIONS, PROMOTIONAL MATERIALS AND SAMPLES			38
7.1	Communications and Promotional Materials		38
	7.1.1	Housemark Exposure	38
	7.1.2	Review of Core Promotional Materials	38
7.2	Samples		38
7.3	Statements Consistent with Labeling		39
7.4	Implications of Change in Control in Theravance		39
ARTICLE 8 REGULATORY MATTERS			39
8.1	Governmental Authorities		39
8.2	Filings		39
8.3	Exchange of Drug Safety Information		39
8.4	Recalls or Other Corrective Action		39
8.5	Events Affecting Integrity or Reputation		39
ARTICLE 9 ORDERS; SUPPLY AND RETURNS			40
9.1	Orders and Terms of Sale		40
9.2	Supply of API Compound and Formulated Alliance Product for Development		40
	9.2.1	Supply of API Compound for Development	40
	9.2.2	Supply of Formulated Alliance Products for Development	40
9.3	Supply of API Compound for Commercial Requirements		40
9.4	Supply of Alliance Products for Commercialization		41
9.5	Inventories		41
9.6	Potential Differences in Supply/Manufacturing Needs on an Alliance Product by Alliance Product Basis		41
ARTICLE 10 CONFIDENTIAL INFORMATION			41
10.1	Confidential Information		41
10.2	Permitted Disclosure and Use		41
10.3	Publications		41
10.4	Public Announcements		42
10.5	Confidentiality of This Agreement		42
10.6	Further Agreements Concerning Confidentiality		42
10.7	Survival		42
ARTICLE 11 REPRESENTATIONS AND WARRANTIES; COVENANTS			42
11.1	Mutual Representations and Warranties		42
11.2	Additional GSK Representations and Warranties		43
11.3	Additional Theravance Representations and Warranties		43
11.4	Covenants		44
11.5	Disclaimer of Warranty		44
ARTICLE 12 INDEMNIFICATION			44
12.1	Indemnification by GSK		44
12.2	Indemnification by Theravance		44
12.3	Procedure for Indemnification		44
	12.3.1	Notice	44
	12.3.2	Defense of Claim	45
12.4	Assumption of Defense		45
12.5	Insurance		45
ARTICLE 13 PATENTS AND INVENTIONS			46
13.1	Prosecution and Maintenance of Patents		46
	13.1.1	Prosecution and Maintenance of Theravance Patents	46
	13.1.2	Prosecution and Maintenance of Patents Covering Joint Inventions	46

	13.1.3	Prosecution and Maintenance of GSK Patents	48
	13.1.4	GSK Step-In Rights	48
	13.1.5	Theravance Step-In Rights	48
	13.1.6	Execution of Documents by Agents	48
	13.1.7	Patent Term Extensions	48
13.2	Patent Infringement		48
	13.2.1	Infringement Claims	48
	13.2.2	Infringement of Theravance Patents	49
	13.2.3	Infringement of GSK Patents	49
	13.2.4	Notice and Cooperation	49
13.3	Notice of Certification		49
	13.3.1	Notice	49
	13.3.2	Option	50
	13.3.3	Name of Party	50
13.4	Assistance		50
13.5	Settlement		50
13.6	Ownership of Inventions		50
ARTICLE 14 TERM AND TERMINATION			50
14.1	Term and Expiration of Term		50
14.2	Termination for Material Breach		50
14.3	GSK Right to Terminate Development of an Alliance Product		51
14.4	GSK Right to Terminate Commercialization of an Alliance Product Following First Commercial Sale		51
14.5	Effects of Termination		51
	14.5.1	Effect of Termination for Material Breach	51
	14.5.2	Effect of Termination of Development of an Alliance Product	51
	14.5.3	Effect of Termination by GSK of a Terminated Commercialized Alliance Product	55
14.6	Effect of Post-Termination Provisions on a Change in Control in Theravance		58
14.7	Milestone Payments		58
14.8	Accrued Rights; Surviving Obligations		59
ARTICLE 15 MISCELLANEOUS			59
15.1	Relationship of the Parties		59
15.2	Registration and Filing of This Agreement		59
15.3	Force Majeure		59
15.4	Governing Law		60
15.5	Attorneys' Fees and Related Costs		60
15.6	Assignment		60
15.7	Notices		60
15.8	Severability		61
15.9	Waiver		61
15.10	Entire Agreement		61
15.11	No License		61
15.12	Third Party Beneficiaries		61
15.13	Counterparts		61
15.14	Agreement Closing Condition		61
15.15	Alliance Program Closing Condition		62

List of Schedules

Schedule 1.36	Existing Discovery Programs
Schedule 1.66	Long Acting Muscarinic Antagonist Respiratory Discovery Criteria
Schedule 1.72	Muscarinic Antagonist-Beta Agonist Respiratory Discovery Criteria
Schedule 6.1.2(A)	Class A Common Stock Purchase Agreement
Schedule 6.1.3(A)	Governance Agreement

STRATEGIC ALLIANCE AGREEMENT

        This STRATEGIC ALLIANCE AGREEMENT ("Agreement") dated March 30, 2004, is made by and between THERAVANCE, INC., a Delaware corporation, and having its principal office at 901 Gateway Boulevard, South San Francisco, California 94080 ("Theravance"), and GLAXO GROUP LIMITED, a United Kingdom corporation, and having its principal office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom ("GSK"). Theravance and GSK may be referred to as a "Party" or together, the "Parties".

RECITALS

        WHEREAS, GSK and Theravance have previously entered into a Collaboration Agreement dated as of November 14, 2002 (the "LABA Collaboration Agreement"); and

        WHEREAS, Theravance is engaged in drug discovery for other compounds outside the LABA Collaboration Agreement;

        WHEREAS, GSK desires to receive from Theravance and Theravance desires to grant to GSK the right to Develop and Commercialize other compounds discovered by Theravance on an exclusive, worldwide basis in accordance with the terms and conditions of this Agreement;

        WHEREAS, GSK and Theravance are willing to undertake research, Development and Commercialization activities and investment and to coordinate such activities and investment as provided by this Agreement with respect to the Alliance Products; and

        WHEREAS, GSK and Theravance believe that a strategic alliance pursuant to this Agreement for the performance of research, Development and Commercialization of Alliance Products in which Theravance conducts experimental and research work in certain program areas to discover chemical entities suitable for development and GSK, at its option, undertakes the development and commercialization of such chemical entities would be desirable and compatible with their respective business objectives.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Theravance and GSK, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

        For purposes of this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

        1.1    "Alliance" shall mean the Parties' strategic alliance pursuant to this Agreement.

        1.2    "Alliance Product" means any Theravance Compound for which GSK has exercised its Opt-In Right subject to and in accordance with the terms of this Agreement, which such Alliance Product can be used as a single agent and/or in combination with other therapeutically active components for human pharmaceutical applications. The term "Alliance Product" shall also include any formulation of excipients, stabilizers, propellants, or other components necessary to prepare and deliver a pharmaceutically effective dose of such Theravance Compound and [*].

        1.3    "Alliance Program" shall mean any Discovery Program for which GSK has exercised its Opt-In Right.

        1.4    "Alliance Program Acceptance Date" shall have the meaning set forth in Section 13.1.1.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.5    "Additional Respiratory Discovery Program" shall mean any new, additional Respiratory Discovery Program initiated between the Effective Date and [*]. The foregoing shall be without prejudice to the possibility that other additional Discovery Programs in other therapeutic areas may be initiated by Theravance as contemplated by Sections 1.36 and 4.1.4.

        1.6    "Adverse Drug Experience" means any of: an "adverse drug experience," a "life-threatening adverse drug experience," a "serious adverse drug experience," or an "unexpected adverse drug experience," as those terms are defined at either 21 C.F.R.(S)312.32 or 21 C.F.R.(S)314.80.

        1.7    "Affiliate" of a Party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where "control" means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

        1.8    "API Compound" means bulk quantities of each active pharmaceutical ingredient compound of a particular Alliance Product prior to the commencement of secondary manufacturing.

        1.9    "Breaching Alliance Program" shall have the meaning set forth in Section 14.2.

        1.10    "Breaching Party" shall have the meaning set forth in Section 14.2.

        1.11    "Business Day" means any day on which banking institutions in both New York City, New York, United States and London, England are open for business.

        1.12    "Calendar Month" means for each Calendar Year, each of the one-month periods.

        1.13    "Calendar Quarter" means for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first calendar quarter for the first Calendar Year shall extend from the Effective Date to the end of the first complete calendar quarter thereafter.

        1.14    "Calendar Year" means, for the first calendar year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

        1.15    "Change in Control" means, with respect to a Party, any transaction or series of related transactions following which continuing stockholders of such Party hold less than 50% of the outstanding voting securities of either such Party or the entity surviving such transaction.

        1.16    "Claim" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands.

        1.17    "Closing Condition" shall have the meaning set forth in Section 15.14.

        1.18    "Combination Product" means an Alliance Product that contains one or more therapeutically active agents in addition to the Theravance Compound.

        1.19    "Commercial Conflict" means a situation where Theravance determines that GSK's decision related to Development or Commercialization of an Alliance Product is likely to result in [*], and that such decision is not based on [*] but primarily [*] whereby GSK is likely to achieve [*].

        1.20    "Commercial Failure" means failure of an Alliance Product for reasons other than Technical Failure, based on the determination that such product will result in [*] that is materially worse than [*] based on GSK's normal and customary procedures for determining [*]. The [*] of an Alliance Product will be based on [*] from such product not taking into account [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.21    "Commercialization" means any and all activities directed to marketing, promoting, distributing, offering for sale and selling an Alliance Product, importing an Alliance Product (to the extent applicable) and conducting Phase IV Studies. When used as a verb, "Commercialize" means to engage in Commercialization.

        1.22    "Competing Product" means a product that is intended for the treatment of the same disease as an Alliance Product and which is not an Alliance Product.

        1.23    "Confidential Information" means all secret, confidential or proprietary information, data or Know-How (including GSK Know-How and Theravance Know-How) whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant to this Agreement or generated pursuant to this Agreement, including but not limited to, information relating to the Disclosing Party's existing or proposed research, development efforts, patent applications, business or products, the terms of this Agreement and any other materials that have not been made available by the Disclosing Party to the general public. Confidential Information shall not include any information or materials that the Receiving Party can document with competent written proof:

          1.23.1    were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party;

          1.23.2    were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

          1.23.3    became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of such Party's confidentiality obligations under this Agreement;

          1.23.4    were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

          1.23.5    were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party.

        1.24    "Co-Promote" shall mean, as applied to Theravance, to promote and detail Alliance Products through its own sales force and to otherwise engage in activities as contemplated and/or mutually agreed by the Parties under Section 5.3.

        1.25    "Co-Promotion Option" shall have the meaning set forth in Section 5.3.2(a).

        1.26    "Country" means any generally recognized sovereign entity.

        1.27    "Creditable taxes" shall have the meaning set forth in Section 6.9.2.

        1.28    "Date of Final Delivery of Opt-In Data" shall have the meaning set forth in Sections 4.2.1(a), 4.2.2(a) and 4.2.2(b).

        1.29    "Designated Foreign Filings" shall have the meaning set forth in Section 13.1.2(b).

        1.30    "Development Candidate Data" means the material, data and supporting documentation relating to a Respiratory Compound prepared by Theravance and delivered to GSK which demonstrates that such compound meets the applicable Respiratory Discovery Criteria. The Development Candidate Data will be presented in sufficient detail to enable GSK, to determine whether or not to exercise its Opt-In Right with respect to such Respiratory Compound in accordance with Section 4.2.1.

        1.31    "Development" or "Develop" means preclinical and clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, current Good Manufacturing Practices audits, current Good Clinical Practices audits, current Good Laboratory Practices audits, analytical method validation, manufacturing process validation, cleaning validation, scale-up and post approval changes, quality assurance/quality control development, statistical analysis and report writing, preclinical and clinical studies, regulatory filing submission and approval, and regulatory affairs related to the foregoing. When used as a verb, "Develop" means to engage in Development.

        1.32    "Development Milestone" shall have the meaning set forth in Section 6.2.1

        1.33    "Development Plan" means the outline plan for each Alliance Product in an Alliance Program designed to achieve the Development for such Alliance Product, including, without limitation, the nature, number and schedule of Development activities as such may be amended in accordance with the terms of this Agreement.

        1.34    "Diligent Efforts" means the carrying out of obligations in a sustained manner consistent with the efforts a Party devotes (or would devote) to [*] conditions then prevailing, including [*], with the objective of [*] and the other terms and conditions of this Agreement. Diligent Efforts requires that: (i) each Party [*] and monitor such progress on an on-going basis, (ii) each Party [*] for carrying out such obligations, and (iii) each Party [*] designed to advance progress with respect to such objectives.

        1.35    "Disclosing Party" shall have the meaning set forth in Section 1.23.

        1.36    "Discovery Program" means [*] that exists as of the Effective Date or is initiated during the Research Term having the goal of discovering compounds [*] and, for non-respiratory programs, completing early Development of any such discovered compounds. A list of existing Discovery Programs as of the Effective Date is attached as Schedule 1.36. Theravance shall notify GSK of the initiation of any additional Discovery Program during the Research Term in accordance with Section 4.1.4.

        1.37    "Effective Date" means the first business day following the date on which the last of the conditions contained in Section 15.14 of this Agreement has been satisfied.

        1.38    "European Union" or "Europe" means collectively the Countries of the European Union.

        1.39    "FDA" means the United States Food and Drug Administration and any successor agency thereto.

        1.40    "Filing for Regulatory Approval" shall have the meaning set forth in Section 6.2.2.

        1.41    "First Commercial Sale" means the first shipment of commercial quantities of any Alliance Product sold to a Third Party by a Party or its sublicensees in any Country after receipt of Marketing Authorization Approval for such Alliance Product in such Country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar uses shall not be considered to constitute a First Commercial Sale.

        1.42    "First Theravance Compound" shall have the meaning set forth in Sections 4.2.1(a), 4.2.2(a) and 4.2.2(b).

        1.43    "Force Majeure Event" shall have the meaning set forth in Section 15.3

        1.44    "Governmental Authority" means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any Country, (ii) a federal, state, province, county, city or other political subdivision thereof or (iii) any supranational body, including without limitation the European Agency for the Evaluation of Medicinal Products.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.45    "GSK Invention" means an Invention that is invented by an employee or agent of GSK solely or jointly with a Third Party.

        1.46    "GSK Know-How" means all present and future information directly relating to the Alliance Products including without limitation all data, records, and regulatory filings relating to Alliance Products, that is required for Theravance to perform its obligations or exercise its rights under this Agreement, and which during the Term are in GSK's or any of its Affiliates' possession or control and are or become owned by, or otherwise may be licensed to (provided there is no restriction on GSK thereof), GSK. GSK Know-How does not include any GSK Patents.

        1.47    "GSK Patents" means all present and future patents and patent applications including United States provisional applications and any continuations, continuations-in-part, divisionals, registrations, confirmations, revalidations, reissues, Patent Cooperation Treaty applications, certificates of addition, utility models, design patents, petty patents as well as all other intellectual property related to the application or patent including extensions or restorations of terms thereof, pediatric use extensions, supplementary protection certificates or any other such right covering Alliance Product(s) or the GSK Inventions which are or become owned by GSK or GSK's Affiliates, or as to which GSK or GSK's Affiliates otherwise are or become licensed, now or in the future, where GSK has the right to grant the sublicense rights granted to Theravance under this Agreement, which such patent rights cover the making, having made, use, offer for sale, sale or importation of the Alliance Products. For the avoidance of doubt, GSK Patents shall include GSK's interest in any patents covering Joint Inventions.

        1.48    "GSK Property" shall have the meaning set forth in Section 14.5.2(b)(iv).

        1.49    "GSK's Percentage Interest" means the percentage of voting power, determined on the basis of the number of shares of Voting Stock actually outstanding, that is controlled directly or indirectly by GSK and its Affiliates.

        1.50    "Hatch-Waxman Certification" shall have the meaning set forth in Section 13.3.

        1.51    "Housemark" means the name and logo of GSK or Theravance or any of their respective Affiliates as identified by one Party to the other from time to time.

        1.52    "Indemnified Party" shall have the meaning set forth in Section 12.3.1.

        1.53    "Indemnifying Party" shall have the meaning set forth in Section 12.3.1.

        1.54    "Initial Due Diligence Commencement Date" shall have the meaning set forth in Sections 4.2.1(a), 4.2.2(a) and 4.2.2(b).

        1.55    "Initiation of a Phase I Study" shall have the meaning set forth in Section 6.2.2.

        1.56    "Initiation of a Phase III Study" shall have the meaning set forth in Section 6.2.2.

        1.57    "Interim Period" shall have the meaning set forth in Section 4.3.2.

        1.58    "Invention" means any discovery (whether patentable or not) invented during the Term as a result of research, Development or manufacturing activities and specifically related to an Alliance Product hereunder.

        1.59    "Investigational Authorization" means, with respect to a Country, the regulatory authorization required to investigate an Alliance Product in such Country as granted by the relevant Governmental Authority.

        1.60    "Joint Invention" means an Invention that is invented jointly by employees and/or agents of both Theravance and GSK hereunder and the patent rights in such Invention.

        1.61    "Joint Program Committee" shall have the meaning set forth in Section 3.3.

        1.62    "Joint Steering Committee" shall have the meaning set forth in Section 3.2.

        1.63    "Launch" shall have the meaning set forth in Section 6.2.2.

        1.64    "Laws" means all laws, statutes, rules, regulations (including, without limitation, current Good Manufacturing Practice Regulations as specified in 21 C.F.R. (S) 210 and 211; Investigational New Drug Application regulations at 21 C.F.R. (S) 312; NDA regulations at 21 C.F.R. (S) 314, relevant provisions of the Federal Food, Drug and Cosmetic Act, and other laws and regulations enforced by the FDA), ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

        1.65    "Litigation Condition" shall have the meaning set forth in Section 12.3.2.

        1.66    "Long Acting Muscarinic Antagonist Respiratory Discovery Criteria" shall have the meaning set forth in Schedule 1.66.

        1.67    "Losses" means any and all damages (including all incidental, consequential, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including without limitation court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Claim of a Third Party.

        1.68    "Major Market Country" means each of the United States, Canada, Japan, France, United Kingdom, Italy, Germany and Spain.

        1.69    "Marketing Authorization" means, with respect to a Country, the regulatory authorization required to market and sell an Alliance Product in such Country as granted by the relevant Governmental Authority.

        1.70    "Marketing Authorization Approval" means approval by a Governmental Authority for sale of a pharmaceutical product for human use, including any applicable pricing, final labeling or reimbursement approvals.

        1.71    "Marketing Plan" means for each relevant Alliance Product the global plan prepared by GSK identifying the core strategic, commercial and promotional claims and objectives for the specific Alliance Product as reviewed under Section 5.1.

        1.72    "Muscarinic Antagonist-Beta Agonist Respiratory Discovery Criteria" shall have the meaning set forth in Schedule 1.72.

        1.73    "NDA" means a new drug application or supplemental new drug application or any amendments thereto submitted to the FDA in the United States.

        1.74    "NDA Acceptance" shall mean the written notification by the FDA that the NDA has met all the criteria for filing acceptance pursuant to 21 C.F.R.(S)314.101.

        1.75    "Net Sales" means [*] GSK, its Affiliates or their licensees (or such licensees' Affiliates) to a Third Party, less the following to the extent borne by the seller and not taken into account in determining gross sales price: (a) [*]; (b) [*] which [*] (c) [*]; (d) any other adjustments required [*]. Net Sales shall exclude Samples distributed in the usual course of business.

        1.76    "Net Sales Report" shall have the meaning set forth in Section 6.4.2.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.77    "Non-validated Target" means a biological drug target against which no drug has received Marketing Authorization Approval.

        1.78    "Officers" shall have the meaning set forth in Section 3.2.5.

        1.79    "Opt-In Right" shall have the meaning set forth in Section 4.2.

        1.80    "OUS Filings" shall have the meaning set forth in Section 13.1.1.

        1.81    "Patent Infringement Claim" shall have the meaning set forth in Section 13.2.1.

        1.82    "Patent Infringement Notice" shall have the meaning set forth in Section 13.2.2.

        1.83    "PCT" shall have the meaning set forth in Section 13.1.1.

        1.84    "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other business organization.

        1.85    "Phase I Studies" means that portion of the Development Plan or Development relating to each Alliance Product which provides for the first introduction into humans of such Alliance Product including small scale clinical studies conducted in normal volunteers to obtain information on such Alliance Product's safety, tolerability, pharmacological activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness.

        1.86    "Phase II Studies" means that portion of the Development Plan or Development relating to each Alliance Product which provides for well controlled clinical trials of such Alliance Product in patients, including clinical studies conducted in patients with the disease or condition, and designed to evaluate clinical efficacy and safety for such Alliance Product for one or more indications, and/or to obtain an indication of the dosage regimen required.

        1.87    "Phase IIa Study" means a controlled study conducted in patients with the disease or condition designed to evaluate clinical efficacy and safety for such Alliance Product for one or more indications using generally accepted primary clinical endpoint(s). For the avoidance of doubt, a Phase IIa Study shall not be a study designed [*].

        1.88    "Phase IIb Study" means the definitive study or studies in patients with the disease or condition designed to evaluate clinical efficacy and safety for such Alliance Product for one or more indications, and/or to obtain the dosage regimen required for subsequent Phase III Studies.

        1.89    "Phase III Studies" means that portion of the Development Plan or Development relating to each Alliance Product which provides for large scale, pivotal, clinical studies conducted in a sufficient number of patients and whose primary objective is to obtain a definitive evaluation of the therapeutic efficacy and safety of the Alliance Product in patients for the particular indication in question that is needed to evaluate the overall risk-benefit profile of the Alliance Product and to provide adequate basis for obtaining requisite regulatory approval(s) and product labeling.

        1.90    "Phase IV Studies" means a study or studies for an Alliance Product that is initiated after receipt of a Marketing Authorization for an Alliance Product and is principally intended to support the marketing and Commercialization of such Alliance Product, including without limitation investigator initiated trials, clinical experience trials and studies conducted to fulfill local commitments made as a condition of any Marketing Authorization.

        1.91    "POC Validated Target Data" means the material, data and supporting documentation relating to achievement of clinical proof of concept by a Theravance Compound, prepared by Theravance and delivered to GSK in sufficient detail and which enables GSK to determine whether or not to exercise its Opt-In Right with respect to such Discovery Program in accordance with Section 4.2.2(a).

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.92    "POC Non-Validated Target Data" means the material, data and supporting documentation relating to achievement of clinical proof of concept by a Theravance Compound, prepared by Theravance and delivered to GSK in sufficient detail and which enables GSK to determine whether or not to exercise its Opt-In Right with respect to such Discovery Program in accordance with Section 4.2.2(b).

        1.93    "Product Supplier" means any manufacturer, packager or processor of an Alliance Product for development, marketing and sale.

        1.94    "Promotional Materials" means the core written, printed, video or graphic advertising, promotional, educational and communication materials (other than Alliance Product labeling) for marketing, advertising and promotion of the Alliance Products.

        1.95    "Receiving Party" shall have the meaning set forth in Section 1.23.

        1.96    "Recording Party" shall have the meaning set forth in Section 6.10.

        1.97    "Respiratory Compound" means a compound discovered by Theravance intended for the treatment of respiratory disease [*] and that meets the Respiratory Discovery Criteria.

        1.98    Respiratory Discovery Criteria" means the requirements that a compound within a Respiratory Discovery Program must meet before the Development Candidate Data is then delivered to GSK under Section 4.2.1. The Long-Acting Muscarinic Antagonist Compound Criteria and the Muscarinic Antagonist—Beta Agonist Bronchodilator Compound Criteria are each attached hereto as Schedule 1.66 and 1.72, respectively. The Respiratory Discovery Criteria for any Additional Respiratory Discovery Program initiated pursuant to the Alliance formed under this Agreement will be (i) comparable in scope and detail with the criteria set forth in Schedules 1.66 and 1.72 hereto, and (ii) established by mutual written agreement of the Parties at the time of notification of initiation of such Additional Respiratory Discovery Program by Theravance to GSK pursuant to Section 4.1.

        1.99    "Respiratory Discovery Program" shall mean any Theravance Discovery Program having the goal of [*].

        1.100    "Research Term" shall have the meaning set forth in Section 3.1.1.

        1.101    "Reversion Program" shall have the meaning set forth in Sections 4.2.1(a), 4.2.2(a) and 4.2.2(b)(i).

        1.102    "ROW" means Countries other than the Major Market Countries.

        1.103    "Samples" means Alliance Product packaged and distributed as a complimentary trial for use by patients in the Territory.

        1.104    "Specific Alliance Product Development & Commercialization Appendix" shall have the meaning set forth in Sections 4.2.1(a), 4.2.2(a)(i) and 4.2.2(b)(i).

        1.105    "Subsequent Theravance Compound" shall have the meaning set forth in Sections 4.2.1(b), 4.2.2(a)(ii) and 4.2.2(b)(ii).

        1.106    "Successful completion of a Phase II Study" shall have the meaning set forth in Section 6.2.2.

        1.107    "Taxes" shall have the meaning set forth in Section 6.9.1.

        1.108    "Technical Failure" means the discontinuation of Development of an Alliance Product for [*] reasons, such as but not limited to [*] the inability to [*], or demonstration of [*] currently marketed products, or inability to produce [*] with acceptable [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.109    "Technology Transfer Package" means all Theravance Confidential Information and Theravance Know-How relating to: (1) the lead Theravance Compound in the relevant Alliance Program, as well as any back-up and follow up Theravance Compound for which Theravance in good faith believes there is sufficient in vivo data and which are part of such Alliance Program; (2) where applicable, all information regarding the bulk drug substance and finished dosage form(s) and methods of manufacturing the same, including without limitation analytical methods; and (3) the full disclosure of all information relating to the lead Theravance Compound and any such back-up Theravance Compound (including, where applicable and without limitation, clinical and protocol results, analytical methodologies, bulk and final product manufacturing processes, batch records, pre-formulation studies, reports summarizing development pharmaceutics, vendor information, validation documentation, regulatory documentation, patent information), regulatory filings, transfer of information related to regulatory information and filings, pre-clinical and clinical data, adverse event data, regulatory correspondence (including records of meetings and telephone conversations), analyses, and manufacturing data.

        1.110    "Term" means, on a Country-by-Country and Alliance Product-by-Alliance Product basis, the period from the Effective Date until the later of (a) the expiration or termination of the last Valid Claim of a Patent Right covering the Alliance Compound in such Country, or (b) fifteen (15) years from First Commercial Sale in such Country, unless this Agreement is terminated earlier in accordance with Article 14.

        1.111    "Terminated Alliance Product" means a Terminated Development Alliance Product or a Terminated Commercialized Alliance Product.

        1.112    "Terminated Commercialized Alliance Product" shall have the meaning set forth in Section 14.4.

        1.113    "Terminated Development Alliance Product" shall have the meaning set forth in Section 14.3.

        1.114    "Terminated Non-Respiratory Commercialized Alliance Product" shall have the meaning set forth in Section 14.5.3(a).

        1.115    "Terminated Non-Respiratory Development Alliance Product" shall have the meaning set forth in Section 14.5.2(a).

        1.116    "Terminated Respiratory Commercialized Alliance Product" shall have the meaning set forth in Section 14.5.3(b).

        1.117.    "Terminated Respiratory Development Alliance Product" shall have the meaning set forth in Section 14.5.2(b).

        1.118    "Territory" means worldwide.

        1.119    "Theravance Compound" means a chemical entity, including all of [*], that results from a Discovery Program.

        1.120    "Theravance Invention" means an Invention that is invented by an employee or agent of Theravance solely or jointly with a Third Party.

        1.121    "Theravance Know-How" means all present and future information directly relating to an Alliance Product that is required for GSK to perform its obligations or exercise its rights under this Agreement and which up until five (5) years after the First Commercial Sale of such Alliance Product is in Theravance's or any of its Affiliates' possession or control and is or are, or becomes owned by, or otherwise may be licensed (provided there are no restrictions on Theravance thereof) by, Theravance. Theravance Know-How does not include any Theravance Patents.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.122    "Theravance Patents" means all present and future patents and patent applications including United States provisional applications and any continuations, continuations-in-part, divisionals, registrations, confirmations, revalidations, reissues, Patent Cooperation Treaty applications, certificates of addition, utility models, design patents, petty patents as well as all other intellectual property related to the application or patent including extensions or restorations of terms thereof, pediatric use extensions, supplementary protection certificates or any other such right covering an Alliance Product(s) or the Theravance Inventions which are or become owned by Theravance or Theravance's Affiliates, or as to which Theravance or Theravance's Affiliates are or become licensed, now or in the future, with the right to grant the sublicense rights granted to GSK under this Agreement, which patent rights cover the making, having made, use, offer for sale, sale or importation of the Alliance Product(s). For the avoidance of doubt, Theravance Patents shall include Theravance's interest in any patents covering Joint Inventions.

        1.123    "Third Party" means a Person who is not a Party or an Affiliate of a Party.

        1.124    "Third Party Claim" shall have the meaning set forth in Section 12.3.1.

        1.125    "Top-Up Fees" shall have the meaning set forth in Section 4.3.2

        1.126    "Trademarks" shall have the meaning set forth in Section 2.3.1.

        1.127    "United States" means the United States, its territories and possessions.

        1.128    "Valid Claim" means any claim(s) pending in a patent application or in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not has been admitted to be invalid or unenforceable through reissue or disclaimer.

        1.129    "Validated Target" means a biological drug target against which any drug has received Marketing Authorization Approval.

        1.130    "Voting Stock" means the outstanding securities of Theravance having the right to vote generally in any election of Directors to the Board of Directors of Theravance.

        1.131    "Weighted Average Sales Price" means the average sales price calculated by [*], where applicable.

        1.132    "Withholding Party" shall have the meaning set forth in Section 6.9.1.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 2
RIGHTS AND OBLIGATIONS

        2.1    License Grants from Theravance to GSK.

          2.1.1    Development License.    Effective only upon a Theravance Compound becoming an Alliance Product and on an Alliance Product-by-Alliance Product basis, and subject to the terms of this Agreement, including without limitation Section 2.2, Theravance grants to GSK, and GSK accepts, an exclusive (except as to Theravance and its Affiliates) license under the Theravance Patents and Theravance Know-How to make, have made, use and Develop Alliance Products for Commercialization in the Territory.

          2.1.2    Commercialization License.    Subject to the terms of this Agreement, including without limitation Section 2.2 and Theravance's Co-Promotion rights in Section 5.3.2, Theravance hereby grants to GSK, and GSK accepts, an exclusive license under the Theravance Patents and Theravance Know-How to make, have made, use, sell, offer for sale and import Alliance Products in the Territory.

          2.1.3    Manufacturing License.    Subject to the terms of this Agreement, including without limitation Section 2.2, Theravance grants to GSK an exclusive license under the Theravance Patents and Theravance Know-How to make and have made API Compound or formulated Alliance Product in the Territory.

          2.1.4    Licenses to Third Parties.    The licenses granted to GSK under Sections 2.1.1, 2.1.2 and 2.1.3 shall not prevent Theravance from granting licenses to Third Parties under Theravance Patents and Theravance Know-How for a purpose other than the research in connection with or the Development, manufacture or Commercialization of an Alliance Product. For the avoidance of doubt, in no event shall any such license to a Third Party as contemplated by the preceding sentence of this Section 2.1.4 conflict with the terms and provisions of this Agreement, including but not limited to Theravance's obligations, and GSK's concomitant rights, in respect of the delivery up of any Discovery Program, and GSK's Opt-In Rights thereof, as more particularly set forth in Article 4.

        2.2    Sublicensing and Subcontracting.    GSK may sublicense or subcontract its rights to Develop, Manufacture or Commercialize the Alliance Products in whole or in part to one or more of its Affiliates, provided that the rights sublicensed or subcontracted to such Affiliate shall automatically terminate upon any event in connection with which such Affiliate ceases to be an Affiliate of GSK. GSK may also sublicense or subcontract any of GSK's rights to Develop or Manufacture the Alliance Products, in whole or in part, to one or more Third Parties. In the event GSK wishes to sublicense or subcontract any of GSK's rights to Commercialize the Alliance Products, in whole or in part, to one or more Third Parties, GSK shall obtain the prior written consent of Theravance, such consent not to be unreasonably withheld, provided always that no such restriction shall apply in respect of those countries of the Territory wherein GSK is or has been required under applicable local laws to appoint a Third Party as its distributor or marketing partner. GSK shall secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor granted by it under this Agreement, including, but not limited to, intellectual property rights and confidentiality obligations in any such agreement or other relationship, to ensure that such sublicensee can comply with all of GSK's covenants and obligations to Theravance under this Agreement. GSK's rights to sublicense, subcontract or otherwise transfer its rights granted under Section 2.1 are limited to those expressly set forth in this Section 2.2.

        2.3    Trademarks and Housemarks.

          2.3.1    Trademarks.    The Alliance Products shall be Commercialized under trademarks (the "Trademarks") and trade dress selected by the Joint Program Committee and approved by the Joint Steering Committee. Prior to any such proposed Trademark(s) being submitted to the Joint Program Committee, GSK shall be responsible for undertaking their preliminary selection. GSK shall exclusively own all Trademarks, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Trademarks and all costs and expenses related thereto. GSK shall also exclusively own all trade dress and copyrights associated with the Alliance Products. Nothing herein shall create any ownership rights of Theravance in and to the Trademarks or the copyrights and trade dress associated with the Alliance Products.

          2.3.2    Housemarks.    Each Party shall enter into appropriate licenses and covenants in respect of its or its Affiliates' use of the other Party's Housemarks at such time as the Joint Steering Committee determines prior to Commercialization of the applicable Alliance Product. Such licenses shall ensure that each Party acknowledges the goodwill and reputation that has been associated with the other Party's Housemarks over the years, and shall use such Housemarks in a manner that maintains and promotes such goodwill and reputation and is consistent with trademark guidelines. Further, such licenses shall ensure that each Party shall take all reasonable precautions and actions to protect the goodwill and reputation that has inured to the other Party's Housemarks, shall refrain from doing any act that is reasonably likely to impair the reputation of such Housemarks, and shall cooperate fully to protect such Housemarks.

ARTICLE 3
GOVERNANCE OF RESEARCH, DEVELOPMENT AND
COMMERCIALIZATION OF ALLIANCE PRODUCTS

        3.1    Discovery Programs.    Subject to the terms of this Agreement, GSK will have an option to obtain exclusive rights to any Discovery Program that exists or that is initiated during the Research Term. For the avoidance of doubt, in respect of any new Discovery Program that is initiated by Theravance during the Research Term, the provisions of Article 4 shall apply in respect of both Theravance's obligation to offer such Discovery Program to the Alliance and GSK's Opt-In Rights in relation thereto, even if at the time such Discovery Program is actually ready to be offered by Theravance to GSK under Section 4.2 the Research Term may have then expired.

          3.1.1    Research Term.    Subject to the terms of this Agreement, Theravance shall have sole responsibility for the conduct of all activities under each Discovery Program. The Research Term (the "Research Term") will be the period beginning on the Effective Date and ending on September 1, 2007 unless (i) terminated earlier in accordance with the provisions of this Agreement or (ii) extended by mutual agreement of the Parties or (iii) automatically extended for an additional five (5) year period commencing on September 1, 2007 if, pursuant to the Governance Agreement to be entered into between the Parties in the form attached hereto as Schedule 6.1.3(A), GSK's Percentage Interest exceeds fifty per cent (50%) at the Call/Put Termination Date (as defined in the Governance Agreement). If however, pursuant to the Governance Agreement, GSK's Percentage Interest is 50.1% or greater and thereafter GSK breaches its obligation not to dispose of beneficial ownership of Voting Stock prior to September 1, 2012, the Research Term shall end simultaneously with such breach and accordingly all of GSK's future Opt-In Rights to Theravance's Discovery Programs on or after such date of breach (but not, for the avoidance of doubt, any pre-existing Alliance Program in respect of which GSK has already exercised its Opt-In Right) shall terminate forthwith.

        3.2    Joint Steering Committee.

          3.2.1    Purpose.    The purposes of the Joint Steering Committee shall be (i) to determine the overall strategy for this alliance between the Parties and (ii) to coordinate the Parties' activities hereunder. The Parties intend that their respective organizations will work together and will use Diligent Efforts to assure success of the alliance.

          3.2.2    Members; Officers.    Within thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the "Joint Steering Committee"), which shall consist of eight (8) members, four (4) of whom shall be designated by each of GSK and Theravance and shall have appropriate expertise, with at least one (1) member from GSK being its Senior Vice-President, Drug Discovery, and one member from Theravance being its Executive Vice President, Research. Subject to the foregoing requirement, each of GSK and Theravance may replace its other representatives on the Joint Steering Committee at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party's designee at any meeting of the Joint Steering Committee. GSK and Theravance each may, on advance written notice to the other Party, invite non-member representatives of such Party to attend meetings of the Joint Steering Committee. The Joint Steering Committee shall be chaired on an annual rotating basis by a representative of either Theravance or GSK, as applicable, on the Joint Steering Committee, with Theravance providing the first such chairperson. The chairperson shall appoint a secretary of the Joint Steering Committee, who shall be a representative of the other Party and who shall serve for the same annual term as such chairperson.

          3.2.3    Responsibilities.    The Joint Steering Committee shall perform the following functions:

            (a)   Review the status and progress of all Discovery Programs (through updates provided to the Joint Steering Committee by Theravance as contemplated and required by Section 4.1), including any additional work related to any Discovery Program as contemplated by Sections 4.2.1(b) and 4.2.2(b);

            (b)   Oversee the Development and Commercialization of the Alliance Products pursuant to the terms of this Agreement;

            (c)   Review the Development Plans and the Marketing Plans for Alliance Products and any material amendments to the Development Plans and Marketing Plans;

            (d)   At each meeting of the Joint Steering Committee, review Net Sales for the year-to-date as available;

            (e)   Review the progress of any Joint Program Committee;

            (f)    Review the Trademarks selected under Section 2.3;

            (g)   Subject to GSK's termination rights under and in accordance with Article 14, review and approve "go/no-go" decisions and other matters referred to the Joint Steering Committee, including, without limitation, the continued Development of a particular Alliance Product except that, notwithstanding the foregoing, GSK shall always be required, through the Joint Steering Committee, to notify Theravance of, and obtain Theravance's consent (such consent not to be unreasonably withheld) to:

                (i)  any anticipated and/or actual cumulative delay of more than [*] between each key progression point in the Development of a particular Alliance Product (where "key progression point in the Development of a particular Alliance Product" for this purpose shall mean the planned initiation of either a Phase I Study, a Phase II Study or a Phase III Study for such Alliance Product, as applicable); and

               (ii)  any GSK wish to cease Development of a lead Theravance Compound in an Alliance Program (other than for Technical Failure) where, instead of termination of the relevant Alliance Program under Section 14, GSK wishes to progress Development of the relevant back-up Theravance Compound in such Alliance Program and such proposed activity will or is likely to result in a corresponding delay in Development within such Alliance Program of more than [*];

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            (h)   Oversee life cycle management of, and intellectual property protection for, the Alliance Products;

            (i)    In accordance with the procedures established in Section 3.2.5, resolve disputes, disagreements and deadlocks unresolved by the Joint Program Committee; and

            (j)    Have such other responsibilities as may be assigned to the Joint Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

          3.2.4    Meetings.    The Joint Steering Committee shall meet at least quarterly during every Calendar Year (of which at least two such meetings shall be face-to-face meetings), and more or less frequently (i) as mutually agreed by the Parties or (ii) as required to resolve disputes, disagreements or deadlocks in the Joint Program Committee, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Steering Committee within thirty (30) days after the establishment of the Joint Steering Committee. The Joint Steering Committee shall arrange to meet in person or convene otherwise to review any Development Plans or Marketing Plans, if any, submitted to the Joint Steering Committee in each Calendar Year so that such plans will be reviewed within thirty (30) days following submission to the Joint Steering Committee. To the extent any such Development Plans or Marketing Plans need to be reformulated by the Joint Program Committee, such plans shall be reviewed by the Joint Steering Committee as soon as reasonably practicable after resubmission of same. Meetings of the Joint Steering Committee that are held in person shall alternate between offices of GSK and Theravance, or such other place as the Parties may agree. In addition to face to face meetings the Joint Steering Committee may also be held by means of telecommunications or, video conferences as deemed appropriate by the Parties.

          3.2.5    Decision-Making.

            (a)   The Joint Steering Committee may make decisions with respect to any subject matter that is subject to the Joint Steering Committee's decision-making authority and functions as set forth in Section 3.2.3. Except as specified in Section 3.2.5(b), all decisions of the Joint Steering Committee shall be made by consensus, with the representatives from each Party presenting a unified position on behalf of such Party. The Joint Steering Committee shall use Diligent Efforts to resolve the matters within its roles and functions or otherwise referred to it.

            (b)   With respect to any issue, if the Joint Steering Committee cannot reach consensus within ten (10) Business Days after the matter has been brought to the Joint Steering Committee's attention, then such issue shall be referred to the Chief Executive Officer of Theravance and either the Chairman of GSK R&D (if the issue relates to a discovery and/or development matter) or the Chief Executive Officer of GSK (if the issue relates to a commercial matter) (collectively, the "Officers") for resolution. The Parties accept that the use of the Officers for resolution of any unresolved issues will be on an exceptional basis. In the event that the use of the Officers occurs on more than two occasions in any consecutive twelve (12) month period and such disputes are not related to Commercial Conflict issues, then GSK will from then on retain the final vote within the Joint Steering Committee for all issues other than Commercial Conflict. If the Officers are unable to reach consensus within thirty (30) days after the matter has been referred to them, the final decision on such disputed issue will reside with GSK; provided, however, that if the disputed issue involves [*], then the final decision will be made by a mutually acceptable Third Party mediator. Either Party can initiate such mediation on [*] to the other Party. The Parties will use best efforts to agree on a mediator within such [*]. Such mediation will occur as promptly as practicable following selection of the mediator and will be held in [*]. The decision of the mediator will be final and binding on the Parties; provided that either Party shall retain all rights to bring an action against the other for damages and other monetary relief related to or arising out of the issue decided by the mediator.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        3.3    Joint Program Committee.

          3.3.1    Purpose.    The purposes of each Joint Program Committee shall be to manage the Parties' day-to-day activities hereunder with respect to each corresponding Alliance Program. For the avoidance of doubt, there will be a separate Joint Program Committee for each Alliance Program (unless, in certain circumstances, the Parties mutually agree upon the appropriateness of combining two or more Joint Program Committees).

          3.3.2    Members; Officers.    Within ten (10) days after each relevant Theravance Compound in a Discovery Program is accepted by GSK as an Alliance Product, the Parties shall establish a Program Committee for such Alliance Product (the "Joint Program Committee"), and GSK and Theravance shall designate an equal number of representatives, up to a maximum total of eight (8) members on such Joint Program Committee, with a maximum of four (4) from each Party. Each of GSK and Theravance may replace any or all of its representatives on the Joint Program Committee at any time upon written notice to the other Party. Such representatives shall include individuals who have the relevant experience and expertise for the next twelve months as included in the Development Plan for the relevant Alliance Product. A Party may designate a substitute to temporarily attend and perform the functions of such Party's designee at any meeting of the Joint Program Committee. GSK and Theravance each may, on advance written notice to the other Party, invite non-member representatives of such Party to attend meetings of the Joint Program Committee. The Joint Program Committee shall be chaired by a representative of GSK. The chairperson shall appoint a secretary of the Joint Program Committee, who shall be a representative of Theravance.

          3.3.3    Responsibilities.    Each Joint Program Committee shall perform the following functions:

            (a)   Review the Development Plan(s) in relation to the relevant Alliance Product as prepared by GSK;

            (b)   On an annual rolling basis beginning within six months of the establishment of the Joint Program Committee, update and amend any initial Development Plan and review the Development Plan for the relevant Alliance Product for the following Calendar Year so that it can immediately thereafter submit such proposed Development Plan to the Joint Steering Committee for review;

            (c)   At each meeting of the Joint Program Committee, review and recommend to the Joint Steering Committee any material amendments or modifications to the Development Plan(s) for such Alliance Product;

            (d)   Review and recommend to the Joint Steering Committee "go/no-go" decisions for the Development of the relevant Alliance Product;

            (e)   Review the Marketing Plans where appropriate;

            (f)    Review and recommend to the Joint Steering Committee any material amendments or modifications to the Marketing Plans;

            (g)   Discuss the state of the markets for the relevant Alliance Product and opportunities and issues concerning the Commercialization of such Alliance Product, including consideration of marketing and promotional strategy, marketing research plans, labeling, Alliance Product positioning and Alliance Product profile issues;

            (h)   At each meeting of the Joint Program Committee, review the status of all Studies conducted on the relevant Alliance Product and any results therefrom;

            (i)    At each meeting of the Joint Program Committee, review Net Sales in relation to the relevant Alliance Product for the year-to-date, as available; and

            (j)    Have such other responsibilities as may be assigned to the Joint Program Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties through the Joint Steering Committee from time to time.

          3.3.4    Meetings.    The Joint Program Committee shall meet at least once during every Calendar Quarter, and more frequently as GSK and Theravance mutually agree on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Program Committee as a face to face meeting within thirty (30) days after the establishment of the Joint Program Committee. Meetings of the Joint Program Committee that are held in person shall alternate between the offices of GSK and Theravance, or such other place as the Parties may agree and such face to face meetings shall occur no less than twice a year. The remaining meetings may be held by means of telecommunications or video conferences as deemed appropriate. Following Commercialization of the relevant Alliance Product in the first Major Market, the Joint Program Committee shall meet twice a year with only one annual face to face meeting required.

          3.3.5    Decision-Making.    The Joint Program Committee may make decisions with respect to any subject matter that is subject to the Joint Program Committee's decision-making authority and functions as set forth in Section 3.3.3. All decisions of the Joint Program Committee shall be made by consensus, with the representatives from each Party presenting a unified position on behalf of such Party. If the Joint Program Committee cannot reach consensus within ten (10) Business Days after it has first met and attempted to reach such consensus, the matter shall be referred on the eleventh (11th) Business Day to the Joint Steering Committee for resolution.

        3.4    Minutes of Committee Meetings.    Definitive minutes of all committee meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain as follows:

          3.4.1    Distribution of Minutes.    Within ten (10) days after a committee meeting, the secretary of such committee shall prepare and distribute to all members of such committee draft minutes of the meeting. Such minutes shall provide a list of any issues yet to be resolved, either within such committee or through the relevant resolution process.

          3.4.2    Review of Minutes.    The Party members of each committee shall have ten (10) days after receiving such draft minutes to collect comments thereon and provide them to the secretary of such committee.

          3.4.3    Discussion of Comments.    Upon the expiration of such second ten (10) day period, the Parties shall have an additional ten (10) days to discuss each other's comments and finalize the minutes. The secretary and chairperson(s) of such committee shall each sign and date the final minutes. The signature of such chairperson(s) and secretary upon the final minutes shall indicate each Party's assent to the minutes.

        3.5    Expenses.    Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a committee.

        3.6    General Guidelines and Initial Coordination Efforts.    In all matters related to the collaboration established by this Agreement, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to maximize the economic potential of Alliance Products. In all matters relating to this Agreement, the Parties shall seek to comply with good pharmaceutical and environmental practices. The Parties intend, following the Effective Date, to organize meetings of internal staff to communicate and explain the provisions of this Agreement to ensure the efficient and timely Development and Commercialization of the Alliance Products.

ARTICLE 4
DELIVERY OF THERAVANCE COMPOUNDS AND
DEVELOPMENT OF ALLIANCE PRODUCTS

        4.1    Delivery of Theravance Compounds.    During the Research Term it is Theravance's goal to discover and deliver to the Alliance:

            (i)  in the case of each Respiratory Discovery Program, a lead Respiratory Compound and a back-up Respiratory Compound, each in a different structural class, each of which meets the relevant Respiratory Discovery Criteria established by the Parties for such compounds;

           (ii)  in the case of each non-respiratory Discovery Program directed at a Validated Target, a Theravance Compound that has successfully completed a Phase IIa Study and, excepting the following two Existing Discovery Programs: [*] (as more particularly referred to in Schedule 1.36), a back-up compound at Development Candidate stage in a different structural class; and

          (iii)  in the case of each non-respiratory Discovery Program directed at a Non-validated Target, a Theravance Compound that has successfully completed the Phase IIb Study and a back-up compound at Development Candidate Stage in a different structural class.

In relation to its achievement of the foregoing goals, Theravance shall use Diligent Efforts at all times, it being understood, however, that Theravance shall maintain at all times sole decision making authority with respect to its Discovery Programs, including without limitation decisions relating to initiation and termination of Discovery Programs, and staffing and resource allocation between and among Discovery Programs. Through the Joint Steering Committee, Theravance shall provide GSK with updates of the status and progress of each Existing Discovery Program and any Additional Discovery Program that has been initiated, or whose initiation is at such time under consideration and shall consider any comments and further input from GSK in relation to same.

          4.1.2    Theravance Funding Responsibility.    Theravance shall bear all costs and expenses associated with any Discovery Program.

          4.1.3    GSK Assistance.    Without prejudice to the foregoing, GSK will endeavor to provide Theravance, upon Theravance's request, and at GSK's sole discretion, such assistance as may be reasonably required by Theravance to achieve this objective, which such assistance may include providing directly or through GSK's vendors, assistance in (i) [*], (ii) [*], (iii) [*], (iv) [*], and (v) [*].

          4.1.4.    Additional Discovery Programs.    Theravance shall use Diligent Efforts at all times to initiate at least three new full Discovery Programs during the Research Term. Theravance shall inform GSK, through the Joint Steering Committee, of the initiation of any Additional Discovery Program and the Parties, through the Joint Steering Committee, shall also mutually agree at that point whether or not such Additional Discovery Program is directed at Validated or Non-Validated Targets. For the avoidance of doubt, the Parties agree that Theravance's existing programs set forth on Schedule 1.36 are each Discovery Programs directed at Validated Targets.

        4.2    GSK Opt-In Rights.    GSK shall have the exclusive option (in each case, an "Opt-in Right") on a Discovery Program-by-Discovery Program basis, to Develop and Commercialize any Theravance Compound arising out of each such Discovery Program pursuant to the terms and conditions of this Agreement, and as more fully set forth below in this Section 4.2. For the avoidance of doubt, GSK may exercise its Opt-In Right at any time up through the applicable sixty (60) day periods following the Date of Final Delivery of Opt-In Data set forth in Sections 4.2.1 and 4.2.2.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          4.2.1    Existing and Additional Respiratory Discovery Programs.

            (a)   At the appropriate time in respect of each Existing or Additional Respiratory Discovery Program, and upon the provision to GSK of at least two (2) days advance written notice, Theravance shall deliver on such date ("Initial Due Diligence Commencement Date") and to GSK's appointed designee (in a manner and format to be specified by GSK), all available Development Candidate Data on the first Theravance Compound ("First Theravance Compound") in an Existing or Additional Respiratory Discovery Program (it being recognized, and it being in the contemplation of the Parties, that not all but a substantial amount of Development Candidate Data on the First Theravance Compound in the relevant Discovery Program will be made available at this point). At such time, and in light of GSK's funding obligations under Section 4.3.2, Theravance shall also deliver up to GSK an outline budget of its proposed expenditures in relation to such Discovery Program for the next one hundred and twenty (120) days) (which such proposed expenditures shall be proposed net external expenditures only, including any planned Third Party contracting and future committed expenditures, but shall not, for the avoidance of doubt include the internal salary costs of Theravance employees). If such outline budget is [*] or less, it shall remain in Theravance's sole discretion; provided, however, GSK shall be permitted to bring to Theravance's attention areas of potential cost savings or comparable efficiencies and Theravance will reasonably consider any recommendations by GSK in this regard. To the extent that the outline budget exceeds [*], the Parties shall as promptly as possible meet and attempt to mutually agree either to changes in the schedule of activities such that the total budget for the relevant period does not exceed [*] or alternatively, if GSK agrees that the circumstances warrant activities that justify a budget in excess of such amount, a higher maximum budget. If the Parties cannot reach mutual agreement on any excess budgeted amounts then GSK shall not be obligated to pay for such excess budgeted amounts under Section 4.3.2. Within a further sixty days of the Initial Due Diligence Commencement Date, Theravance shall deliver to GSK final and complete Development Candidate Data in respect of such First Theravance Compound ("Date of Final Delivery of Opt-In Data"). To facilitate GSK's review throughout the aforesaid periods, Theravance shall deliver all such materials to GSK in a diligent, prompt and timely manner and shall respond promptly and fully to any GSK requests and/or queries raised as part of such review. It is hereby anticipated and acknowledged by the Parties that such process as contemplated hereunder shall take the form of as many face-to-face meetings between the Parties as GSK shall reasonably request of Theravance. GSK shall also notify Theravance of its most likely plans for Development in respect of such Alliance Program and such intent shall form the basis of the first Development Plan to be drawn up pursuant to Section 3.3.3. It is anticipated that the Parties will also endeavor to agree, where appropriate, any specific and/or additional terms related to GSK's proposed future Development and Commercialization activities in relation to such Alliance Program, particularly where appropriate provisions are not contained in this Agreement or, if such provisions are contained in this Agreement, such provisions are not, for whatever reason, relevant. It is further envisaged that such specific and/or additional terms will then be appended to this Agreement as a Specific Alliance Product Development & Commercialization Appendix. Within a further sixty (60) days after the Date of Final Delivery of Opt-In Data, GSK shall notify Theravance in writing as to whether or not it is exercising its Opt-In Right with respect to such Discovery Program. If GSK notifies Theravance in writing of its wish to exercise its Opt-In Right in respect of such Discovery Program, such notice of exercise shall not take effect until the date of satisfaction of the Alliance Program Closing Condition (the "Effective Date of GSK's Exercise of its Opt-In Right"). On the Effective Date of GSK's Exercise of its Opt-In Right, (i) such Discovery Program for which GSK has notified Theravance of its wish to exercise its Opt-In Right shall become an Alliance Program; (ii) any payment and/or compensation that becomes payable by GSK to Theravance as a consequence, including but not limited to the payment of an Opt-In Fee and/or any relevant Development Milestone, shall be paid by GSK to Theravance (subject to and in accordance with the further provisions of Article 6); and (iii) Theravance shall promptly deliver to GSK at no cost to GSK the Technology Transfer Package. If GSK elects not to exercise its Opt-In Right for such Discovery Program, or if the Alliance Program Closing Condition is not satisfied or is terminated pursuant to Section 15.15, the Discovery Program will revert in full to Theravance (a "Reversion Program") and Theravance will be entitled to pursue development of all compounds from such Reversion Program outside the Alliance alone or with a Third Party.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            (b)   If at the Date of Final Delivery of Opt-In Data, only data related to the First Theravance Compound is available, then, without prejudice to GSK's exercise of its Opt-In Right with respect to such Discovery Program in accordance with Section 4.2.1(a) (including but not limited to the specified process and timelines related thereto), Theravance shall, at Theravance's expense, diligently work toward the goal of delivering up to GSK within a further [*] from the Date of Final Delivery of Opt-In Data further discovery data related to such Discovery Program including but not limited to data related to any back-up Respiratory Compound which meets the relevant Respiratory Discovery Criteria ("Subsequent Theravance Compound(s)"). Further, if Development of the First Theravance Compound is subsequently discontinued and/or terminated by GSK for reasons of Technical Failure and for whatever reason no Subsequent Theravance Compound(s) in such Discovery Program exists or has been made available to GSK by Theravance or does not meet the relevant Respiratory Discovery Criteria on or before the expiration of [*] from the Date of Final Delivery of Opt-In Data, then the next payment to be made by GSK to Theravance under this Agreement (whether an Opt-In Fee, Development Milestone or any other payment) shall [*].

            (c)   If GSK elects not to exercise its Opt-In Right for any Discovery Program under Section 4.2.1, it will no longer have any Opt-In Right for any subsequent Theravance Compound arising out of the same Discovery Program.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          4.2.2    Non-respiratory Discovery Programs.

            (a)    Discovery Programs Directed at Validated Targets

                (i)  At the appropriate time in respect of each non-respiratory, Validated Target Discovery Program, and upon the provision to GSK of at least two (2) days advance written notice, Theravance shall deliver on such date ("the Initial Due Diligence Commencement Date") and to GSK's appointed designee (in a manner and format to be specified by GSK), all available POC Validated Target Data on the first Theravance Compound ("First Theravance Compound") in such non-respiratory, validated target Discovery Program (it being recognized, and it being in the contemplation of the Parties, that not all but a substantial amount of POC Validated Target Data on the First Theravance Compound in such non-respiratory, validated target Discovery Program will be made available at this point). At such time, and in light of GSK's funding obligations under Section 4.3.2, Theravance shall also deliver up to GSK an outline budget of its proposed expenditures in relation to such Discovery Program for the next one hundred and twenty (120) days) (which such proposed expenditures shall be proposed net external expenditures only, including any planned Third Party contracting and future committed expenditures, but shall not, for the avoidance of doubt include the internal salary costs of Theravance employees). If such outline budget is [*] or less, it shall remain in Theravance's sole discretion; provided, however, GSK shall be permitted to bring to Theravance's attention areas of potential cost savings or comparable efficiencies and Theravance will reasonably consider any recommendations by GSK in this regard. To the extent that the outline budget exceeds [*], the Parties shall as promptly as possible meet and attempt to mutually agree either to changes in the schedule of activities such that the total budget for the relevant period does not exceed [*] or alternatively, if GSK agrees that the circumstances warrant activities that justify a budget in excess of such amount, a higher maximum budget. If the Parties cannot reach mutual agreement on any excess budgeted amounts then GSK shall not be obligated to pay for such excess budgeted amounts under Section 4.3.2. Within a further sixty days of the Initial Due Diligence Commencement Date, Theravance shall deliver to GSK final and complete POC Validated Target Data in respect of such First Theravance Compound ("Date of Final Delivery of Opt-In Data"). To facilitate GSK's review throughout the aforesaid periods, Theravance shall deliver all such materials to GSK in a diligent, prompt and timely manner and shall respond promptly and fully to any GSK requests and/or queries raised as part of such review. It is hereby anticipated and acknowledged by the Parties that such process as contemplated hereunder shall take the form of as many face-to-face meetings between the Parties as GSK shall reasonably request of Theravance. GSK shall also notify Theravance of its most likely plans for Development in respect of such Alliance Program and such intent shall form the basis of the first Development Plan to be drawn up pursuant to Section 3.3.3. It is anticipated that, within such sixty (60) day period the Parties will also endeavor to agree, where appropriate, any specific and/or additional terms related to GSK's proposed future Development and Commercialization activities in relation to such Alliance Program, particularly where appropriate provisions are not contained in this Agreement or, if such provisions are contained in this Agreement, such provisions are not, for whatever reason, relevant. It is further envisaged that such specific and/or additional terms will then be appended to this Agreement as a Specific Alliance Product Development & Commercialization Appendix. Within a further sixty (60) days after Date of Final Delivery of Opt-In Data, GSK shall notify Theravance in writing as to whether or not it is exercising its Opt-In Right with respect to such Discovery Program. If GSK notifies Theravance in writing of its wish to exercise its Opt-In Right in respect of such Discovery Program, such notice of exercise shall not take effect until the date of satisfaction of the Alliance Program Closing Condition (the "Effective Date of GSK's Exercise of its Opt-In Right"). On the Effective Date of GSK's Exercise of its Opt-In Right, (i) such Discovery Program for which GSK has notified Theravance of its wish to exercise its Opt-In Right shall become an Alliance Program; (ii) any payment and/or compensation that becomes payable by GSK to Theravance as a consequence, including but not limited to the payment of an Opt-In Fee and/or any relevant Development Milestone, shall be paid by GSK to Theravance (subject to and in accordance with the further provisions of Article 6); and (iii) Theravance shall promptly deliver to GSK at no cost to GSK the Technology Transfer Package. If GSK elects not to exercise its Opt-In Right for such Discovery Program, or if the Alliance Program Closing Condition is not satisfied or is terminated pursuant to Section 15.15, the Discovery Program will become a Reversion Program (a "Reversion Program") and Theravance will be entitled to pursue development of all compounds from such Reversion Program outside the Alliance alone or with a Third Party.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               (ii)  Subject to the exclusion contained in Section 4.1(ii), if at the Date of Final Delivery of Opt-In Data, only data related to the First Theravance Compound is available, then, without prejudice to GSK's exercise of its Opt-In Right with respect to such Discovery Program in accordance with Section 4.2.2(a)(i) (including but not limited to the specified process and timelines related thereto), Theravance shall, at Theravance's expense, diligently work toward the goal of delivering up to GSK within a further [*] from the Date of Final Delivery of Opt-In Data further discovery data related to such Discovery Program including but not limited to data related to any back-up Non-respiratory Compound ("Subsequent Theravance Compound(s)"). Further, if Development of the First Theravance Compound is subsequently discontinued and/or terminated by GSK for reasons of Technical Failure and for whatever reason no Subsequent Theravance Compound(s) in such Discovery Program exists or has been made available to GSK by Theravance on or before the expiration of [*] from the Date of Final Delivery of Opt-In Data, then the next payment to be made by GSK to Theravance under this Agreement (whether an Opt-In Fee, Development Milestone or any other payment) shall [*].

              (iii)  If GSK elects not to exercise its Opt-In Right for any Discovery Program under Section 4.2.2(a)(i), it will no longer have any Opt-In Right for any subsequent Theravance Compound arising out of the same Discovery Program.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            (b)    Discovery Programs Directed at Non-validated Targets.

                (i)  At the appropriate time in respect of each non-respiratory, Non-Validated Target Discovery Program, and upon the provision to GSK of at least two (2) days advance written notice, Theravance shall deliver on such date ("the Initial Due Diligence Commencement Date") and to GSK's appointed designee (in a manner and format to be specified by GSK), all available POC Non-Validated Target Data on the first Theravance Compound ("First Theravance Compound") in such non-respiratory, non-validated target Discovery Program (it being recognized, and it being in the contemplation of the Parties, that not all but a substantial amount of POC Non-Validated Target Data on the First Theravance Compound in such non-respiratory, non-validated target Discovery Program will be made available at this point). At such time, and in light of GSK's funding obligations under Section 4.3.2, Theravance shall also deliver up to GSK an outline budget of its proposed expenditures in relation to such Discovery Program for the next one hundred and twenty (120) days) (which such proposed expenditures shall be proposed net external expenditures only, including any planned Third Party contracting and future committed expenditures, but shall not, for the avoidance of doubt include the internal salary costs of Theravance employees). If such outline budget is [*] or less, it shall remain in Theravance's sole discretion; provided, however, GSK shall be permitted to bring to Theravance's attention areas of potential cost savings or comparable efficiencies and Theravance will reasonably consider any recommendations by GSK in this regard. To the extent that the outline budget exceeds [*], the Parties shall as promptly as possible meet and attempt to mutually agree either to changes in the schedule of activities such that the total budget for the relevant period does not exceed [*] or alternatively, if GSK agrees that the circumstances warrant activities that justify a budget in excess of such amount, a higher maximum budget. If the Parties cannot reach mutual agreement on any excess budgeted amounts then GSK shall not be obligated to pay for such excess budgeted amounts under Section 4.3.2. Within a further sixty days of the Initial Due Diligence Commencement Date, Theravance shall deliver to GSK final and complete POC Non-Validated Target Data in respect of such First Theravance Compound ("Date of Final Delivery of Opt-In Data"). To facilitate GSK's review throughout the aforesaid periods, Theravance shall deliver all such materials to GSK in a diligent, prompt and timely manner and shall respond promptly and fully to any GSK requests and/or queries raised as part of such review. It is hereby anticipated and acknowledged by the Parties that such process as contemplated hereunder shall take the form of as many face-to-face meetings between the Parties as GSK shall reasonably request of Theravance. GSK shall also notify Theravance of its most likely plans for Development in respect of such Alliance Program and such intent shall form the basis of the first Development Plan to be drawn up pursuant to Section 3.3.3. It is anticipated that, within such sixty (60) day period the Parties will also endeavor to agree, where appropriate, any specific and/or additional terms related to GSK's proposed future Development and Commercialization activities in relation to such Alliance Program, particularly where appropriate provisions are not contained in this Agreement or, if such provisions are contained in this Agreement, such provisions are not, for whatever reason, relevant. It is further envisaged that such specific and/or additional terms will then be appended to this Agreement as a Specific Alliance Product Development & Commercialization Appendix. Within a further sixty (60) days after Date of Final Delivery of Opt-In Data, GSK shall notify Theravance in writing as to whether or not it is exercising its Opt-In Right with respect to such Discovery Program. If GSK notifies Theravance in writing of its wish to exercise its Opt-In Right in respect of such Discovery Program, such notice of exercise shall not take effect until the date of satisfaction of the Alliance Program Closing Condition (the "Effective Date of GSK's Exercise of its Opt-In Right"). On the Effective Date of GSK's Exercise of its Opt-In Right, (i) such Discovery Program for which GSK has notified Theravance of its wish to exercise its Opt-In Right shall become an Alliance Program; (ii) any payment and/or compensation that becomes payable by GSK to Theravance as a consequence, including but not limited to the payment of an Opt-In Fee and/or any relevant Development Milestone, shall be paid by GSK to Theravance (subject to and in accordance with the further provisions of Article 6); and (iii) Theravance shall promptly deliver to GSK at no cost to GSK the Technology Transfer Package. If GSK elects not to exercise its Opt-In Right for such Discovery Program, or if the Alliance Program Closing Condition is not satisfied or is terminated pursuant to Section 15.15, the Discovery Program will become a Reversion Program (a "Reversion Program") and Theravance will be entitled to pursue development of all compounds from such Reversion Program outside the Alliance alone or with a Third Party.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               (ii)  If at the Date of Final Delivery of Opt-In Data, only data related to the First Theravance Compound is available, then, without prejudice to GSK's exercise of its Opt-In Right with respect to such Discovery Program in accordance with Section 4.2.2(b)(i) (including but not limited to the specified process and timelines related thereto), Theravance shall, at Theravance's expense, diligently work toward the goal of delivering up to GSK within a further [*] from the Date of Final Delivery of Opt-In Data further discovery data related to such Discovery Program including but not limited to data related to any back-up Non-respiratory Compound ("Subsequent Theravance Compound(s)"). Further, if Development of the First Theravance Compound is subsequently discontinued and/or terminated by GSK for reasons of Technical Failure and for whatever reason no Subsequent Theravance Compound(s) in such Discovery Program exists or has been made available to GSK by Theravance on or before the expiration of [*] from the Date of Final Delivery of Opt-In Data, then the next payment to be made by GSK to Theravance under this Agreement (whether an Opt-In Fee, Development Milestone or any other payment) shall [*].

              (iii)  If GSK elects not to exercise its Opt-In Right for any Discovery Program under Section 4.2.2(b)(i), it will no longer have any Opt-In Right for any subsequent Theravance Compound arising out of the same Discovery Program.

          4.2.3    Early Opt-In    Nothing contained herein shall prevent GSK from exercising an Opt-In Right with respect to a Discovery Program at any time earlier than set forth in Sections 4.2.1 and 4.2.2 in which case such Discovery Program shall become an Alliance Program. Should GSK determine that it would like to consider exercising its Opt-In Right with respect to a Discovery Program prior to the expected or anticipated Initial Due Diligence Date, GSK shall notify Theravance through the Joint Steering Committee and the parties shall use their reasonable efforts to mutually agree on the information requirements and timetables applicable to such a decision.

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        4.3    Obligations for Development.

          4.3.1    General; GSK.    GSK will, subject to the other terms of this Agreement (including Section 3.2.3(g)), endeavor to move Alliance Products forward in Development from each Discovery Program for which GSK has exercised an Opt-In Right provided always that it is understood and hereby acknowledged by the Parties that any GSK decision to pursue Development of [*] shall not, for the avoidance of doubt, constitute a breach of GSK's Diligent Efforts obligations under this Agreement. GSK shall have the overall responsibility for, and use Diligent Efforts in, the performance of all such Development activities which shall include, where applicable, relevant regulatory filings (as contemplated under Article 8) for any such Alliance Product moved forward in Development. Further, GSK shall use Diligent Efforts to advance such Alliance Product through Development in accordance with the Go/No-Go checkpoints identified in the then current Development Plan for such Alliance Product. GSK shall also use Diligent Efforts to develop an optimal formulation of such Alliance Product.

          4.3.2    GSK Funding Responsibility.    As of the Effective Date of GSK's Exercise of its Opt-In Right with respect to any Alliance Program, GSK shall bear all subsequent costs and expenses associated with the Development of Alliance Products from such Alliance Program (excepting at all times, for the avoidance of doubt, any costs related to any Theravance continuing work on Subsequent Theravance Compounds in relation to such Alliance Program as contemplated by Sections 4.2.1(b), 4.2.2(a)(ii) and 4.2.2(b)(ii), which such costs shall be excluded from such computation). Further, if GSK elects to exercise its Opt-In Right for any Discovery Program and, subject to satisfaction under Section 15.15 of the Alliance Program Closing Condition, the Discovery Program thereby becomes an Alliance Program then, during the period [*] (the "Interim Period"), and recognizing the increase in the value of the licences granted hereunder as a result of the work performed by Theravance in the Interim Period, the Opt-In Fee payable under Section 6.1.4 will [*] (the "Top-Up Fees") and GSK shall reimburse Theravance for such Top-Up Fees provided always that unless otherwise agreed by the Parties the amount of any such Top-Up Fees shall be strictly in accordance with the budget established by the Parties pursuant to Sections 4.2.1 (a), 4.2.2 (a)(i) or 4.2.2(b)(i), as applicable. Notwithstanding the foregoing, the Parties hereby acknowledge and recognize that the timing of GSK's payment to Theravance of the aforesaid Top-Up Fees may not necessarily be simultaneous with the timing of GSK's payment of the relevant Opt-In Fee, since the payment of the Top-Up Fees by GSK will require prior submission from Theravance to GSK of an appropriate and suitable invoice for monies spent and GSK shall have thirty (30) days to reimburse Theravance from the date of GSK's receipt of said invoice.

          4.3.3    Decisions with Respect to Alliance Products.

            (a)   GSK shall have the sole discretion with respect to Development decisions for Alliance Products subject to and in accordance with Sections 3.2.5, 3.3.5, and 4.3.1.

            (b)   GSK will provide the Joint Program Committee with (i) a notification within thirty (30) days of the initiation (i.e. the first person dosed) of any Study involving an Alliance Product, and (ii) a "top line results" report within sixty (60) days following the last person dosed/last visit in any Study involving an Alliance Product.

          4.3.4    Development Timelines.    It is hereby acknowledged that the Parties' mutual strategic objective is to move Alliance Products into Development and subsequent Commercialization at the earliest opportunity. GSK will consult with the Joint Program Committee and will share, modify and further develop all applicable Development Plans and timelines in that forum. GSK will use Diligent Efforts to secure the necessary resources and will keep the Joint Program Committee informed on the progress of individual studies and activities relating to Alliance Products in accordance with Section 3.2.3.

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        4.4    Activity Outside of the Alliance.    The Parties acknowledge that the research, Development and Commercialization objectives of this Alliance are intended to be complementary to GSK's other research, development and commercialization efforts outside this Alliance. Accordingly, the Parties agree that GSK shall be free to discover and develop other compounds for the treatment of diseases targeted by Alliance Products outside of this Agreement, subject to GSK's obligations hereunder with respect to any Alliance Product for which GSK has exercised its Opt-In Right.

ARTICLE 5
COMMERCIALIZATION

        5.1    Global Marketing Plans.

          5.1.1    General.    The Joint Program Committee shall be responsible for reviewing a Global Marketing Plan for each Alliance Product ("Marketing Plan"). Each Marketing Plan shall define the goals and objectives for Commercializing the Alliance Products in the pertinent Calendar Year consistent with the applicable Development Plan.

          5.1.2    Contents of Each Marketing Plan.    The Marketing Plan for each Alliance Product shall be prepared during the Calendar Year wherein, and where applicable, Phase III Studies for such Alliance Product have commenced and shall be a rolling, three-year plan, updated annually and shall contain at a minimum and as appropriate to current knowledge:

            (a)   Results of market research and strategy, including market size, dynamics, growth, customer segmentation, customer targeting, competitive analysis and global Alliance Product positioning;

            (b)   Annual sales forecasts for Major Market Countries;

            (c)   For each major Market Country (as available): sales plans, which will include target number of sales representatives, detail order and target number of details;

            (d)   Core, global advertising and promotion programs and strategies, including literature, media plans, symposia and speaker programs; and

            (e)   Core Phase III/Phase IIIb Studies to be conducted.

        5.2    Obligations for Commercialization.    GSK shall use Diligent Efforts to Commercialize the Alliance Products.

        5.3    Commercialization.

          5.3.1    GSK Responsibility.    Subject to Section 5.3.2:

            (a)   GSK shall have the sole right and responsibility for Commercialization of Alliance Products for distribution and sale. GSK shall bear all costs and expenses associated with the Commercialization of Alliance Products for sale or distribution;

            (b)   GSK shall have the sole right and responsibility to distribute, sell, record sales and collect payments for Alliance Products;

            (c)   GSK shall have the sole right and responsibility for establishing and modifying the terms and conditions with respect to the sale of Alliance Products, including, without limitation, the price or prices at which the Alliance Products will be sold, any discount applicable to payments or receivables, all managed care contracting issues and any other similar matters; and

            (d)   GSK will be responsible for storage, order receipt, order fulfillment, shipping and invoicing of Alliance Products.

          5.3.2    Limited Co-Promotion in the United States.    Theravance may elect to Co-Promote in the United States an Alliance Product where such Alliance Product is primarily targeted to specialist and/or hospital-based healthcare providers in the United States in the manner and to the extent set forth below. The limited right to Co-Promote as set forth herein is non-exclusive, and also may not be sublicensed or sub-contracted by Theravance to a Third Party.

            (a)   Co-Promotion Option.    Theravance will notify GSK in writing if it wishes to Co-Promote an Alliance Product, not later than the date of the filing of the New Drug Application for an Alliance Product in the United States. If GSK is willing to progress discussions, the parties will then meet as soon as practicable to further discuss and agree in good faith suitable terms provided always that any such proposed arrangement shall always be [*]. Any such terms that are agreed shall be documented separately, executed by the Parties and/or their Affiliate(s), as applicable, and a copy thereof appended to this Agreement.

            (b)   Co-Promotion Plan.    The Co-Promotion Plan will be an amendment to the Marketing Plan and will be finalized not later than six (6) months before launch in the United States.

          5.3.3    Semi-Annual Reports.    GSK shall provide the Joint Program Committee reports semi-annually. Such reports shall set forth in summary form the results of GSK's Commercialization activities performed during such semi-annual period in the Major Markets.

          5.3.4    Exports to the United States.    To the extent permitted by Law, the Parties shall use Diligent Efforts to prevent the Alliance Products distributed for sale in a particular Country other than the United States from being exported to the United States for sale.

ARTICLE 6
FINANCIAL PROVISIONS

        6.1    Option Fee; Equity Investment; Governance Agreement; Opt-In Fee.

          6.1.1    Option Fee.    In partial consideration for the right to Opt-In for Discovery Programs hereunder, GSK shall on the Effective Date, pay to Theravance a non-refundable amount of Twenty Million United States Dollars (U.S. $20,000,000).

          6.1.2    Equity Investment.    On the Effective Date, GSK shall purchase nine million nine hundred thousand (9,900,000) newly issued shares of Theravance Class A Common Stock at a price of U.S. $11.00 per share for total consideration of One Hundred Eight Million Nine Hundred Thousand United States Dollars (U.S. $108,900,000.00). Such purchase will be made pursuant to the Stock Purchase Agreement attached hereto as Schedule 6.1.2(A).

          Simultaneously with the foregoing payment and investment by GSK, all outstanding Theravance Preferred Stock not owned by GSK will be converted into shares of Theravance Common Stock, and all outstanding shares of Theravance Preferred Stock owned by GSK will be converted into shares of Theravance Class A Common Stock.

          6.1.3    Governance Agreement.    On the Effective Date the Parties also will enter into the Governance Agreement attached hereto as Schedule 6.1.3(A).

          6.1.4    Opt-In Fee.    Upon the Effective Date of GSK's Exercise of its Opt-In Right with respect to any Discovery Program, it shall simultaneously pay to Theravance a non-refundable fee in partial consideration for the acquisition of license rights under the Theravance Patents and the Theravance Know-How by GSK under this Agreement, as follows:

              (i)  for a Discovery Program in which the lead Theravance Compound [*] as of the Initial Due Diligence Commencement Date: [*];

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

             (ii)  for a Discovery Program in which the lead Theravance Compound [*] as of the Initial Due Diligence Commencement Date: [*]; and

            (iii)  for a Discovery Program in which the lead Theravance Compound [*] as of the Initial Due Diligence Commencement Date: [*].

  provided always that, in recognition of the increased value of the licences granted hereunder as a result of the work performed by Theravance in the Interim Period, [*].

        6.2    Milestone Payments.

          6.2.1    General.    In further consideration for the acquisition of license rights under the Theravance Patents and Theravance Know How, GSK shall also pay to Theravance the payments set forth below for each such Development milestone referred to therein (each, a "Development Milestone"); provided always that each such payment shall be made only one time for each Alliance Product regardless of how many times such Development Milestones are achieved for such Alliance Product, and no payment shall be owed for a Development Milestone which is not reached (except that, upon achievement of a Development Milestone for a particular Alliance Product, any previous Development Milestone for that Alliance Product for which payment was not made shall be deemed achieved and payment therefore shall be made); provided further that, in the event that more than one Development Milestone is achieved with respect to the same Alliance Product at one time, then all applicable payments under Section 6.2 shall be made. For example, if a single-agent Alliance Product and a Combination Product are approved in the same Marketing Authorization Approval, then in addition to the relevant milestone for the single-agent Alliance Product, the relevant milestone for the Combination Product shall be paid simultaneously. In the event of termination of development of a particular Alliance Product for Technical Failure and an alternative Alliance Product in the same Discovery Program replaces such Terminated Alliance Product then milestone payments for such alternative Alliance Product shall not be paid in respect of milestones already achieved by the Terminated Alliance Product.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          6.2.2    Specific Milestones.    GSK shall make the following milestone payments to Theravance upon the achievement of the indicated Development Milestone for each of the first single agent Alliance Product and the first Combination Alliance Product per Alliance Program:

Milestone	Amount
Initiation of [*]*	[*]

Successful completion of [*]**
(where [*] means [*] for a Validated Target and [*] for a Non-Validated Target, as such Validated/Non-Validated Targets will have been agreed by the Parties pursuant to Section 4.1.4).	[*]
Initiation of [*]	[*]
Filing for Regulatory Approval
[*]	[*]
[*]	[*]
[*]	[*]
Launch
[*]	[*]
[*]	[*]
[*]	[*]

        *      [*] milestone is only payable for Theravance Compounds from Discovery Programs for which GSK has given notice of its wish to exercise its Opt-In Right prior to initiation of a [*] for the first Theravance Compound in such Discovery Program.

        **    [*] milestone is only payable for Theravance Compounds from Discovery Programs for which GSK has given notice of its wish to exercise its Opt-In Right prior to initiation of a [*] for the first Theravance Compound in such Discovery Program.

        For the purpose of this Section 6.2, the following definitions shall apply:

          "Initiation of [*]" means [*] for the applicable Alliance Product

          "Successful completion of [*]" means [*] conducted in the target population for the applicable Alliance Product.

          "Initiation of [*]" means [*] for the applicable Alliance Product.

          "Filing for Regulatory Approval" means (i) in the case of [*], the date on which [*] in relation to the applicable Alliance Product [*]; (ii) in the case of [*], the earlier of (aa) the date on which the appropriate regulatory authorities in [*] for the applicable Alliance Product filed by or on behalf of GSK in such Country or (bb) the date on which [*] or any successor thereto [*] for the applicable Alliance Product filed by or on behalf of GSK; and (iii) in the case of [*], the date on which the relevant governmental authority in [*] for the applicable Alliance Product filed by or on behalf of GSK in [*].

          "Launch" means the date of First Commercial Sale in either [*], as applicable.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        If GSK, either individually or as a member of the Joint Steering Committee or Joint Program Committee, discontinues the Development of [*] for reasons other than Technical Failure, and the Theravance Compound that comprises such Alliance Product is also in a [*], GSK will not compensate Theravance for the unpaid milestone payments otherwise due to Theravance under Section 6.2.2 except where, and notwithstanding GSK's intent to commercialize only [*], treatment with [*] also forms a distinct part of the [*] for that [*] (so, for example, the safety and efficacy of the [*] is evaluated in a separate group of patients in a [*]) such that the aforesaid milestone is also achieved for the [*] in which case such milestone shall be due and payable by GSK. And, for the avoidance of doubt, if in such a situation, notwithstanding GSK's original intent to commercialize only [*], GSK then decides to commercialize [*] and the Filing and Launch milestones are achieved in respect of such [*], then such milestones shall also be due and payable by GSK.

          6.2.3    Notification and Payment.    In the event an Alliance Product achieves a Development Milestone, GSK shall promptly, but in no event more than ten (10) days after the achievement of each such Development Milestone, notify Theravance in writing of the achievement of same. For all Development Milestones achieved, but subject always to satisfaction under Section 15.15 of the relevant Alliance Program Closing Condition, GSK shall promptly, but in no event more than thirty (30) days after notification of the achievement of each such Development Milestone, remit payment to Theravance for such Development Milestone.

        6.3    Payment of Royalties on Net Sales.

          6.3.1    [*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program.    As further consideration for the acquisition of license rights under the Theravance Patents under this Agreement, and in those Countries of the Territory in which there is a Valid Claim of a Theravance Patent covering the Alliance Product in the Country of sale at the time such Net Sales occur (for the avoidance of doubt, "covering" as used in this Section and subsequent Sections shall include the making, using, selling, offering for sale, or importing the Alliance Product), GSK shall pay Theravance, within twenty (20) days after the end of each Calendar Quarter, royalty payments for each such Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

          [*]

          6.3.2    [*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program.    As further consideration for the acquisition of license rights under the Theravance Patents under this Agreement, and in those Countries of the Territory where an obligation to pay royalties under Section 6.3.1 has applied during the Term but is no longer applicable (as a result of subsequent expiration or termination of the last Valid Claim of a Theravance Patent covering the Alliance Product in the Country of sale at the time such Net Sales occur), GSK shall pay Theravance, within twenty (20) days after the end of each Calendar Quarter, royalty payments for each such Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

          [*]

          6.3.3    [*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program.    As further consideration for the acquisition of Theravance Know-How by GSK under this Agreement, and in those countries which are not subject to the royalty obligation referred to in either Sections 6.3.1 or 6.3.2, GSK shall pay Theravance, within twenty (20) days after the end of each Calendar Quarter, royalty payments for each such Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

          [*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          6.3.4    [*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program.    As further consideration for the acquisition of license rights under the Theravance Patents under this Agreement, and in those Countries of the Territory in which there is a Valid Claim of a Theravance Patent covering the Alliance Product in the Country of sale at the time such Net Sales occur, GSK shall pay Theravance, within twenty (20) days after the end of each Calendar Quarter, royalty payments for each such Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

          [*]

          6.3.5    [*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program.    As further consideration for the acquisition of license rights under the Theravance Patents under this Agreement, and in those Countries of the Territory where an obligation to pay royalties under Section 6.3.4 has applied during the Term but is no longer applicable (as a result of subsequent expiration or termination of the last Valid Claim of a Theravance Patent covering the Alliance Product in the Country of sale at the time such Net Sales occur), GSK shall pay Theravance, within twenty (20) days after the end of each Calendar Quarter, royalty payments for each such Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

          [*]

          6.3.6    [*] Royalty on Single-Agent Alliance Products from Discovery Programs for Which GSK Exercised its Opt-In Right [*] for the First Theravance Compound in Such Discovery Program.    As further consideration for the acquisition of Theravance Know-How by GSK under this Agreement, and in those countries which are not subject to the royalty obligation referred to in either Sections 6.3.4 or 6.3.5, GSK shall pay Theravance, within twenty (20) days after the end of each Calendar Quarter, royalty payments for each such Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

          [*]

          6.3.7    Royalty on Combination Products.    For the purpose of determining royalty payments, then if the Combination Product is commercialized but the Theravance single agent is not sold separately in finished form, [*] of the royalty rates referred to in Sections 6.3.1 - 6.3.6 inclusive (whichever is applicable) shall apply. If the Combination Product is commercialized and the relevant Theravance single agent in such Combination Product is also separately commercialized for which Theravance is receiving separate royalty payments then, if there are [*] active ingredients in such Combination Product and one such active ingredient is such Theravance single agent, [*] of the royalty rates referred to in Sections 6.3.1 - 6.3.6 inclusive (whichever is applicable) shall apply; and if there are [*] active ingredients in such Combination Product and one such active ingredient is the Theravance single agent, [*] of the royalty rates referred to in Sections 6.3.1 - 6.3.6 inclusive (whichever is applicable) shall apply.

          6.3.8    Estimates.    The quarterly royalty payments made hereunder may be based on estimated Net Sales. Within thirty (30) days after the end of each Calendar Quarter, GSK shall calculate the actual amount of Net Sales for the previous Calendar Quarter and either credit or debit the difference between such actual and projected amount on the succeeding Calendar Quarter's royalty payment to Theravance. GSK will also provide Theravance with those estimates of future Net Sales as it provides in accordance with its own internal procedures.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          6.3.9    Duration of Royalty Payments

            (a)   Commencement All royalties payable hereunder shall be paid on a Country-by-Country basis from the date of first commercial sale of each Alliance Product in a particular Country and additionally, in the case of Sections 6.3.1 and 6.3.4, at such time as there is a Valid Claim of a Theravance Patent covering the Alliance Product sold.

            (b)   Duration of [*] Royalties Royalty obligations under Sections 6.3.1 and 6.3.4 in each Country of the Territory shall remain until the expiration or termination of the last Valid Claim of a Theravance Patent covering the Alliance Product in such Country.

            (c)   Duration of [*] Royalties Royalty obligations under Sections 6.3.2 and 6.3.5 in each Country of the Territory shall apply for a maximum period of fifteen (15) years from First Commercial Sale of the relevant Alliance Product in each such Country (where, for the avoidance of doubt, such period would include, and not be additional to, the time for which a full patent royalty was previously payable under either Section 6.3.1 or Section 6.3.4, as applicable).

            (d)   Duration of [*] Royalties Royalty obligations under Sections 6.3.3 and 6.3.6 in each Country of the Territory shall apply for a maximum period of ten (10) years from First Commercial Sale of the relevant Alliance Product in each such country.

        6.4    Royalty Responsibilities; Net Sales Reports.

          6.4.1    Payments to Third Parties.

            (a)   If, as a result of a settlement approved by both Parties or as a result of a final non-appealable judgment, GSK is required to pay any amounts to a Third Party directly because using or selling a Theravance Compound is found to infringe the rights of such Third Party, GSK shall deduct [*] of any such amount paid to such Third Party from the royalties otherwise due Theravance for the Alliance Product containing such Theravance Compound, provided in no event shall the aggregate of any such reduction(s) reduce the royalties otherwise payable to Theravance during any Calendar Year by more than [*]; provided, further, that any excess deduction shall be carried over into subsequent years of this Agreement until the full deduction is taken. In the event that at the time GSK elects to exercise its Opt-In Right with respect to a Discovery Program, either (a) the formulation containing the relevant Theravance Compound or (b) the process used to prepare the relevant Theravance Compound that has been used or will be used for clinical trial material or commercial supply, requires a license from a Third Party, the same reduction in royalties payable to Theravance as set forth hereinabove shall apply.

            (b)   GSK shall pay any amounts owed to a Third Party as a result of the use of GSK Patents or GSK Know-How or for any other reason other than in connection with 6.4.1 (a) with respect to sales of Alliance Products and shall not deduct any of such amounts from the royalties due Theravance.

          6.4.2    Net Sales Report.    Within thirty (30) days after the end of each Calendar Quarter, GSK shall submit to Theravance a written report setting forth Net Sales in the Territory on a Country-by-Country and Alliance Product-by-Alliance Product basis during such Calendar Quarter, total royalty payments due Theravance, relevant market share data and any payments made to any Third Party pursuant to Section 6.4.1(a) (each a "Net Sales Report").

        6.5    IFRS.    All financial terms and standards defined or used in this Agreement for sales or activities occurring in the Territory shall be governed by and determined in accordance with the generally accepted accounting principles as referred to in the International Financial Reporting Standards ("IFRS").

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        6.6    Currencies.    Monetary conversion from the currency of a foreign country in which Alliance Product is sold into US Dollars shall be calculated in accordance with the methodology referred to in GSK's then current Corporate Finance Reporting Policy. The following summarizes GSK's current methodology applied in accordance with its current Corporate Finance Reporting System: the cumulative year-to-date Average Rates are calculated by determining the average of (i) the preceding 31st December Spot Rate plus (ii) the Closing Spot Rates of the relevant months to date using the exact figures provided by the Reuters 2000 download. (By way of example, the Average Rate for the five months from January, 2005 to May, 2005 would be computed by taking the sum of the Spot Rates for the preceding 31st December, 2004, plus the month-end Spot Rates for the five months to May, 2005, divided by six).

        6.7    Manner of Payments.    All sums due under this Article 6 shall be payable in United States Dollars by bank wire transfer in immediately available funds to such bank account(s) as Theravance shall designate. GSK shall notify Theravance as to the date and amount of any such wire transfer to Theravance at least five (5) Business Days prior to such transfer.

        6.8    Interest on Late Payments.    If GSK shall fail to make a timely payment pursuant to this Article 6, any such payment that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable law, at the average one-month London Inter-Bank Offering Rate (LIBOR) for the United States Dollar as reported from time to time in The Wall Street Journal, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if such rate is not regularly published, as published in such source as the Joint Steering Committee agrees.

        6.9    Tax Withholding.

          6.9.1    Any taxes, levies or other duties ("Taxes") paid or required to be withheld under the appropriate local tax laws by one of the Parties ("Withholding Party") on account of monies payable to the other Party under this Agreement shall, subject to Sections 6.9.2 and 6.9.3, be deducted from the amount of monies otherwise payable to the other Party under this Agreement. The Withholding Party shall secure and send to the other Party within a reasonable period of time proof of any such Taxes paid or required to be withheld by Withholding Party for the benefit of the other Party.

          6.9.2    If GSK or any GSK Affiliate is or becomes liable to withhold any taxes from payments made to Theravance under Sections 6.1 and/or 6.2, then GSK shall pay to Theravance an amount equal to the amount GSK or the applicable GSK Affiliate owes to the relevant tax authority provided always that if Theravance is able to obtain credit for any taxes withheld ("Creditable Taxes") against any liability to tax either in the year in which the receipt is taxable or any preceding years, Theravance shall reimburse to GSK an amount equivalent to the Creditable Taxes. Theravance shall provide GSK with such reasonable evidence as GSK may reasonably request to determine whether the taxes are creditable against taxes payable by Theravance.

          6.9.3    If GSK or any GSK Affiliate is or becomes liable to withhold any taxes from payments made to Theravance under Section 6.3, then such taxes may be withheld by GSK or the applicable GSK Affiliate up to a limit of [*] of the relevant payment. GSK shall pay to Theravance an amount equal to the amount GSK owes to the relevant tax authority in excess of such [*] provided always that if Theravance is able to obtain any Creditable Taxes against any liability to tax either in the year in which the receipt is taxable or any preceding years, Theravance shall reimburse to GSK an amount equivalent to the Creditable Taxes. Theravance shall provide GSK with such reasonable evidence as GSK may reasonably request to determine whether the taxes are creditable against taxes payable by Theravance.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        6.10    Financial Records; Audits.    GSK shall keep, and shall cause its Affiliates and sublicensees to keep, such accurate and complete records of Net Sales as are necessary to determine the amounts due to Theravance under this Agreement and such records shall be retained by GSK or any of its Affiliates or sublicensees (in such capacity, the "Recording Party") for at least the three subsequent Calendar Years to which the Net Sales relate. During normal business hours and with reasonable advance notice to the Recording Party, such records shall be made available for inspection, review and audit, at the request and expense of Theravance, by an independent certified public accountant, or the local equivalent, appointed by Theravance and reasonably acceptable to the Recording Party for the sole purpose of verifying the accuracy of the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement; provided, however that such audits may not be performed by Theravance more than once per Calendar Year. Such accountants shall be instructed not to reveal to Theravance the details of its review, except for (i) such information as is required to be disclosed under this Agreement and (ii) such information presented in a summary fashion as is necessary to report the accountants' conclusions to Theravance, and all such information shall be deemed Confidential Information of the Recording Party; provided, however, that in any event such information may be presented to Theravance in a summary fashion as is necessary to report the accountants' conclusions. All costs and expenses incurred in connection with performing any such audit shall be paid by Theravance unless the audit discloses at least a [*] shortfall, in which case the Recording Party will bear the full cost of the audit for such Calendar Year. Theravance will be entitled to recover any shortfall in payments due to it as determined by such audit, plus interest thereon calculated in accordance with Section 6.8, or alternatively shall have the right to offset and deduct any such shortfall in payments due to it against payments Theravance is otherwise required to make to the Reporting Party under this Agreement. The documents from which were calculated the sums due under this Article 6 shall be retained by the relevant Party during the Term.

ARTICLE 7
COMMUNICATIONS, PROMOTIONAL MATERIALS AND SAMPLES

        7.1    Communications and Promotional Materials.

          7.1.1    Housemark Exposure.    To the extent allowed by applicable Law, and further to the extent reasonably practicable, all communications and Promotional Materials will indicate the contribution of the license from Theravance for the Alliance Products. Subject to the foregoing, the Theravance Housemark and the GSK Housemark shall both be given exposure and prominence on all communications and promotional materials, labeling, package inserts or outserts and packaging for the Alliance Products.

          7.1.2    Review of Core Promotional Materials.    Subject to applicable Law, in accordance with the direction of the Joint Program Committee and only in the event of a co-promotion under Section 5.3.2, (i) the Parties will jointly, through consultation and with the assistance of each other, review the core Promotional Materials, and (ii) the relevant legal or regulatory personnel of each Party shall have the opportunity to review and comment on all such core Promotional Materials prior to use and such comments shall be considered by the Joint Program Committee in the review of such core Promotional Materials.

        7.2    Samples.    Packaging, package inserts and outserts, Sample labels and labeling shall each contain reference to Theravance and GSK indicating, in the case of Theravance, the contribution of the license from Theravance for the Alliance Products, if appropriate, and as may be required under applicable FDA rules and regulations.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        7.3    Statements Consistent with Labeling.    GSK shall ensure that its sales representatives detail the Alliance Products in a fair and balanced manner and consistent with the requirements of the Federal Food, Drug and Cosmetic Act of the United States, as amended, including, but not limited to, the regulations at 21 C.F.R. (S) 202 in the United States.

        7.4    Implications of Change in Control in Theravance.    In the event that there is a Change in Control of Theravance that does not involve GSK or its Affiliates and the references contemplated in Sections 7.1.2 and 7.2 are no longer made to "Theravance," then other than to the extent required by applicable Law, GSK shall have the right, not to be unreasonably exercised, to terminate its obligations under Sections 7.1 and 7.2.

ARTICLE 8
REGULATORY MATTERS

        8.1    Governmental Authorities.    GSK shall be solely responsible for communicating with Governmental Authorities in connection with the Development and Commercialization of an Alliance Product and will keep Theravance informed, through the Joint Program Committee and Joint Steering Committee, of any significant issue or issues arising therefrom.

        8.2    Filings.    Subject to any necessary transitional arrangements that may be identified and agreed by the Parties under Section 4.2, and which would then form part of the Specific Alliance Product Development & Commercialization Appendix for same, GSK shall also be solely responsible for filing drug approval applications for Alliance Products and will use Diligent Efforts in seeking appropriate approvals in those Countries of the Territory for Alliance Products as GSK reasonably determines and sees fit. Such regulatory documents for each filing shall be centralized and held at the offices of GSK. Theravance shall provide such reasonable assistance as may be required by GSK where liaison between the Parties is, or may be, necessary to enable GSK to fulfill its responsibilities hereunder. GSK shall be responsible for maintaining the Approvals obtained under this Section 8.2 and shall solely own all such Approvals in the Territory. GSK shall be fully responsible for bearing all costs and expense associated with undertaking and completing said registration activities in the Territory, including but not limited to the costs of preparing and prosecuting applications for such Approvals and fees payable to regulatory agencies in obtaining and maintaining same.

        8.3    Exchange of Drug Safety Information.    Subject to and upon completion of appropriate Safety Exchange requirements and/or transfer of all appropriate safety data identified and agreed by the Parties under Section 4.2 (and which would then form part of the Specific Alliance Product Development & Commercialization Appendix for same), at the time a Theravance Compound becomes an Alliance Product under this Agreement GSK shall be responsible for recording, investigating, summarizing, notifying, reporting and reviewing all Adverse Drug Experiences in relation to Alliance Products in accordance with Law and shall require that its Affiliates (i) adhere to all requirements of applicable Laws which relate to the reporting and investigation of Adverse Drug Experiences, and (ii) keep the Joint Program Committee apprised on a regular basis of such matters arising therefrom.

        8.4    Recalls or Other Corrective Action.    Each Party shall, as soon as practicable, notify the other Party of any recall information received by it in sufficient detail to allow the Parties to comply with any and all applicable Laws. GSK shall promptly notify Theravance of any material actions to be taken by GSK with respect to any recall or market withdrawal or other corrective action related to an Alliance Product prior to such action to permit Theravance a reasonable opportunity to consult with GSK with respect thereto. All costs and expenses with respect to a recall, market withdrawal or other corrective action shall be borne by GSK unless such recall, market withdrawal or other corrective action was due solely to the negligence, willful misconduct or breach of this Agreement by Theravance. GSK shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Alliance Products.

        8.5    Events Affecting Integrity or Reputation.    During the Term, the Parties shall notify each other immediately of any circumstances of which they are aware and which could impair the integrity and reputation of the Alliance Products or if a Party is threatened by the unlawful activity of any Third Party in relation to the Alliance Products, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Alliance Products by any Third Party as a means of extorting payment from the Parties or another Third Party. In any such circumstances, the Parties shall use Diligent Efforts to limit any damage to the Parties and/or to the Alliance Products. The Parties shall promptly call a Joint Steering Committee meeting to discuss and resolve such circumstances.

ARTICLE 9
ORDERS; SUPPLY AND RETURNS

        9.1    Orders and Terms of Sale.    Except as otherwise expressly stated in this Agreement, GSK shall have the sole right to (i) receive, accept and fill orders for the Alliance Products, (ii) control invoicing, order processing and collection of accounts receivable for the Alliance Products sales, (iii) record the Alliance Products sales in its books of account, and (iv) establish and modify the commercial terms and conditions with respect to the sale and distribution of the Alliance Products, including without limitation matters such as the price at which the Alliance Products will be sold and whether any discounts, rebates or other deductions should be made, paid or allowed.

        9.2    Supply of API Compound and Formulated Alliance Product for Development.

          9.2.1    Supply of API Compound for Development.    Subject to the terms and conditions of this Agreement, GSK shall conduct or have conducted any chemical process development required to develop a commercially acceptable process for making API Compound and obtain supply for worldwide requirements of API Compound. Notwithstanding the foregoing, Theravance shall transfer on or after the Effective Date of GSK's Exercise of its Opt-In Right, at cost, all reasonable quantities of API supply it has on hand of a Theravance Compound for which GSK has exercised its Opt-In Right and/or intermediate materials for API manufacture and provided also that such API supplies shall always be in conformity with GSK's own requirements. API Compound requirements for Development activities shall be set forth in the relevant Development Plan and shall be periodically updated by the Joint Program Committee. For the purposes of this Section 9.2.1, "at cost" means Theravance's fully allocated cost of manufacturing, comprising all direct costs (including but not limited to, labor, materials, energy, utilities, quality control and costs of third party manufacture) and indirect costs (including but not limited to administrative labor costs, manufacturing facility and equipment maintenance, relevant insurance and depreciation of manufacturing equipment and manufacturing facilities) specifically allocable to the production and delivery of API and/or Alliance Product, as applicable, to GSK; such calculation being based upon accepted contract manufacturing industry standards or generally accepted accounting principles.

          9.2.2    Supply of Formulated Alliance Products for Development.    Subject to the terms and conditions of this Agreement, GSK shall be solely responsible for manufacture and supply for worldwide requirements of formulated Alliance Products. Notwithstanding the foregoing, Theravance agrees to transfer to GSK on or after the Effective Date of GSK's Exercise of its Opt-In Right, at cost, all reasonable quantities of formulated Alliance Product for which GSK has exercised its Opt-In Right and provided also that such formulated Alliance Product shall always be in conformity with GSK's own requirements. Formulated Alliance Product requirements for Development activities shall be set forth in the relevant Development Plan and shall be periodically updated by the Joint Project Committee (in the form and at the times the Joint Project Committee determines).

          9.2.3    At Cost.    For the purposes of this Section 9.2, "at cost" means Theravance's fully allocated cost of manufacturing, comprising all direct costs (including but not limited to, labor, materials, energy, utilities, quality control and costs of third party manufacture) and indirect costs (including but not limited to administrative labor costs, manufacturing facility and equipment maintenance, relevant insurance and depreciation of manufacturing equipment and manufacturing facilities) specifically allocable to the production and delivery of API and/or Alliance Product, as applicable, to GSK; such calculation being based upon accepted contract manufacturing industry standards or generally accepted accounting principles.

        9.3    Supply of API Compound for Commercial Requirements.    Subject to the terms and conditions of this Agreement, GSK shall be solely responsible for the manufacture and supply of API Compound. A forecast for API Compound requirements for Commercialization of the Alliance Products shall be prepared and periodically updated by the Joint Program Committee (in the form and at the times the Joint Program Committee determines), and coordinated with the applicable Marketing Plans for Alliance Products.

        9.4    Supply of Alliance Products for Commercialization.    Subject to the terms and conditions of this Agreement, GSK shall be solely responsible for the manufacture and supply of commercial requirements of formulated, packaged and labeled Alliance Products. Such formulated, packaged and labeled Alliance Products shall be manufactured and supplied in accordance with all applicable Laws and current Good Manufacturing Practices. GSK shall be solely responsible for secondary manufacture (formulation of finished drug product), packaging and labeling of the Alliance Product.

        9.5    Inventories.    GSK and its Product Suppliers shall maintain an inventory of API Compound and Alliance Products in accordance with their normal practices and so as to ensure fulfillment of its respective supply obligations herein.

        9.6    Potential Differences in Supply/Manufacturing Needs on an Alliance Product by Alliance Product Basis.    The provisions of Sections 9.2-9.5 inclusive shall apply in respect of each Alliance Product save where the Parties mutually agree otherwise to amend and/or supplement such terms for any Alliance Product. Any such mutually agreed terms would then form part of the Specific Alliance Product Development & Commercialization Appendix for such Alliance Product.

ARTICLE 10
CONFIDENTIAL INFORMATION

        10.1    Confidential Information.    Each of GSK and Theravance shall keep all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its agents who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement. A Receiving Party shall advise any agent who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such agents comply with such obligations as if they had been a Party hereto. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the Receiving Party's or its agents' possession, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 10. Notwithstanding anything to the contrary in this Agreement, the Receiving Party shall have the right to disclose this Agreement or Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Law. Where possible, the Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure pursuant to the provision of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information. The Receiving Party will cooperate reasonably with the Disclosing Party's efforts to protect the confidentiality of the information. Each Party will be liable for breach of this Article 10 by any of its Affiliates or agents.

        10.2    Permitted Disclosure and Use.    Notwithstanding Section 10.1, a Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) obtain Marketing Authorization of an Alliance Product; (b) enforce the provisions of this Agreement; or (c) comply with Laws. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 10.2, such Party shall give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information. The Receiving Party will cooperate reasonably with the Disclosing Party's efforts to protect the confidentiality of the information.

        10.3    Publications.    Subject to any Third Party rights existing as of the Effective Date, each Party shall submit to the Joint Program Committee for review and approval all proposed academic, scientific and medical publications and public presentations relating to an Alliance Product or any Development activities under this Agreement for review in connection with preservation of related patent rights, and trade secrets and/or to determine whether Confidential Information should be modified or deleted from the proposed publication or public presentation. Written copies of such proposed publications and presentations shall be submitted to the Joint Program Committee no later than sixty (60) days before submission for publication or presentation and the Joint Program Committee shall provide its comments with respect to such publications and presentations within ten (10) Business Days of its receipt of such written copy. The review period may be extended for an additional sixty (60) days if a representative of the non-publishing Party on the Joint Program Committee can demonstrate a reasonable need for such extension including, but not limited to, the preparation and filing of patent applications. By mutual agreement of the Parties, this period may be further extended. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other Parties in any publications relating to the Alliance Products or any Development activities under this Agreement.

        10.4    Public Announcements.    Except as may be expressly permitted under Section 10.3 or required by applicable Laws and subject to the final two sentences of this Section 10.4, neither Party will make any public announcement of any information regarding this Agreement, the Alliance Products or any Development activities under this Agreement without the prior written approval of the other Party, which approval shall not be withheld unreasonably. Once any statement is approved for disclosure by the Parties or information is otherwise made public in accordance with the preceding sentence, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party. Notwithstanding the foregoing, within sixty (60) days following the Effective Date, appropriate representatives of the Parties will meet and agree upon a process and principles for reaching timely consensus on how the Parties will make public disclosure concerning this Agreement, the Alliance Products or any Development activities under this Agreement.

        10.5    Confidentiality of This Agreement.    The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 10. Either Party may disclose the terms of this Agreement if, in the opinion of its counsel, such disclosure is required by Law. In such event, the Disclosing Party will seek appropriate confidentiality of those portions of the Agreement for which confidential treatment is typically permitted by the relevant Governmental Authority.

        10.6    Further Agreements Concerning Confidentiality.    In connection with any due diligence activities conducted by GSK prior to making a decision on exercising GSK's Opt-In Right under Article 4, GSK shall execute confidentiality agreement(s) relating to Theravance's intellectual property and the chemistry being reviewed, such confidentiality agreements to be substantially similar to those executed by GSK in connection with its review of Theravance's intellectual property in connection with the LABA Collaboration Agreement.

        10.7    Survival.    The obligations and prohibitions contained in this Article 10 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES; COVENANTS

        11.1    Mutual Representations and Warranties.    Theravance and GSK each represents and warrants to the other as of the Effective Date that:

          11.1.1     Such Party (a) is a company duly organized, validly existing, and in good standing under the Laws of its incorporation; (b) is duly qualified as a corporation and in good standing under the Laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; (c) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; (d) has or will obtain all necessary licenses, permits, consents, or approvals from or by, and has made or will make all necessary notices to, all Governmental Authorities having jurisdiction over such Party, to the extent required for the ownership and operation of its business, where the failure to obtain such licenses, permits, consents or approvals, or to make such notices, would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder; and (e) is in compliance with its charter documents;

          11.1.2     The execution, delivery and performance of this Agreement by such Party and all instruments and documents to be delivered by such Party hereunder (a) are within the corporate power of such Party; (b) have been duly authorized by all necessary or proper corporate action; (c) do not conflict with any provision of the charter documents of such Party; (d) will not, to the best of such Party's knowledge, violate any law or regulation or any order or decree of any court of governmental instrumentality; (e) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which such Party is a Party, or by which such Party or any of its property is bound, which violation would have a material adverse effect on its financial condition or on its ability to perform its obligations hereunder;

          11.1.3     This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other Laws affecting creditors' rights generally, or by the availability of equitable remedies; and

          11.1.4     All of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring assignment to such Party of all Inventions made by such individuals during the course of and as the result of their association with such Party, and obligating such individuals to maintain as confidential such Party's Confidential Information.

          11.1.5     Nothing contained in this Agreement shall give a Party the right to use the Confidential Information received from the other Party in connection with any activity other than Development and Commercialization of an Alliance Product consistent with this Agreement.

        11.2    Additional GSK Representations and Warranties.    GSK further represents, warrants and covenants to Theravance that neither GSK nor any of its Affiliates is a Party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of GSK's rights granted under this Agreement.

        11.3    Additional Theravance Representations and Warranties.    Theravance further represents and warrants to GSK as of the Effective Date that:

          11.3.1     In the normal course of business in connection with each Discovery Program, Theravance carries out diligent literature searches in relation to the Theravance Patents, and will disclose to GSK's counsel any conflict or likely future conflict of which Theravance is aware with the intellectual property rights of any Third Party with respect to Theravance Patents for the relevant Theravance Compounds in the Discovery Program during the course of any due diligence by GSK in connection with GSK's Opt-In Right decision under Article 4.

          11.3.2     Theravance has not received notice from any Third Party of a claim that an issued patent of such Third Party would be infringed by the manufacture, distribution, marketing or sale of the potential Alliance Products existing as of the date of signature of this Agreement;

          11.3.3     To Theravance's knowledge, none of Theravance's current patent rights are subject to any pending or any threatened re-examination, opposition, interference or litigation proceedings;

          11.3.4     Theravance has not received notice from any Third Party of a claim asserting the invalidity, misuse, unregisterability or unenforceability of any of Theravance's current patent rights, or challenging its right to use or ownership of any of Theravance's current patent rights or Theravance's know-how, or making any adverse claim of ownership thereof; and

          11.3.5     Theravance has not received notice from any Third Party that any trade secrets or other intellectual property rights of such Third Party would be misappropriated by the development and reduction to practice of Theravance's current patent rights and Theravance's know-how.

          11.3.6     Theravance will not at any time during the Term disclose to any Third Party(ies) and/or publish in the public domain any proprietary and secret Theravance Know-How that is proprietary and secret as of the date this Agreement is signed by the Parties.

        11.4    Covenants.    Each Party hereby covenants and agrees during the Term that it shall carry out its obligations or activities hereunder in accordance with (i) the terms of this Agreement and (ii) all applicable Laws.

        11.5    Disclaimer of Warranty.    Subject to the specific warranties and representations given under Sections 11.1 through and including 11.3, nothing in this Agreement shall be construed as a warranty or representation by either Party (i) that any Alliance Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks, industrial design or other intellectual property rights of any Third Party, (ii) regarding the effectiveness, value, safety, non-toxicity, patentability, or non-infringement of any patent technology, the Alliance Products or any information or results provided by either Party pursuant to this Agreement or (iii) that any Alliance Product will obtain Marketing Authorization or appropriate pricing approval. Each Party explicitly accepts all of the same as experimental and for development purposes, and without any express or implied warranty from the other Party. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 12
INDEMNIFICATION

        12.1    Indemnification by GSK.    Subject to Sections 12.3, 12.4 and 13.2, GSK shall defend, indemnify and hold harmless Theravance and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) GSK's negligence or willful misconduct in performing any of its obligations under this Agreement, (b) a breach by GSK of any of its representations, warranties, covenants or agreements under this Agreement, or (c) the manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Alliance Products by GSK, its Affiliates, agents or sublicensees, except to the extent such losses result from the negligence or willful misconduct of Theravance.

        12.2    Indemnification by Theravance.    Subject to Sections 12.3, 12.4 and 13.2, Theravance shall defend, indemnify and hold harmless GSK and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (a) Theravance's negligence or willful misconduct in performing any of its obligations under this Agreement, (b) a breach by Theravance of any of its representations, warranties, covenants or agreements under this Agreement, or (c) any API Compound or Formulated Alliance Product transferred from Theravance to GSK pursuant to Section 9.2.1 or 9.2.2, respectively, which is not in compliance with GSK's own requirements, except to the extent such losses result from the negligence or willful misconduct of GSK.

        12.3    Procedure for Indemnification.

          12.3.1    Notice.    Each Party will notify promptly the other in writing if it becomes aware of a Claim (actual or potential) by any Third Party (a "Third Party Claim") for which indemnification may be sought by that Party and will give such information with respect thereto as the other Party shall reasonably request. If any proceeding (including any governmental investigation) is instituted involving any Party for which such Party may seek an indemnity under Section 12.1 or 12.2, as the case may be (the "Indemnified Party"), the Indemnified Party shall not make any admission or statement concerning such Third Party Claim, but shall promptly notify the other Party (the "Indemnifying Party") orally and in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Third Party Claims that are the subject matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim.

          12.3.2    Defense of Claim.    If the Indemnifying Party elects to defend or, if local procedural rules or laws do not permit the same, elects to control the defense of a Third Party Claim, it shall be entitled to do so provided it gives notice to the Indemnified Party of its intention to do so within forty-five (45) days after the receipt of the written notice from the Indemnified Party of the potentially indemnifiable Third Party Claim (the "Litigation Condition"). The Indemnifying Party expressly agrees the Indemnifying Party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party pursuant to the terms of this Agreement without prejudice to any provision in this Agreement or right at law which will allow the Indemnifying Party subsequently to recover any amount from the Indemnified Party to the extent the liability under such settlement or award was attributable to the Indemnified Party. Subject to compliance with the Litigation Condition, the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld, refused, conditioned or delayed. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such claim that is being managed and/or controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any pending or threatened proceeding in which the Indemnified Party is, or based on the same set of facts could have been, a Party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding. If the Litigation Condition is not met, then neither Party shall have the right to control the defense of such Third Party Claim and the Parties shall cooperate in and be consulted on the material aspects of such defense at each Party's own expense; provided that if the Indemnifying Party does not satisfy the Litigation Condition, the Indemnifying Party may at any subsequent time during the pendency of the relevant Third Party Claim irrevocably elect, if permitted by local procedural rules or laws, to defend and/or to control the defense of the relevant Third Party Claim so long as the Indemnifying Party also agrees to pay the reasonable fees and costs incurred by the Indemnified Party in relation to the defense of such Third Party Claim from the inception of the Third Party Claim until the date the Indemnifying Party assumes the defense or control thereof.

        12.4    Assumption of Defense.    Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 12.4, in which case the Indemnifying Party shall be relieved of liability under Section 12.1 or 12.2, as applicable, solely for such Third Party Claim and related Losses.

        12.5    Insurance.    During the Term of this Agreement and for a period of [*] after the termination or expiration of this Agreement, GSK shall obtain and/or maintain at its sole cost and expense, product liability insurance (including any self-insured arrangements) in amounts which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities. Such product liability insurance or self-insured arrangements shall insure against all liability, including without limitation personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Alliance Products. GSK shall provide written proof of the existence of such insurance to Theravance upon request. Theravance represents and covenants to GSK that Theravance shall, for the period of the Term and for a period of [*] thereafter maintain at its sole cost and expense general liability insurance and product liability insurance (as it relates to Theravance's early stage clinical development activities) which is reasonable and customary in the U.S. pharmaceutical industry for a company of comparable size and activity provided always that such levels of insurance will not be lower than [*]. Theravance shall provide written proof of the existence of such insurance to GSK upon request.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 13
PATENTS and INVENTIONS

        13.1    Prosecution and Maintenance of Patents.

          13.1.1    Prosecution and Maintenance of Theravance Patents.    Theravance shall have the exclusive right and the obligation to (subject to Theravance's election not to file, prosecute, or maintain pursuant to Section 13.1.4) or to cause its licensors to, prepare, file, prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and costs required under applicable Laws) and extend all Theravance Patents and related applications. Following the Effective Date of Exercise by GSK of its Opt-In Right with respect to a particular Alliance Program hereunder (the "Alliance Program Acceptance Date"), Theravance shall regularly advise GSK of the status of all pending applications relating to such Alliance Program, including with respect to any hearings or other proceedings before any Governmental Authority, and, at GSK's request, shall provide GSK with copies of all documentation concerning such applications, including all correspondence to and from any Governmental Authority. Theravance shall consult with GSK prior to abandoning any Theravance Patents or related applications that are material to such Alliance Program. Subject to Section 13.6, Theravance shall solicit GSK's advice and review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Theravance shall take into account GSK's reasonable comments related thereto; provided, however, Theravance shall have the final decision authority with respect to any action relating to any Theravance Patent. If the Alliance Program Acceptance Date is within the priority period for a particular Theravance Patent, Theravance shall agree with GSK regarding the countries outside the United States in which corresponding applications should be filed ("OUS Filings"). It is presumed that a corresponding Patent Cooperation Treaty ("PCT") application will be filed unless otherwise agreed by the Parties. Theravance shall effect filing of all such OUS applications within the priority period. The Parties may, if mutually agreed during the Term of this Agreement, agree to lists of countries that are relevant for particular Inventions in which Theravance Patents will be filed within the priority period.

          Subject to Section 13.1.4, Theravance shall be responsible for all costs incurred in the United States in connection with procuring Theravance Patents, including applications preparation, filing fees, prosecution, maintenance and costs associated with reexamination and interference proceedings in the United States Patent and Trademark Office and United States Courts. GSK shall be responsible for all out-of-pocket costs and expenses incurred by Theravance after the relevant Alliance Program Acceptance Date which such costs and expenses are associated with procuring OUS patents corresponding to the relevant Theravance Patents related to such Alliance Program, including without limitation PCT and individual country filing fees, translations, maintenance, annuities, and protest proceedings. For all such OUS patent applications, Theravance will invoice GSK on a quarterly basis beginning with the Alliance Program Acceptance Date, setting forth all such expenses incurred since the Alliance Program Acceptance Date. Notwithstanding the foregoing, if GSK exercises its Opt-In Right in relation to a Respiratory Discovery Program, GSK shall also reimburse Theravance for all reasonable expenses incurred from the Effective Date to the Alliance Program Acceptance Date in connection with OUS patent applications corresponding to the relevant Theravance Patents related to such Alliance Program. Reimbursement will be made to Theravance in United States Dollars within thirty (30) days of receipt of such invoice by GSK. GSK will within thirty (30) days following the Effective Date identify the GSK representative that should receive such invoices from Theravance. GSK's obligations hereunder are in addition to any obligations of GSK under Section 13.1.2(b).

          13.1.2    Prosecution and Maintenance of Patents Covering Joint Inventions.

          (a)   For Patents covering Joint Inventions, the Parties shall agree, without prejudice to ownership, which Party shall have the right to prepare and file a priority patent application, and prosecute such application(s) and maintain any patents derived therefrom, with the Parties equally sharing the reasonable out-of-pocket costs for the preparation, filing, prosecution and maintenance of such priority patent application. The Parties will reasonably cooperate to obtain any export licenses that might be required for such activities. Should the agreed upon Party elect not to prepare and/or file any such priority patent application, it shall (i) provide the other Party with written notice as soon as reasonably possible after making such election but in any event no later than sixty (60) days before the other Party would be faced with a possible loss of rights, (ii) give the other Party the right, at the other Party's discretion and sole expense, to prepare and file the priority application(s), and (iii) offer reasonable assistance in connection with such preparation and filing at no cost to the other Party except for reimbursement of reasonable out-of-pocket expenses incurred by the agreed upon Party in rendering such assistance. The other Party, at its discretion and cost, shall prosecute such application(s) and maintain sole ownership of any patents derived therefrom.

          (b)   Within nine (9) months after the filing date of a priority application directed to an Invention, the Party filing the priority application shall request that the other Party identify those non-priority, non-PCT ("foreign") Countries in which the other Party desires that the Party filing the priority application file corresponding patent applications. Within thirty (30) days after receipt by the other Party of such request from the Party filing the priority application, the other Party shall provide to the Party filing the priority application a written list of such foreign countries in which the other Party wishes to effect corresponding foreign patent applications filings. The Parties will then agree on the particular countries in which such applications will be filed, provided that in the event agreement is not reached, the application will be filed in the disputed as well as the non-disputed countries (all such filings referred to hereinafter as "Designated Foreign Filings"). Thereafter, within twelve (12) months after the filing date of the priority application, the Party filing the priority application shall effect all such Designated Foreign Filings. It is presumed unless otherwise agreed in writing by the Parties, that a corresponding PCT application will be filed designating all PCT member countries. As to each Designated Foreign Filing and PCT application, GSK shall bear the costs for the filing and prosecutions of such Designated Foreign Filing and PCT application (including entering national phase in all agreed countries). Should the Party filing the priority application not agree to file or cause to be filed a Designated Foreign Filing, the other Party will have the right to effect such Designated Foreign Filing.

          (c)   Should the filing Party pursuant to Section 13.1.2(a) or 13.1.2(b) no longer wish to prosecute and/or maintain any patent application or patent resulting from such application, the filing Party shall (i) provide the non-filing Party with written notice of its wish no later than sixty (60) days before the patent or patent applications would otherwise become abandoned, (ii) give the non-filing Party the right, at the non-filing Party's election and sole expense, to prosecute and/or maintain such patent or patent application, and (iii) offer reasonable assistance to the non-filing Party in connection with such prosecution and/or maintenance at no cost to the non-filing Party except for reimbursement of the filing Party's reasonable out-of-pocket expenses incurred by the filing Party in rendering such assistance.

          (d)   Should the non-filing Party pursuant to Section 13.1.2(c) not wish to incur its share of preparation, filing, prosecution and/or maintenance costs for a patent application filed pursuant to Section 13.1.2(a) or 13.1.2(b) or patents derived therefrom, it shall (i) provide the filing Party with written notice of its wish, and (ii) continue to offer reasonable assistance to the filing Party in connection with such prosecution or post-grant matters at no cost to the filing Party except for reimbursement of the non-filing Party's reasonable out-of-pocket expenses incurred by the non-filing Party in rendering such assistance.

          (e)   The Parties agree to cooperate in the preparation and prosecution of all patent applications filed under Section 13.1.2(a) and 13.1.2(b), including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the invention disclosed in such patent application, obtaining execution of such other documents which shall be needed in the filing and prosecution of such patent applications, and, as requested, updating each other regarding the status of such patent applications.

          13.1.3    Prosecution and Maintenance of GSK Patents.    GSK shall have the exclusive right and obligation to (subject to GSK's election not to file, prosecute or maintain pursuant to Section 13.1.5) or to cause its licensors to, prepare, file and prosecute in a diligent manner (including without limitation by conducting interferences, oppositions and reexaminations or other similar proceedings), maintain (by timely paying all maintenance fees, renewal fees, and other such fees and costs required under applicable Laws) and extend all GSK Patents and related applications. Consistent with Section 13.6, GSK will consult with Theravance within the priority period for any patent application that is material to this Agreement concerning Countries in which corresponding applications will be filed provided always that GSK shall not be required to consult with Theravance under this Section 13.1.3 in relation to patent applications that GSK reasonably considers significant to activities beyond the scope of this Agreement, such as devices, delivery technology and/or any other proprietary GSK technology(ies). In the event the Parties cannot agree, GSK shall make the final decision. GSK shall consult with Theravance prior to abandoning any GSK Patents or related applications that are material to the matters contemplated in this Agreement. GSK shall regularly advise Theravance of the status of all pending applications, including with respect to any hearings or other proceedings before any Governmental Authority, and, at Theravance's request, shall provide Theravance with copies of documentation relating to such applications, including all correspondence to and from any Governmental Authority. Subject to Section 13.6, GSK shall solicit Theravance's advice and review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and GSK shall take into account Theravance's reasonable comments relating thereto; provided that GSK shall have the final decision authority with respect to any action relating to a GSK Patent.

          13.1.4    GSK Step-In Rights.    If Theravance elects not to file, prosecute or maintain the Theravance Patents or claims encompassed by such Theravance Patents necessary for GSK to exercise its rights hereunder in any Country, Theravance shall give GSK notice thereof within a reasonable period prior to allowing such Theravance Patents, or such claims encompassed by such Theravance Patents, to lapse or become abandoned or unenforceable, and GSK shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain such Theravance Patents in such Country.

          13.1.5    Theravance Step-In Rights.    If GSK elects not to file, prosecute or maintain the GSK Patents or claims encompassed by such GSK Patents necessary for Theravance to exercise its license rights hereunder in any Country, GSK shall give Theravance notice thereof within a reasonable period prior to allowing such GSK Patents, or such claims encompassed by such GSK Patents, to lapse or become abandoned or unenforceable, and Theravance shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain such GSK Patents in such Country; provided always that nothing herein shall give Theravance any Step-In Rights in respect of any proprietary Diskus technology(ies).

          13.1.6    Execution of Documents by Agents.    Each of the Parties shall execute or have executed by its appropriate agents such documents as may be necessary to obtain, perfect or maintain any Patent Rights filed or to be filed pursuant to this Agreement, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent Rights.

          13.1.7    Patent Term Extensions.    The Parties shall cooperate with each other in gaining patent term extension where applicable to an Alliance Product. The Joint Steering Committee shall determine which patents relating to a particular Alliance Product the Parties shall endeavor to have extended. All filings for such extension will be made by the Party to whom the patent is assigned after consultation with the other Party. In the event the Joint Steering Committee can not agree, the Party Commercializing the Theravance Compound will make the decision.

        13.2    Patent Infringement.

          13.2.1    Infringement Claims.    With respect to any and all Claims instituted by Third Parties against Theravance or GSK or any of their respective Affiliates for patent infringement involving the manufacture, use, license, marketing or sale of an Alliance Product in the United States during the Term (each, a "Patent Infringement Claim") as applicable, Theravance and GSK will assist one another and cooperate in the defense and settlement of such Patent Infringement Claims at the other Party's request.

          13.2.2    Infringement of Theravance Patents.    In the event that Theravance or GSK becomes aware of actual or threatened infringement of a Theravance Patent during the Term, that Party will promptly notify the other Party in writing (a "Patent Infringement Notice"). Theravance will have the right but not the obligation to bring an infringement action against any Third Party. If Theravance elects to pursue such infringement action, Theravance shall be solely responsible for the costs and expenses associated with such action and retain all recoveries. During the Term, in the event that Theravance does not undertake such an infringement action, upon Theravance's written consent, which shall not be unreasonably withheld, refused, conditioned or delayed, GSK shall be permitted to do so in Theravance's or the relevant Theravance Affiliate's name and on Theravance's or the relevant Theravance Affiliate's behalf. If Theravance has consented to an infringement action but GSK is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then GSK may join Theravance as party-plaintiff. If GSK elects to pursue such infringement action, Theravance may be represented in such action by attorneys of its own choice and its own expense with GSK taking the lead in such action. If Theravance recommends not to pursue an infringement action, and GSK elects to pursue such infringement action by joining Theravance as a party plaintiff, then GSK agrees to indemnify and hold harmless Theravance for all losses and damages arising from said infringement action.

          13.2.3    Infringement of GSK Patents.    In the event that GSK or Theravance becomes aware of actual or threatened infringement of a GSK Patent during the Term, that Party will promptly notify the other Party in writing. GSK will have the right but not the obligation to bring an infringement action against any Third Party. If GSK elects to pursue such infringement action, GSK shall be solely responsible for the costs and expenses associated with such action and retain all recoveries. During the Term, in the event that GSK does not undertake such an infringement action, upon GSK's written consent, which shall not be unreasonably withheld, refused, conditioned or delayed, Theravance shall be permitted to do so in GSK's or the relevant GSK Affiliate's name and on GSK's or the relevant GSK Affiliate's behalf. If GSK has consented to an infringement action but Theravance is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then Theravance may join GSK as a party-plaintiff. If Theravance elects to pursue such infringement action, GSK may be represented in such action by attorneys of its own choice and at its own expense, with Theravance taking the lead in such action. If GSK recommends not to pursue an infringement action, and Theravance elects to pursue such infringement action by joining GSK as a party plaintiff, then Theravance agrees to indemnify and hold harmless GSK for all losses and damages arising from said infringement action.

          13.2.4    Notice and Cooperation.    In the event that GSK or Theravance becomes aware of actual or threatened infringement of a Joint Patent, that Party will promptly notify the other Party in writing. In such event the matter will be handled the same as provided for GSK Patents in Section 13.2.3 and Theravance will cooperate as reasonably required by GSK in connection with such enforcement.

        13.3    Notice of Certification.    GSK and Theravance each shall immediately give notice to the other of any certification filed under the "U.S. Drug Price Competition and Patent Term Restoration Act of 1984" (or its foreign equivalent) claiming that a GSK Patent or a Theravance Patent is invalid or that infringement will not arise from the manufacture, use or sale of any Alliance Product by a Third Party ("Hatch-Waxman Certification").

          13.3.1    Notice.    If a Party decides not to bring infringement proceedings against the entity making such a certification, such Party shall give notice to the other Party of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification.

          13.3.2    Option.    Such other Party then may, but is not required to, bring suit against the entity that filed the certification. If the other Party decides to bring suit, the provisions of Section 13.2.2 or Section 13.2.3 shall apply as appropriate.

          13.3.3    Name of Party.    Any suit by Theravance or GSK shall either be in the name of Theravance or in the name of GSK, (or any Affiliate) or jointly in the name of Theravance and GSK (or any Affiliate), as may be required by law.

        13.4    Assistance.    For purposes of this Article 13, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit. The out-of-pocket costs and expenses of the Party bringing suit shall be reimbursed first out of any damages or other monetary awards recovered in favor of GSK or Theravance. The documented out-of-pocket costs and expenses of the other Party shall then be reimbursed out of any remaining damages or other monetary awards. The Party initiating and prosecuting the action to completion will retain any remaining damages or other monetary awards following such reimbursements.

        13.5    Settlement.    No settlement or consent judgment or other voluntary final disposition of a suit under this Article may be entered into without the joint written consent of GSK and Theravance (which consent will not be withheld unreasonably).

        13.6    Ownership of Inventions.    Each Party shall promptly disclose to the other Party all Inventions made by it during the Term; provided that GSK will be allowed a reasonable time to file patent applications covering GSK Inventions prior to disclosing the GSK Invention to Theravance, and Theravance will be allowed a reasonable time to file patent applications covering Theravance Inventions prior to disclosing the Theravance Invention to GSK. Theravance shall own all Theravance Inventions and GSK shall own all GSK Inventions. All Joint Inventions shall be owned jointly by Theravance and GSK, and each Party hereby consents (without granting any license) to the exercise, assignment or license or other disposition by the other Party of its joint interests in Joint Inventions without accounting or the need to seek the consent of the other Party to such assignment or license or other disposition; provided that any such assignment, license or other disposition shall at all times be subject to the grant of rights and accompanying conditions under Sections 2.1 and 2.2 and Article 14. The determination of inventorship for Inventions shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

ARTICLE 14
TERM AND TERMINATION

        14.1    Term and Expiration of Term.    Except as otherwise mutually agreed to by the Parties, this Agreement shall commence on the Effective Date and shall end upon expiration of the Term, unless terminated early as contemplated hereunder. Unless terminated early under this Article 14, the licenses granted by Theravance to GSK pursuant to Section 2.1 with respect to the Alliance Products shall be considered fully-paid and shall become non-exclusive upon expiration of the Term.

        14.2    Termination for Material Breach.    Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate only that portion of the Agreement as such relates to the relevant Alliance Program (and not, for the avoidance of doubt any other Alliance Program) in the event that the other Party (as used in this subsection, the "Breaching Party") shall have materially breached or defaulted in the performance of any of its obligations in relation to such Alliance Program (the "Breaching Alliance Program"). The Breaching Party shall, if such breach can be cured, have sixty (60) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default (or, if such default cannot be cured within such 60-day period, the Breaching Party must commence and diligently continue actions to cure such default during such 60-day period). Any such termination shall become effective at the end of such 60-day period unless the Breaching Party has cured any such breach or default prior to the expiration of such 60-day period (or, if such default is capable of being cured but cannot be cured within such 60-day period, the Breaching Party has commenced and diligently continued actions to cure such default provided always that, in such instance, such cure must have occurred within one hundred twenty (120) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default).

        14.3    GSK Right to Terminate Development of an Alliance Product.    On an Alliance Product-by-Alliance Product basis, and at any time during Development and prior to First Commercial Sale of the applicable Alliance Product, GSK shall have the right to terminate Development of such Alliance Product (upon the provision of ninety (90) days written notice) for reasons of Technical Failure or Commercial Failure following communication to, and assessment of such proposed termination by, the Joint Program Committee and Joint Steering Committee (in which case such Alliance Product shall be referred to as a "Terminated Development Alliance Product").

        14.4    GSK Right to Terminate Commercialization of an Alliance Product Following First Commercial Sale.    On an Alliance Product-by-Alliance Product basis, and on a Country-by-Country basis, at any time after First Commercial Sale of the applicable Alliance Product in such country, GSK shall have the right to terminate Commercialization of such Alliance Product (upon the provision of one hundred and eighty (180) days written notice) for reasons of Commercial Failure or Technical Failure and following communication to, and assessment of such proposed termination by, the Joint Program Committee and Joint Steering Committee (in which case, such Alliance Product shall be referred to as a "Terminated Commercialized Alliance Product").

        14.5    Effects of Termination.

          14.5.1    Effect of Termination for Material Breach.

            (a)    Material Breach by Theravance.    In the event that the Breaching Alliance Program is terminated by GSK pursuant to Section 14.2 for material breach by Theravance, all licenses in respect of such Breaching Alliance Program granted by Theravance to GSK under this Agreement shall survive, subject to GSK's continued obligation to pay royalties to Theravance hereunder. In such event, GSK shall be entitled to set-off against any monies payable to Theravance hereunder all amounts GSK reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement, without prejudice to any and all of GSK's rights to bring an action against Theravance for damages and any other available remedies in law or equity. Also, Theravance shall, at its sole expense, promptly return to GSK or destroy at GSK's request all relevant records and materials in its possession or control containing Confidential Information of GSK (provided that Theravance may keep one copy of such Confidential Information of GSK for archival purposes only in accordance with Section 10.1).

            (b)    Material Breach by GSK.    In the event that the Breaching Alliance Program is terminated by Theravance for material breach by GSK pursuant to Section 14.2, the provisions of Section 14.5.2 or Section 14.5.3 shall apply to such Breaching Alliance Program depending upon the Development or Commercialization status of same. In addition, Theravance shall be entitled to set-off against any monies payable to GSK hereunder all amounts Theravance reasonably believes constitute its damages incurred by such breach, subject to final judicial resolution or settlement, without prejudice to any and all of Theravance's rights to bring an action against GSK for damages and any other available remedies in law or equity.

          14.5.2    Effect of Termination of Development of an Alliance Product.

            (a)    Non-Respiratory Alliance Products.    In the event that GSK terminates Development of an Alliance Product under Section 14.3 and such Alliance Product is a Non-Respiratory Alliance Product (hereinafter "Terminated Non-Respiratory Development Alliance Product"), and provided that such Terminated Non-Respiratory Development Alliance Product is not being or has not been replaced by an alternative Non-Respiratory Development Alliance Product, the following shall occur in respect of such Terminated Non-Respiratory Development Alliance Product:

              (i)    Return of Materials.    GSK shall [*] transfer to Theravance copies of all material data, reports, records and materials in its possession or control that relate to the Terminated Non-Respiratory Development Alliance Product and/or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1).

              (ii)    Transfer of Regulatory Filings.    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for any such Terminated Non-Respiratory Development Alliance Product (to the extent that any are held in GSK's or such designee(s)'s name), and such transfer to be as permitted by applicable Laws and regulations. GSK shall cooperate as reasonably necessary to permit Theravance to exercise its rights hereunder; provided, however, that if such transfer cannot be effected by GSK in a particular Country within [*] of the effective date of termination for such Terminated Non-Respiratory Development Alliance Product (for example, as a result of Theravance not having the appropriate entity in any such Country to whom ownership of such regulatory filing(s) would be required to be transferred) then GSK, after the expiration of such aforesaid period, shall forthwith be entitled to surrender ownership of such regulatory filing(s) and/or applications for cancellation in respect of such Country.

              (iii)    Return of License Rights to Theravance.    All licenses granted by Theravance to GSK with respect to the Terminated Non-Respiratory Development Alliance Product under this Agreement shall terminate.

              (iv)    Grant of License Rights.    GSK shall grant to Theravance appropriate licenses (as the Parties reasonably determine) to such intellectual property rights as GSK owns and is legally able to grant to enable Theravance and/or any Third Party designee to continue development and commercialization of and to produce such Terminated Non-Respiratory Development Alliance Product provided always that if any such GSK right(s) has an applicability to other GSK owned or licensed-in products then any such license will be granted to Theravance on a non-exclusive basis but if such right(s) are specific to the Terminated Non-Respiratory Development Alliance Product and have no applicability to other GSK owned or licensed-in products then such license will be granted to Theravance on an exclusive basis. For the avoidance of doubt, any such licenses granted by GSK shall assure that GSK shall retain no right to Develop or Commercialize, or to license a Third Party to Develop or Commercialize, such Terminated Non-Respiratory Development Alliance Product.

              (v)    Trademark Assignment.    Upon the request of Theravance, GSK shall prepare a global assignment to Theravance of any Trademark extensively and publicly used by GSK and Theravance in connection with the Terminated Non-Respiratory Development Alliance Product. If Theravance elects to record the Assignment, Theravance shall undertake such recordal tasks and shall bear the costs and fees associated with the recordal, including but not limited to all filing fees, agent fees, and costs of notarization and legalizations. GSK shall cooperate with Theravance as reasonably necessary. Notwithstanding the foregoing, in the event that any Trademark is used by GSK on any other product, GSK shall not assign such Trademark as contemplated in the preceding sentence but shall license such Trademark to Theravance on a non-exclusive basis and subject to any further license terms to be agreed by the Parties in good faith at the time.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              (vi)    Stock Return and Supply.    GSK shall return to Theravance all available formulated and API stocks (if such stocks exist) of the Terminated Non-Respiratory Development Alliance Product and which are then held by GSK or cause such API stocks to be provided to Theravance if held by a vendor or other Third Party on behalf of GSK. The parties shall also consider the appropriateness of entering into any interim supply arrangements to facilitate the transfer contemplated herein and if appropriate, the continued development of the Terminated Non-Respiratory Development Alliance Product by Theravance for an interim period.

            (b)    Respiratory Alliance Products.    In the event that GSK terminates Development of an Alliance Product under Section 14.3 and such Alliance Product is a Respiratory Alliance Product (hereinafter "Terminated Respiratory Development Alliance Product"), and provided that such Terminated Respiratory Development Alliance Product is not being or has not been replaced by an alternative Respiratory Development Alliance Product the following shall occur in respect of such Terminated Respiratory Development Alliance Product:

              (i)    Return of Materials.    GSK shall [*] transfer to Theravance copies of all material data, reports, records and materials in its possession or control that relate to the Terminated Respiratory Development Alliance Product, but only insofar as the Terminated Respiratory Development Alliance Product is a single agent product and contains the Theravance Compound as a single agent, and/or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1).

              (ii)    Transfer of Regulatory Filings.    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for any Terminated Respiratory Development Alliance Product (to the extent that any are held in GSK's or such designee(s)'s name), but only where the Terminated Respiratory Development Alliance Product is a single agent product and contains the Theravance Compound as the single agent, and such transfer to be as permitted by applicable Laws and regulations. GSK shall cooperate as reasonably necessary to permit Theravance to exercise its rights hereunder; provided, however, that if such transfer cannot be effected by GSK in a particular Country within one hundred fifty (150) days of the effective date of termination for such Terminated Respiratory Development Alliance Product (for example, as a result of Theravance not having the appropriate entity in any such Country to whom ownership of such regulatory filing(s) would be required to be transferred) then GSK, after the expiration of such aforesaid period, shall forthwith be entitled to surrender ownership of such regulatory filing(s) and/or applications for cancellation in respect of such Country.

              (iii)    Return of License Rights to Theravance.    All licenses granted by Theravance to GSK with respect to the Terminated Respiratory Development Alliance Product under this Agreement shall terminate.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              (iv)    Grant of License Rights to Theravance.    GSK shall grant to Theravance the appropriate licenses (as the Parties reasonably determine) to such intellectual property rights as GSK owns and is legally able to grant [*], to enable Theravance and/or any Third Party designee in the Territory (or in the case of a Country-by-Country termination, in the relevant Countries) to continue development and commercialization of and to produce such Terminated Respiratory Development Alliance Product but only where the Terminated Respiratory Development Alliance Product is a single agent product and contains the Theravance Compound as the single agent and provided always that if any such GSK right(s) has an applicability to other GSK owned or licensed-in products then any such license will be granted to Theravance on a non-exclusive basis but if such right(s) are specific to the Terminated Respiratory Development Alliance Product and have no applicability to other GSK owned or licensed-in products then such license will be granted to Theravance on an exclusive basis. For the avoidance of doubt, any such licenses granted by GSK shall assure that GSK shall retain no right to Develop or Commercialize, or to license a Third Party to Develop or Commercialize, such Terminated Respiratory Commercialized Alliance Product (insofar as same is a single agent product and contains the Theravance Compound as the single agent).

              (v)    Trademark Assignment.    Upon the request of Theravance, GSK shall prepare a global assignment to Theravance of any Trademark extensively and publicly used by GSK and Theravance in connection with the Terminated Respiratory Development Alliance Product. If Theravance elects to record the Assignment, Theravance shall undertake such recordal tasks and shall bear the costs and fees associated with the recordal, including but not limited to all filing fees, agent fees, and costs of notarization and legalizations. GSK shall cooperate with Theravance as reasonably necessary. Notwithstanding the foregoing, in the event that any Trademark is used by GSK on any other product, GSK shall not assign such Trademark as contemplated in the preceding sentence but shall license such Trademark to Theravance on a non-exclusive basis and subject to any further license terms to be agreed by the Parties in good faith at the time.

              (vi)    Stock Return.    GSK shall return to Theravance all available formulated and API stocks (if such stocks exist) of the Terminated Respiratory Development Alliance Product (but only insofar as the Terminated Respiratory Development Alliance Product is a single agent product and contains the Theravance Compound as a single agent) and which are then held by GSK or cause such API stocks to be provided to Theravance if held by a vendor or other Third Party on behalf of GSK. The Parties shall also consider the appropriateness of entering into any interim supply arrangements to facilitate the transfer contemplated herein.

              (vii)    Compensation to Theravance

                (aa) Subject to sub-paragraph (bb) below, any GSK termination of a Terminated Respiratory Development Alliance Product will result in GSK paying to Theravance compensation as follows: [*], payable by GSK to Theravance in two equal installments [*], the first such payment of [*] to be made by GSK within ninety (90) days of the date GSK's termination of such Terminated Respiratory Development Alliance Product Alliance hereunder becomes effective ("the effective date of termination") and the second such payment of [*] to be made by GSK within thirty (30) days of the first twelve (12) month anniversary of the effective date of termination.

                (bb) The provisions of sub-paragraph (aa) shall not apply (and thereby no compensation as comtemplated thereunder shall be paid by GSK to Theravance) if any of the following apply in respect of the Terminated Respiratory Development Alliance Product:

                (xx) A Technical Failure has occurred (either in respect of the relevant Lead Theravance Compound and/or any back-up within the relevant Alliance Program); or

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                (yy) As of the effective date of termination, GSK has not commenced any clinical study or studies related to and/or directed at the Terminated Respiratory Development Alliance Product in any proprietary GSK device(s), including Diskus; or

                (zz) The Theravance Compound contained in the Terminated Respiratory Development Alliance Product is contained in another Alliance Product being Developed hereunder.

          14.5.3    Effect of Termination by GSK of a Terminated Commercialized Alliance Product.

            (a)    Non-Respiratory Alliance Products.    In the event that GSK terminates Commercialization of an Alliance Product under Section 14.4 and such Alliance Product is a Non-Respiratory Alliance Product (hereinafter "Terminated Non-Respiratory Commercialized Alliance Product"), and provided that such Terminated Non-Respiratory Commercialized Alliance Product is not being or has not been replaced by an alternative Non-Respiratory Alliance Product, the following shall occur:

              (i)    Theravance Rights to Commercialize.    If GSK terminates a Non-Respiratory Commercialized Alliance Product after First Commercial Sale of such Alliance Product in one or more of the Major Market Countries, Theravance shall have the right in its sole discretion and at its sole expense, for its own benefit or together with a Third Party, to commercialize such Terminated Commercialized Alliance Product in any of such Major Market Countries where it has been terminated. If GSK terminates a Non-Respiratory Commercialized Alliance Product in all Countries of the Territory following the first commercial sale in any Country of the Territory, Theravance shall have the right in its sole discretion and at it sole expense, for its own benefit or together with a Third Party, to Commercialize such Terminated Non-Respiratory Commercialized Alliance Product in the Territory. In either case, GSK will use reasonable efforts to assist Theravance in locating a mutually acceptable Third Party to carry out the rights and activities contemplated herein.

              (ii)    Return of Materials.    GSK shall [*] transfer to Theravance copies of all data, reports, records and materials in its possession or control that relate to the Terminated Non-Respiratory Commercialized Alliance Product or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1).

              (iii)    Transfer of Regulatory Filings.    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for any Terminated Non-Respiratory Commercialized Alliance Product (to the extent that any are held in GSK's or such designee(s)'s name) and such transfer to be as permitted by applicable Laws and regulations. GSK shall cooperate as reasonably necessary to permit Theravance to exercise its rights hereunder; provided, however, that if such transfer cannot be effected by GSK in a particular Country [*] of the effective date of termination for such Terminated Non-Respiratory Commercialized Alliance Product (for example, as a result of Theravance not having the appropriate entity in any such Country to whom ownership of such regulatory filing(s) would be required to be transferred) then GSK, after the expiration of such aforesaid period, shall forthwith be entitled to surrender ownership of such regulatory filing(s) and/or applications for cancellation in respect of such Country.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              (iv)    Return of License Rights to Theravance.    All licenses granted by Theravance to GSK with respect to the Terminated Non-Respiratory Commercialized Alliance Product under this Agreement shall terminate.

              (v)    Grant of License Rights to Theravance.    Subject to the first paragraph of Section 14.5.3(b), GSK shall grant to Theravance the appropriate licenses in the Territory (or in the case of a Country-by-Country termination, in the relevant Countries) under the GSK Patents, GSK Inventions and GSK Know-How to enable Theravance by itself and/or through one or more Third Party sublicensees, to Commercialize the Terminated Respiratory Commercialized Alliance Product provided always that if any such GSK right(s) has an applicability to other GSK owned or licensed-in products then any such license will be granted to Theravance on a non-exclusive basis but if such right(s) are specific to the Terminated Respiratory Commercialized Alliance Product and have no applicability to other GSK owned or licensed-in products then such license will be granted to Theravance on an exclusive basis. For the avoidance of doubt, any such licenses granted by GSK shall assure that GSK shall retain no right to Develop or Commercialize, or to license a Third Party to Develop or Commercialize, such Terminated Respiratory Commercialized Alliance Product. GSK shall also provide Theravance with all such information and data which GSK, or its sublicensees reasonably have available in such Country, for example access to drug master file, clinical data and the like, and shall execute such instruments as Theravance reasonably requests, to enable Theravance to obtain the appropriate regulatory approvals to market such Terminated Respiratory Commercialized Alliance Product in such Country and for any other lawful purpose related to Commercialization of such Terminated Respiratory Commercialized Alliance Product in such Country.

              (vi)    Trademark Assignment.    Upon the request of Theravance, GSK shall prepare a global assignment to Theravance of any Trademark extensively and publicly used by GSK and Theravance in connection with the Terminated Non-Respiratory Commercialized Alliance Product. If Theravance elects to record the Assignment, Theravance shall undertake such recordal tasks and shall bear the costs and fees associated with the recordal, including but not limited to all filing fees, agent fees, and costs of notarization and legalizations. GSK shall cooperate with Theravance as reasonably necessary. Notwithstanding the foregoing, in the event that any Trademark is used by GSK on any other product, GSK shall not assign such Trademark as contemplated in the preceding sentence but shall license such Trademark to Theravance on a non-exclusive basis and subject to any further license terms to be agreed by the Parties in good faith at the time.

              (vii)    Supply.    If requested by Theravance, the Parties shall negotiate and agree in good faith to a separate commercialization and supply agreement for any Terminated Respiratory Commercialized Alliance Product which shall ensure that, based on commercially reasonable terms (recognizing the Commercialized status of such product), Theravance has a continuous and uninterrupted supply of such Terminated Respiratory Commercialized Alliance Product, for a suitable period of time to enable Theravance to secure Third Party supply provided always that such period of time shall not exceed a period of [*] from the effective date of termination.

            (b)    Respiratory Alliance Products.    In the event that GSK terminates Commercialization of an Alliance Product under Section 14.4 and such Alliance Product is a Respiratory Alliance Product (hereinafter "Terminated Respiratory Commercialized Alliance Product"), and provided that such Terminated Respiratory Commercialized Alliance Product is not being or has not been replaced by an alternative Respiratory Alliance Product and provided further that, in GSK's good faith reasonable judgment, the exercise by Theravance alone or with a Third Party of any of the rights or activities contemplated by this Section 14.5.3(b) will not materially damage GSK's continued development, regulatory or commercial use of GSK Property the following shall occur:

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              (i)    Theravance Rights to Commercialize.    If GSK terminates a Respiratory Commercialized Alliance Product after First Commercial Sale of such Alliance Product in one or more of the Major Market Countries, Theravance shall have the right in its sole discretion and at its sole expense, for its own benefit or together with a Third Party, to commercialize such Terminated Respiratory Commercialized Alliance Product in any of such Major Market Countries where it has been terminated. If GSK terminates a Respiratory Commercialized Alliance Product in all Countries of the Territory following the first commercial sale in any Country of the Territory, Theravance shall have the right in its sole discretion and at it sole expense, for its own benefit or together with a Third Party, to Commercialize such Terminated Respiratory Commercialized Alliance Product in the Territory. In either case, GSK will use reasonable efforts to assist Theravance in locating a mutually acceptable Third Party to carry out the rights and activities contemplated herein.

              (ii)    Return of Materials.    GSK shall [*] transfer to Theravance copies of all material data, reports, records and materials in its possession or control that relate to the Terminated Respiratory Commercialized Alliance Product but only insofar as the Terminated Respiratory Commercialized Alliance Product is a single agent product and contains the Theravance Compound as a single agent, and/or destroy at Theravance's request, all relevant records and materials in its possession or control containing Confidential Information of Theravance (provided that GSK may keep one copy of such Confidential Information of Theravance for archival purposes only in accordance with Section 10.1).

              (iii)    Transfer of Regulatory Filings.    GSK shall [*] transfer to Theravance, or shall cause its designee(s) to transfer to Theravance, ownership of all regulatory filings made or filed for any Terminated Respiratory Commercialized Alliance Product (to the extent that any are held in GSK's or such designee(s)'s name) but only where the Terminated Respiratory Commercialized Alliance Product is a single agent product and contains the Theravance Compound as a single agent, and such transfer to be as permitted by applicable Laws and regulations. GSK shall cooperate as reasonably necessary to permit Theravance to exercise its rights hereunder; provided, however, that if such transfer cannot be effected by GSK in a particular Country [*] of the effective date of termination for such Terminated Respiratory Commercialized Alliance Product (for example., as a result of Theravance not having the appropriate entity in any such Country to whom ownership of such regulatory filing(s) would be required to be transferred) then GSK, after the expiration of such aforesaid period, shall forthwith be entitled to surrender ownership of such regulatory filing(s) and/or applications for cancellation in respect of such Country.

              (iv)    Return of License Rights to Theravance.    All licenses granted by Theravance to GSK with respect to the Terminated Respiratory Commercialized Alliance Product under this Agreement shall terminate.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              (v)    Grant of License Rights to Theravance.    Subject to the first paragraph of Section 14.5.3(b), GSK shall grant to Theravance the appropriate licenses in the Territory (or in the case of a Country-by-Country termination, in the relevant Countries) under the GSK Patents, GSK Inventions and GSK Know-How to enable Theravance by itself and/or through one or more Third Party sublicensees, to Commercialize the Terminated Respiratory Commercialized Alliance Product provided always that if any such GSK right(s) has an applicability to other GSK owned or licensed-in products then any such license will be granted to Theravance on a non-exclusive basis but if such right(s) are specific to the Terminated Respiratory Commercialized Alliance Product and have no applicability to other GSK owned or licensed-in products then such license will be granted to Theravance on an exclusive basis. For the avoidance of doubt, any such licenses granted by GSK shall assure that GSK shall retain no right to Develop or Commercialize, or to license a Third Party to Develop or Commercialize, such Terminated Respiratory Commercialized Alliance Product. GSK shall also provide Theravance with all such information and data which GSK, or its sublicensees reasonably have available in such Country, for example access to drug master file, clinical data and the like, and shall execute such instruments as Theravance reasonably requests, to enable Theravance to obtain the appropriate regulatory approvals to market such Terminated Respiratory Commercialized Alliance Product in such Country and for any other lawful purpose related to Commercialization of such Terminated Respiratory Commercialized Alliance Product in such Country.

              (vi)    Trademark Assignment.    Upon the request of Theravance, GSK shall prepare a global assignment to Theravance of any Trademark extensively and publicly used by GSK and Theravance in connection with the Terminated Respiratory Commercialized Alliance Product. If Theravance elects to record the Assignment, Theravance shall undertake such recordal tasks and shall bear the costs and fees associated with the recordal, including but not limited to all filing fees, agent fees, and costs of notarization and legalizations. GSK shall cooperate with Theravance as reasonably necessary. Notwithstanding the foregoing, in the event that any Trademark is used by GSK on any other product, GSK shall not assign such Trademark as contemplated in the preceding sentence but shall license such Trademark to Theravance on a non-exclusive basis and subject to any further license terms to be agreed by the Parties in good faith at the time.

              (vii)    Supply.    If requested by Theravance, the Parties shall negotiate and agree in good faith to a separate commercialization and supply agreement for any Terminated Respiratory Commercialized Alliance Product which shall ensure that, based on commercially reasonable terms (recognizing the Commercialized status of such product), Theravance has a continuous and uninterrupted supply of such Terminated Respiratory Commercialized Alliance Product, for a suitable period of time to enable Theravance to secure Third Party supply provided always that such period of time shall not exceed a period of [*] from the effective date of termination.

        14.6    Effect of Post-Termination Provisions on a Change in Control in Theravance.    In the event of a Change in Control of Theravance prior to termination by GSK under Section 14.4 (other than a Change in Control of Theravance involving GSK or a GSK Affiliate) none of the provisions under Section 14.5.3 shall survive as they pertain to any Alliance Product other than to an Alliance Product that contains a Theravance Compound as a single agent or a Combination Product containing another agent that is not GSK Property and the Parties will meet in good faith to explore other potential commercial options, e.g. use of one or more Third Parties for possible continued Commercialization of such Terminated Commercialized Alliance Product.

        14.7    Milestone Payments.    GSK shall not be obligated to make a Development Milestone payment under Section 6.2 which is triggered by an event occurring after the effective date of termination of this Agreement with respect to an Alliance Product or after the effective date of termination of Development or Commercialization of such Alliance Product, as applicable.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        14.8    Accrued Rights; Surviving Obligations.    Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination, relinquishment or expiration of this Agreement, including without limitation Article 10, and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment or expiration.

ARTICLE 15
MISCELLANEOUS

        15.1    Relationship of the Parties.    Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, GSK's legal relationship under this Agreement to Theravance shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties.

        15.2    Registration and Filing of This Agreement.    To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, including without limitation the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission, in accordance with Law, such Party shall inform the other Party thereof. Should both Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information there from on a timely basis.

        15.3    Force Majeure.    The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, not due to malfeasance by such Party or its Affiliates, and which could not with the exercise of due diligence have been avoided (each, a "Force Majeure Event"), including, but not limited to, an injunction, order or action by a Governmental Authority, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or change in law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of the Force Majeure. The Party prevented from performing its obligations or duties because of a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof. The Party so affected shall use Diligent Efforts to avoid or remove such causes of nonperformance as soon as is reasonably practicable. Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall promptly recommence. The Party subject to the Force Majeure Event shall not be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 15.3.

        15.4    Governing Law.    This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

        15.5    Attorneys' Fees and Related Costs.    In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, court costs and expenses of litigation whether or not the action or proceeding proceeds to final judgment.

        15.6    Assignment.    This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however that either Party may assign this Agreement, in whole or in part, to any of its Affiliates if such Party guarantees the performance of this Agreement by such Affiliate; and provided further that either Party may assign this Agreement to a successor to all or substantially all of the assets of such Party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

        15.7    Notices.    All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile with confirmation of receipt, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

Theravance:	Theravance, Inc. 901 Gateway Boulevard South San Francisco, CA 94080 Facsimile: 650-827-8683 Attn: Senior Vice President, Commercial Development
GSK:	Glaxo Group Limited 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom Attn: Company Secretary Facsimile: 011 44 208-047-6912
With a copy to:	GlaxoSmithKline plc 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom Attn: Corporate Law Facsimile: 011 44 208-047-6912

and with a copy to:	GlaxoSmithKline Research & Development Greenford Road Greenford Middlesex UB6 0HE United Kingdom Attn: Vice President, Worldwide Business Development Facsimile: 011 44 208 966 5371

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. All notices shall be deemed effective upon receipt by the addressee.

        15.8    Severability.    In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties' presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any applicable laws, rules or regulations.

        15.9    Waiver.    Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

        15.10    Entire Agreement.    This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements and understandings between the Parties, whether written or oral. This Agreement may be altered, amended or changed only in writing and by making specific reference to this Agreement and signed by duly authorized representatives of Theravance and GSK.

        15.11    No License.    Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of any Alliance Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

        15.12    Third Party Beneficiaries.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including without limitation any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

        15.13    Counterparts.    This Agreement may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

        15.14    Agreement Closing Condition.    The obligation of each Party to consummate the transaction contemplated hereby is subject to the satisfaction of the following condition (the "Closing Condition"): All filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other similar laws that are necessary in any jurisdiction with respect to the transaction contemplated hereby shall have been made and any required waiting period under such laws shall have expired or been terminated and any Governmental Authority in a jurisdiction with an applicable mandatory pre-closing waiting period that has power under or authority to enforce such laws shall have, if applicable, approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the transaction contemplated hereby nor to refer the transaction to any other competent Governmental Authority. Each Party shall use good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective the transaction contemplated by this Agreement, including, but not limited to satisfaction of the Closing Condition and each Party shall keep the other Party reasonably apprised of the status of matters relating to the completion of same. In connection with the foregoing, the Parties hereby agree to negotiate in good faith to make as soon as practicable any modification or amendment to this Agreement or any agreement related hereto that is required by the United States Federal Trade Commission, Department of Justice or equivalent Governmental Authority, provided that no Party shall be required to agree to any modification or amendment that, in the reasonable opinion of such Party's external legal or financial counsel, would be adverse to such Party. This Agreement may be terminated by either Party upon written notice any time after September 30, 2004 if the transactions contemplated by this Agreement shall not have been consummated by September 30, 2004 due to failure to satisfy the Closing Condition; provided, however, that the terminating Party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to satisfy the Closing Condition or otherwise to consummate the transactions contemplated by this Agreement by such date.

        15.15    Alliance Program Closing Condition.

          (a)   If GSK notifies Theravance in writing of its wish to exercise its Opt-In Right in respect of a particular Discovery Program pursuant to Section 4.2.1(a), Section 4.2.2(a) or Section 4.2.2(b), such notice of exercise shall not take effect until satisfaction of the condition set forth in Section 15.15 (b) below, if applicable (the "Alliance Program Closing Condition").

          (b)   All filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other similar laws that are necessary in any jurisdiction with respect to the exercise of such Opt-In Right contemplated hereby shall have been made and any required waiting period under such laws shall have expired or been terminated and any Governmental Authority in a jurisdiction with an applicable mandatory pre-closing waiting period that has power under or authority to enforce such laws shall have, if applicable, approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the exercise of such Opt-In Right contemplated hereby nor to refer same to any other competent Governmental Authority. Each Party shall use good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective the exercise of any such Opt-In Right contemplated by this Agreement, including, but not limited to satisfaction of the Alliance Program Closing Condition and each Party shall keep the other Party reasonably apprised of the status of matters relating to the completion of same. In connection with the foregoing, the Parties shall use all reasonable efforts to make any such filing(s), if applicable, within five (5) business days of the date GSK notifies Theravance in writing of its wish to exercise its Opt-In Right in respect of a particular Discovery Program pursuant to Section 4.2.1(a), Section 4.2.2(a) or Section 4.2.2(b). Further, the Parties hereby agree to negotiate in good faith to make as soon as practicable any modification or amendment to this Agreement or any agreement related hereto that is required by the United States Federal Trade Commission, Department of Justice or equivalent Governmental Authority, provided that no Party shall be required to agree to any modification or amendment that, in the reasonable opinion of such Party's external legal or financial counsel, would be adverse to such Party. GSK's rights to exercise any such Opt-In Right in respect of a particular Discovery Program under this Agreement may be terminated by either Party upon written notice any time after 180 days (one hundred and eighty days) from the relevant Initial Due Diligence Commencement Date if the exercise of such Opt-In Right contemplated hereby shall not have been consummated by the aforesaid 180 days (one hundred and eighty days) due to failure to satisfy the Alliance Program Closing Condition; provided, however, that the terminating Party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to satisfy the Alliance Program Closing Condition or otherwise to consummate the exercise of such Opt-In Right contemplated by this Agreement by such date.

        IN WITNESS WHEREOF, Theravance and GSK, by their duly authorized officers, have executed this Agreement on March 30, 2004.

THERAVANCE, INC.		GLAXO GROUP LIMITED
By:	/s/ RICK E WINNINGHAM	By:	/s/ JEAN-PIERRE GARNIER
	Rick E Winningham		Jean-Pierre Garnier
	Chief Executive Officer		Chief Executive Officer

Schedule 1.36

Existing Discovery Programs

Non-Respiratory

Modified Glycopeptide	—Antibiotic for Treatment of Gram Positive Bacteria
Overactive Bladder	—M2 Muscarinic Antagonist for OAB
5-HT4	—Agonist for GI Motility Disorders
SASH	—Short Acting Sedative Hypnotic

Respiratory

        LAMA—Long Acting Muscarinic Antagonist for Treatment of Respiratory Disease

        MABA—Pan-Muscarinic Antagonist and Beta Agonist for use in Respiratory Disease

Schedule 1.66

Long Acting Muscarinic Antagonist Respiratory Discovery Criteria

  •
  Chemical and Pharmaceutical development

          Structure

    •
    Spectroscopic evidence of [*].

          Synthetic Process

    •
    Existing synthetic route [*].

          Physical Properties/stability

    •
    Crystalline API should be [*].

    •
    Solubility [*].

    •
    Drug Substance exists in [*].

    •
    Can be [*]. Particle size [*]. No marked shift [*].

    •
    Moisture sorption-non hydroscopic

    •
    Mass change [*].

    •
    Does not [*].

    •
    No significant changes [*].

  •
  In Vitro Pharmacology:

  •
  [*].

  •
  Not significantly [*].

  •
  The compound must [*].

  •
  General in vitro pharmacology [*].

  •
  In Vivo Pharmacology:

  •
  Projected human dose estimated from [*].

  •
  [*].

  •
  Functional lung selectivity [*]. Full dose response curves [*].

  •
  Onset of action [*].

  •
  Pharmacokinetics:

  •
  Oral bioavailability [*].

  •
  Limited permeability in [*].

  •
  Dose related exposure [*].

  •
  No significant [*].

  •
  [*].

  •
  Safety:

  •
  Less than [*].

  •
  No irritation to the respiratory tract [*].

  •
  Negative in a [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

List of Protocols:

  1.
  Theravance [*] assay

  2.
  Theravance [*] assay

  3.
  [*]

  4.
  Theravance [*]

  5.
  Theravance [*] Assay

  6.
  Theravance [*] Assay

  7.
  Theravance [*] assay

  8.
  Theravance [*]

  9.
  Theravance [*] assay

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule 1.72

Muscarinic Antagonist-Beta Agonist Respiratory Discovery Criteria

  •
  Chemical and Pharmaceutical development

          Structure

    •
    Spectroscopic evidence of [*].

          Synthetic Process

    •
    Existing synthetic route [*]. Synthesis [*] with no insurmountable safety, health or environmental issues.

          Physical Properties/stability

    •
    Crystalline API should be [*].

    •
    Solubility [*].

    •
    Drug Substance exists in [*].

    •
    Can be [*]. Particle size [*]. No marked shift [*].

    •
    Moisture sorption-non hydroscopic

    •
    Mass change [*].

    •
    Does not [*].

    •
    No significant changes [*].

  •
  In Vitro Pharmacology:

  •
  [*].

  •
  Not significantly [*].

  •
  The compound must [*].

  •
  The ratio of [*].

  •
  The potency at [*].

  •
  The selectivity [*].

  •
  [*].

  •
  General in vitro pharmacology [*].

  •
  In Vivo Pharmacology:

  •
  [*].

  •
  Significant [*]. Ratio of [*].

  •
  [*]. There should be no [*].

  •
  Pharmacokinetics:

  •
  Oral bioavailability [*].

  •
  Limited permeability in [*].

  •
  Dose related exposure [*].

  •
  No significant [*].

  •
  [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  •
  Safety:

  •
  Less than [*].

  •
  No irritation to the respiratory tract [*].

  •
  Negative in a [*].

List of Protocols:

  1.
  Theravance [*] Assay

  2.
  Theravance [*] Assay

  3.
  Theravance [*] Assay

  4.
  Theravance [*] Assay

  5.
  Theravance [*] Assay

  6.
  Theravance [*] Assay

  7.
  Theravance [*]

  8.
  Theravance [*]

  9.
  Theravance [*]

  10.
  Theravance [*]

  11.
  Theravance [*]

  12.
  Theravance [*] assay

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule 6.1.2(A)

Class A Common Stock Purchase Agreement

THERAVANCE, INC.

CLASS A COMMON

STOCK PURCHASE AGREEMENT

March 30, 2004

4.10 Strategic Alliance Agreement	13
4.11 HSR Act	13
4.12 Executive Lock-Up Agreements	13
4.13 Conduct of the Company Business	13
5. Conditions of the Company's Obligations at Closing	13
5.1 Representations and Warranties	13
5.2 Qualifications	14
5.3 Investors' Rights Agreement	14
5.4 Restated Certificate	14
5.5 Governance Agreement	14
5.6 Strategic Alliance Agreement	14
5.7 HSR Act	14
5.8 Delivery of Common Stock	14
6. Miscellaneous	14
6.1 Survival of Warranties	14
6.2 Successors and Assigns	14
6.3 Governing Law	14
6.4 Counterparts	15
6.5 Titles and Subtitles	15
6.6 Notices	15
6.7 Finder's Fee	15
6.8 Expenses	15
6.9 Amendments and Waivers	15
6.10 Termination	15
6.11 Severability	16
6.12 Confidentiality	16
6.13 Publicity	16
6.14 Entire Agreement	16
6.15 Legends	16
6.16 Conduct of Business of the Company	17

SCHEDULE A	Schedule of Exceptions
EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Amended and Restated Investors' Rights Agreement
EXHIBIT C	Governance Agreement
EXHIBIT D	Opinion of Counsel for the Company
EXHIBIT E	Form of Executive Lock-Up Agreement
EXHIBIT F	Summary of Terms of the Officer and Key Employee Incentive Plan

2

THERAVANCE, INC.

CLASS A COMMON STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of March, 2004, by and among Theravance, Inc., a Delaware corporation (the "Company"), and SmithKline Beecham Corporation, a Pennsylvania corporation (the "Investor").

        WHEREAS, Glaxo Group Limited, a limited liability company organized under the laws of England and Wales ("GGL") and the Company have entered into that certain Strategic Alliance Agreement dated as of the date hereof (the "Alliance Agreement"), pursuant to which, among other things, the Company has granted GGL an option to develop and commercialize certain therapeutic compounds on an exclusive, worldwide basis;

        WHEREAS, the Investor and the Company are contemporaneously entering into this Agreement, pursuant to which the Investor shall purchase shares of the Company's Class A Common Stock, par value $0.01 (the "Class A Common Stock");

        WHEREAS, as a condition to the stock purchase contemplated by this Agreement and to facilitate an eventual underwritten public offering of the Company's equity securities, all outstanding shares of the Company's Preferred Stock not owned by GGL must be converted into shares of the Company's Common Stock; and

        WHEREAS, in connection with the stock purchase contemplated by this Agreement, the Company intends to implement a retention plan designed to retain and incent key employees, which shall include various equity incentives following a successful underwritten public offering of the Company's equity securities.

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.     Purchase and Sale of Stock.

          1.1   Sale and Issuance of Class A Common Stock.

          (a)   On or prior to the Closing (as defined below), (i) all issued and outstanding shares of preferred stock of the Company shall have converted into common stock and (ii) the Company shall adopt and file with the Secretary of State Delaware the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

          (b)   On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance pursuant to this Agreement of 9,900,000 shares of its Class A Common Stock at a price of $11.00 per share. The Class A Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

          (c)   Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, 9,900,000 shares of the Company's Class A Common Stock for an aggregate purchase price of $108,900,000.

          1.2   Closing. The purchase and sale of the Class A Common Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, CA 94025, at 10:00 A.M., on the date all conditions to closing set forth in Sections 4 and 5 have been satisfied or effectively waived, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Class A Common Stock that the Investor is purchasing against payment of the purchase price therefor by check or wire transfer, or any combination thereof.

3

          1.3   Exchange of Shares of Common Stock for Shares of Class A Common Stock. Upon the Closing, GGL shall be deemed to have automatically exchanged, as of the date of the Closing, on a one-for-one basis, each share of Common Stock held by GGL for one share of Class A Common Stock. The rights, preferences and privileges of the Common Stock and Class A Common Stock are as set forth in the Restated Certificate.

        2.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, as of the date hereof, and except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1   Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and the Amended and Restated Investors' Rights Agreement, by and among the Company and the investors who are parties thereto, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), (ii) to issue and sell the Class A Common Stock hereunder, (iii) to perform its obligations under the Restated Certificate, and (iv) to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2   Capitalization and Voting Rights.

            (a)   As of the date of this Agreement, the authorized capital of the Company consists of:

              (i)    Preferred Stock. 51,500,000 shares of Preferred Stock (the "Preferred Stock"), of which (i) 5,020,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 4,988,000 of which are outstanding; (ii) 5,100,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 5,074,000 of which are outstanding; (iii) 18,823,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), 18,765,166 of which are outstanding; (iv) 1,666,666 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), 1,666,666 of which are outstanding (which are initially convertible into 2,777,777 shares of Common Stock); (v) 13,888,889 shares have been designated Series D-1 Preferred Stock (the "Series D-1 Preferred Stock"), 13,169,905 of which are outstanding; and (vi) 4,000,000 shares have been designated Series E Preferred Stock (the "Series E Preferred Stock"), all of which are outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware on the date hereof.

              (ii)   Common Stock. 120,000,000 shares of common stock, par value $0.01 ("Common Stock"), of which 11,413,885 shares are issued and outstanding.

              (iii)  The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

              (iv)  Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 2.5 of the Investors' Rights Agreement, (C) currently outstanding warrants to purchase 4,000 shares of Series A Preferred Stock, (D) currently outstanding warrants to purchase 4,000 shares of Series B Preferred Stock, (E) currently outstanding warrants to purchase 48,611 shares of Series D-1 Preferred Stock, and (F) currently

4

      outstanding options to purchase 13,630,463 shares of Common Stock granted to employees, directors, board members, consultants and service providers, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 962,000 shares of its Common Stock for issuance upon exercise of options to be granted in the future under the Company's 1997 Stock Plan. Except for the provisions of the Restated Certificate, the Investors' Rights Agreement and of that certain Amended and Restated Stockholders' Voting Agreement dated as of January 25, 1999 by and among the Company and the other parties listed therein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other similar transaction(s) by the Company.

          (b)   Immediately prior to the Closing, upon the filing of the Restated Certificate and assuming between the date hereof and the date of Closing (x) the exchange of shares of Common Stock held by the Investor for shares of Class A Common Stock pursuant to Section 1.3 hereof, (y) no issuance by the Company of its capital stock or any security exercisable for or convertible into capital stock of the Company pursuant to any employee, director or consultant compensation plan that has been approved by the majority of the Board of Directors and (z) no exercise or conversion of any outstanding option, warrant or other security exercisable for or convertible into the capital stock of the Company, the authorized capital of the Company shall consist of:

            (i)    Preferred Stock. 5,000,000 shares of Preferred Stock (the "Preferred Stock"), none of which shall be outstanding.

            (ii)   Common Stock. 175,000,000 shares of Common Stock, par value $0.01 ("Common Stock"), 56,188,733 of which shall be outstanding

            (iii)  Class A Common Stock. 13,900,000 shares of Class A Common Stock, 4,000,000 of which shall be outstanding and 9,900,000 of which shall be sold pursuant to this Agreement.

          2.3   Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity, other than Theravance East, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4   Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Governance Agreement to be entered into by the Company and the Investor (and its affiliates), in substantially the form attached hereto as Exhibit C (the "Governance Agreement," and collectively with this Agreement and the Investors' Rights Agreement, the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Class A Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general

5

  application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5   Valid Issuance of Preferred and Common Stock. The Class A Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws. The Class A Common Stock that is being purchased by the Investor hereunder will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with. Prior to the filing of the Restated Certificate, the outstanding Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock was duly and validly issued, fully paid, and is nonassessable. Upon the filing of the Restated Certificate, the Common Stock issuable upon conversion of the outstanding Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock will be duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the documents executed in connection with the sale of the Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock and under applicable state and federal securities laws. The outstanding Series A, Series B, Series C, Series D, Series D-1 and Series E Preferred Stock is not subject to preemptive rights or rights of first refusal that have not been waived or complied with and, upon the execution and delivery of the Investors' Rights Agreement by the requisite holders of Company capital stock necessary to amend and restate the "Prior Agreement" (as such term is defined in the Investors' Rights Agreement), the Common Stock and Class A Common Stock issuable upon conversion of such Preferred Stock will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

          2.6   Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Restated Certificate with the Secretary of State of Delaware; and (iii) certain post-closing filings as may be required pursuant to federal securities laws and under the "Blue Sky" laws of the various states.

          2.7   Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Class A Common Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8   Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or if determined adversely, might result, either individually or in the aggregate, in (i) any material adverse changes in the assets, business or prospects of the Company, financially or otherwise or (ii) any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

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          2.9   Patents and Trademarks. The Company owns, or has rights to use pursuant to a valid license, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The use, modification, licensing, sublicensing, sale, or any other exercise of rights involving such intellectual property does not infringe any copyright, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy or right in personal data, or to the knowledge of the Company, any patent, of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company of any of the Company's intellectual property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights, by the Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the knowledge of the Company, (A) are threatened by any person nor (B) are there any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company's intellectual property by any third party, employee or former employee. The Company's employees are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company unless such inventions are properly assigned to the Company.

          2.10 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

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          2.11 Agreements; Action.

            (a)   Except for agreements explicitly contemplated by the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

            (b)   Except for this Agreement, the Governance Agreement, the Strategic Alliance Agreement and the Collaboration Agreement dated as of November 14, 2002 by and between the Company and the Investor (the "Collaboration Agreement"), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services; (ii) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business); or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from agreements entered into in the ordinary course of business).

            (c)   The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $1,000,000 or in the aggregate in excess of $5,000,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d)   For the purposes of subsection (c) above, all indebtedness and liabilities involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

            (e)   The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            (f)    The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.12 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate

8

  family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.13 Permits. The Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of its franchises, permits, licenses, or other similar authority.

          2.14 Disclosure. The Company has provided the Investor with all information requested by the Investor in connection with their decision to purchase the Class A Common Stock, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.15 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investor.

          2.16 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets, and has good and marketable title to such property. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.17 Tax Returns, Payments and Elections. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and assessments due, except those contested by it in good faith, if any. The Company has not been advised (a) that any of its federal, state or local returns are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any tax liabilities due with respect to the Company or its properties or assets as of the date of this Agreement that are not adequately provided for.

          2.18 Environmental Law. To the Company's knowledge, the Company is not in violation of and has no liability or potential liability under any applicable statute, law, or regulation relating to the environment, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.19 Proprietary Information and Employment Agreements. Each current and former employee, officer and consultant of the Company has executed a standard Proprietary Information and Inventions Agreement. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company has not entered into any employment agreements.

          2.20 Financial Statements. The Company has made available to the Investor its audited financial statements as of December 31, 2002 and its unaudited financials as of and for the twelve-month period ended December 31, 2003 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting

9

  principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.21 Changes. Since December 31, 2003 there has not been:

            (a)   any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statement, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b)   any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (c)   any waiver by the Company of a valuable right or of a material debt owed to it;

            (d)   any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (e)   any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

            (f)    any material change in any compensation arrangement or agreement with any employee;

            (g)   any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (h)   any resignation or termination of employment of any key employee or officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such employee or officer;

            (i)    receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

            (j)    any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (k)   any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

10

            (l)    any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

            (m)  to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

            (n)   any agreement or commitment by the Company to do any of the things described in this Section 2.21.

          2.22 Registration Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is not presently under any obligation, and has not granted, any rights to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

          2.23 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), as amended, and any regulations promulgated thereunder.

          2.24 Labor Agreements. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on its business or properties, nor is the Company aware of any labor organization activity involving its employees.

          2.25 Insurance. The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring the Company with respect to its business and properties, in such amounts and against such losses and risks which are usual and customary in the Company's business as to amount and scope.

          2.26 Directors and Senior Management. No plan currently maintained by the Company or agreement entered into and currently in effect with any employee of the Company (each, a "Plan" and, collectively, the "Plans") provides for the payment of separation, severance, termination or similar benefits to any person. None of the Plans obligates the Company to pay any benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a change in the ownership or effective control of the Company within the meaning of Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with a termination of service, will (i) result in any payment (including, without limitation, severance, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Plan or other arrangement, or (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Option, whether or not contingent.

          2.27 Officer and Key Employee Incentive Plan. The Board has approved the Officer and Key Employee Incentive Plan substantially in the form attached hereto as Exhibit F.

        3.     Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

          3.1   Authorization. The Investor has full power and authority to enter into the Transaction Documents, and each such Agreement constitutes its valid and legally binding obligation,

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  enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2   Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Class A Common Stock to be received by the Investor (the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3   Disclosure of Information. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Class A Common Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4   Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Class A Common Stock. The Investor also represents that it has not been organized for the purpose of acquiring the Class A Common Stock.

          3.5   Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D adopted pursuant to the Act, as presently in effect.

          3.6   Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 adopted pursuant to the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        4.     Conditions of Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent thereto:

          4.1   Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.2   Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 have been fulfilled.

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          4.3   Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.4   Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5   Opinion of Company Counsel. The Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D.

          4.6   Investors' Rights Agreement. The Company, the Investor and the requisite holders of Company capital stock necessary to amend and restate the "Prior Agreement" (as such term is defined in the Investors' Rights Agreement) shall have entered into the Investors' Rights Agreement.

          4.7   Approval and Filing of the Restated Certificate. The requisite holders of Company capital stock shall have approved the Restated Certificate and the Restated Certificate shall have been filed with the Secretary of State of Delaware, and shall not have been amended or modified since the date of filing.

          4.8   Conversion of Existing Preferred Stock. All shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock shall have been converted into shares of Common Stock.

          4.9   Governance Agreement. The Company and the Investor shall have entered into the Governance Agreement.

          4.10 Strategic Alliance Agreement. The Strategic Alliance Agreement shall have become Effective (as such term is defined in the Strategic Alliance Agreement) as of the Closing.

          4.11 HSR Act. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

          4.12 Executive Lock-Up Agreements. Each of P. Roy Vagelos, Rick E Winningham, Marty Glick and Patrick Humphrey shall have entered into an Executive Lock-Up Agreement, each substantially in the form attached hereto as Exhibit E.

          4.13 Conduct of the Company Business. The Company shall not willfully have taken any affirmative action or willfully omitted to have taken any affirmative action that would cause any of the representations and warranties contained in Section 2 hereof, applied as of the Closing Date, to be breached.

        5.     Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          5.1   Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall have been true on and as of the date of this Agreement and, in all material respects, as of the Closing.

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          5.2   Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.3   Investors' Rights Agreement. The Company, the Investor and the requisite holders of Company capital stock necessary to amend and restate the "Prior Agreement" (as such term is defined in the Investors' Rights Agreement) shall have entered into the Investors' Rights Agreement.

          5.4   Restated Certificate. The Company shall have obtained the requisite stockholder consent to file the Restated Certificate.

          5.5   Governance Agreement. The Company and the Investor shall have entered into the Governance Agreement.

          5.6   Strategic Alliance Agreement. The Strategic Alliance Agreement shall have become Effective (as such term is defined in the Strategic Alliance Agreement) as of the Closing.

          5.7   HSR Act. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

          5.8   Delivery of Common Stock. GGL shall have delivered to the Company the certificates representing the shares of Common Stock held by GGL in connection with the exchange, as described in Section 1.3.

        6.     Miscellaneous.

          6.1   Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          6.2   Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3   Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.1, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

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          6.4   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5   Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the foregoing or any provision to the contrary in the Investors' Rights Agreement or the Restated Certificate, the Company agrees that when any notice is given to the Investor, whether under this Agreement, the Investors' Rights Agreement or the Restated Certificate, such notice shall not be deemed to be effectively given until a copy of such notice is transmitted to the Investor via facsimile. All notices and certificates will be addressed to the Investor at the address set forth on the signature page hereto or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other parties hereto.

          6.7   Finder's Fee. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8   Expenses. Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          6.10 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

            (a)   by mutual written consent of the Company and the Investor; or

            (b)   by either the Company or the Investor, if the Closing shall not have occurred on or before October 1, 2004; provided, however, that the right to terminate this Agreement under this Section 6.10 (b) shall not be available to any party whose failure to fulfill any obligation

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    under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur.

          6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.12 Confidentiality. Any confidential information obtained by the Investor pursuant to this Agreement which is labeled or otherwise identified as confidential or proprietary shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company and shall not be used by the Investor for any purpose other than monitoring the Investor's investment in the Company, except that the Investor may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its affiliates, officers, directors, shareholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligation to affiliates, shareholders, members and/or partners; provided that such information is provided to such persons and entities with notice that such information is confidential and should be treated as such, (iii) to any prospective purchaser of the Investor's shares of the Company, provided (in the case of disclosure in clause (iii)) the recipient agrees to keep such information confidential and to use such information solely for evaluation of such proposed purchase, or (iv) as may otherwise be required by law. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcement of this Agreement and said information shall not be deemed confidential after it becomes publicly known through no fault of the recipient. The provisions of this Section 6.12 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreement executed by the parties hereto; provided that if there is any conflict between the provisions of this Section 6.12 and the more restrictive provisions of such separate confidentiality agreement, the provisions of such separate confidentiality agreement shall prevail.

          6.13 Publicity. No party or any affiliate of a party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement or the transactions contemplated hereby (including, without limitation, disclosure of Investor's ownership interest in the Company) without the prior written consent of the other party; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, stockholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing. Notwithstanding the foregoing provision, the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

          6.14 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          6.15 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

            (a)   "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of

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    counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b)   Any legend required by the laws of any state.

          6.16 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company agrees (except to the extent that GSK shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as currently conducted, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization and keep available the services of its present officers and key employees. Solely for the purposes of any post-Closing remedy for breaches of representations, warranties or covenants by the Company, the Company shall not take any affirmative action or omit to take any affirmative action that results in the breach of any of the representations and warranties contained in Section 2 hereof, applied as of the Closing Date.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE, INC.

By:	/s/ RICK E WINNINGHAM Rick E Winningham President and Chief Executive Officer

INVESTOR:

SMITHKLINE BEECHAM CORPORATION Name of Investor
By:	/s/ JEAN-PIERRE GARNIER Signature of Authorized Person
Name:	Jean-Pierre Garnier
Title:	Chief Executive Officer
Address:	GlaxoSmithKline
One Franklin Plaza (FP2355)
Philadelphia, PA 19102
Fax No:	215-751-5349

CLASS A COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

EXHIBIT A
RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT B
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

EXHIBIT C
GOVERNANCE AGREEMENT

EXHIBIT D
OPINION OF COUNSEL FOR THE COMPANY

EXHIBIT E
FORM OF EXECUTIVE LOCK-UP AGREEMENT

EXHIBIT F
SUMMARY OF TERMS OF THE OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

Schedule 6.1.3(A)

Governance Agreement

GOVERNANCE AGREEMENT

        This GOVERNANCE AGREEMENT (this "Agreement") is dated as of May 11, 2004 among SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK"), Theravance, Inc., a Delaware corporation (the "Company"), solely with respect to Articles III, IV and VI hereof, GlaxoSmithKline plc, an English public limited company ("GlaxoSmithKline"), and, solely with respect to Articles II, IV and VI hereof, Glaxo Group Limited, a limited liability company organized under the laws of England and Wales ("GGL").

        WHEREAS, GGL and the Company have entered into that certain Strategic Alliance Agreement dated as of March 30, 2004 (the "Alliance Agreement"), pursuant to which, among other things, the Company has granted GGL an option to develop and commercialize certain therapeutic compounds on an exclusive, worldwide basis;

        WHEREAS, GSK and the Company have entered into that certain Class A Common Stock Purchase Agreement dated as of March 30, 2004 (the "Class A Stock Purchase Agreement"), pursuant to which GSK shall purchase shares of the Company's Class A Common Stock;

        WHEREAS, as a condition to the stock purchase contemplated by the Class A Stock Purchase Agreement and to facilitate an eventual underwritten public offering of the Company's equity securities, all outstanding shares of the Company's Preferred Stock have been converted into shares of the Company's Common Stock (the "Common Stock");

        WHEREAS, GGL through a previous stock purchase agreement owns shares of the Company's preferred stock that have been converted into common stock and will be exchanged for shares of the Company's Class A Common Stock pursuant to Section 1.3 of the Class A Common Stock Purchase Agreement;

        WHEREAS, GSK and the Company have agreed to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company;

        WHEREAS, GSK, GGL and the Company also have agreed to establish in this Agreement certain terms and conditions concerning the acquisition, disposition and voting of securities of the Company beneficially owned by GSK and its Affiliates (as defined herein); and

        WHEREAS, GSK and the Company have agreed to set forth in this Agreement the terms and conditions upon which the Company shall redeem the Common Stock.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, GSK and the Company hereby agree as follows:

ARTICLE I

BOARD OF DIRECTORS AND CERTAIN CORPORATE ACTIONS

        SECTION 1.1.    Initial Composition of Board of Directors at the Effective Date.

          (a)   The number of directors comprising the full Board of Directors of the Company (the "Board") immediately after the Effective Date shall be 12. The directors of the Company following the Effective Date shall be the directors of the Company immediately prior to the Effective Date, and shall serve until their successors have been duly elected or appointed and qualified or until the earlier death, resignation or removal in accordance with the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company's Bylaws and this Agreement. GSK shall have the right, but not the obligation, to nominate an individual to serve as a member of the Board (in which case the size of the Board will be increased by one) or alternatively to designate an individual to serve as an observer at Board meetings. Notwithstanding the foregoing, GSK shall have no right to nominate or designate any individual to serve as a member or observer of the Board under this Section 1.1 if, (i) GSK's Percentage Interest (as defined below) has fallen below 15% or (ii) directly as a result of any sale or other disposition by GSK of Voting Stock, GSK's Percentage Interest has fallen below 19.0%, and the term of any such existing member or observer shall automatically cease upon such reduction in GSK's Percentage Interest. In addition,

  GSK's right to nominate or designate an individual to serve as a member or observer to the Board under this Section 1.1 shall be suspended for the duration of any period in which GSK is otherwise entitled to nominate directors pursuant to Section 1.2 or Section 1.3 below.

          (b)   Any individual designated by GSK pursuant to paragraph (a) of this Section 1.1 to be an observer to the Board shall have the right to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, the Company shall give such observer copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such observer shall not be permitted to attend any meeting of the Board unless such individual signs an agreement to hold such materials in confidence and trust and to act in a fiduciary manner with respect to the Company with respect to all information so provided as if such individual was a GSK Director (as defined below); and, provided further, that the Company reserves the right to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting (i) could adversely affect the attorney-client privilege between the Company and its counsel or (ii) would result in the disclosure of competitive or other sensitive information to GSK or its observer in such a manner that any GSK Director would need to be recused to abide by their fiduciary duties to the Company and its stockholders.

        SECTION 1.2.    Composition of the Board Following 50.1% or Greater Ownership by GSK. (a) The Company agrees that after, and so long as, GSK's Percentage Interest is 50.1% or greater, the Board shall include (i) such number of nominees designated by GSK equal to one-third of the then aggregate number of directors comprising the Board (the "GSK Directors") and (ii) two officers of the Company nominated by the nominating committee of the Board. The remaining directors of the Board shall be composed of Independent Directors. For purposes of this Agreement, an "Independent Director" shall mean a director who complies with the independence requirements for directors with respect to the Company (without reference to any applicable exemptions from such requirements) for companies listed on the Nasdaq National Market and shall be individuals who have business or technical experience, stature and character as is commensurate with service on the board of a publicly traded enterprise. With respect to any GSK Independent Nominees (as defined below), each such nominee, in addition to meeting the independence requirements with respect to the Company as described in the immediately preceding sentence, shall also meet such independence requirements with respect to GlaxoSmithKline and any of its Affiliates as if such Independent Director was a director of GlaxoSmithKline or one of its Affiliates. So long as GSK's Percentage Interest is 50.1% or greater, the Board shall be comprised of nine members, or any greater number that is divisible by three.

          (b)   With respect to the Independent Directors referred to above in paragraph (a) and so long as GSK's Percentage Interest is 50.1% or greater, GSK shall, upon its request, be entitled to designate nominees (the "GSK Independent Nominees") for one-half of the total number of Independent Directors. Subject to the approval of the majority of the members of the Board other than the GSK Directors and GSK Independent Nominees (the "Non-GSK Directors"), such approval not to be unreasonably withheld or delayed, the GSK Independent Nominees shall be included as nominees to be voted upon by the Company's stockholders. An equal number of Independent Directors shall be nominated by the Non-GSK Directors. Subject to the approval of the GSK Directors, such approval not to be unreasonably withheld or delayed, such nominees shall be included as nominees to be voted upon by the Company's stockholders. In the event that approval of any Independent Director nominee is properly withheld, the nominating directors (the GSK Directors or the Non-GSK Directors, as the case may be) shall be entitled to propose an alternate candidate for nomination as an Independent Director in accordance with this Section 1.2. For purposes of this Agreement, "GSK's Percentage Interest" shall mean the percentage of voting power, determined on the basis of the number of shares of Voting Stock actually outstanding, that is controlled directly or indirectly by GSK and its Affiliates and held prior to the date of this

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  Agreement or obtained in accordance with this Agreement, the Class A Stock Purchase Agreement and the Certificate of Incorporation. Notwithstanding the foregoing, GSK shall have no right to designate any nominees for directors under this Section 1.2 at any time after GSK's Percentage Interest has fallen below 50.1%, and the term of each then existing GSK Director and GSK Independent Nominees nominated pursuant to this Section 1.2 shall automatically cease upon such reduction in GSK's Percentage Interest. (For the avoidance of doubt, nothing in this section shall limit or affect GSK's rights pursuant to Section 1.1(a)).

        SECTION 1.3.    Composition of the Board following 35.1% or Greater Ownership by GSK. From and after the Call/Put Termination Date and until September 1, 2008 or, if on or after September 1, 2008, GSK commences an offer to purchase additional shares of Voting Stock as contemplated by Section 2.1(b)(viii), the expiration date of such offer (which shall not occur later than October 15, 2008) (the "Interim Period"), so long as, during the Interim Period, GSK's Percentage Interest is 35.1% or greater and less than 50.1%, the Board shall be comprised of no less than six members and shall include, (i) one nominee designated by GSK (who shall be deemed to be a "GSK Director") and (ii) two officers of the Company nominated by the nominating committee of the Board. The remaining members of the Board shall be Independent Directors. GSK, upon its request, shall be entitled to designate nominees (who shall be deemed to be "GSK Independent Nominees") for a number of Independent Directors equal to GSK's Percentage Interest at such time times the total number of such Independent Directors (with such number being rounded to the nearest whole number) and provided further, that such nominees shall meet the independence requirements for GSK Independent Nominees as set forth in Section 1.2 above. Such nominees shall be subject to the approval, not to be unreasonably withheld or delayed, of the majority of the then existing directors (other than any director nominated by GSK). In the event that approval of any Independent Director nominee proposed by GSK is properly withheld by the then existing directors, GSK shall be entitled to propose an alternate candidate for nomination as an Independent Director in accordance with this Section 1.3. The rights set forth in this Section 1.3 shall terminate upon the expiration of the Interim Period, and the term of each GSK Director and GSK Independent Nominee under this Section 1.3 shall automatically cease on such date; provided however, that the termination of such rights shall not affect GSK's right to immediately nominate one or more directors pursuant to Section 1.1 or 1.2.

        SECTION 1.4.    Other Matters Related to the Board.

          (a)   The Company agrees to increase or decrease, as the case may be, the size of the Board, and to fill the newly created directorships created by any such increase, as appropriate in order to achieve the composition required by Sections 1.1, 1.2 and 1.3. Any directors elected to fill a vacancy shall serve until the next annual meeting of stockholders. Whenever necessary pursuant to a decrease in the size of the Board, GSK will cause directors nominated by GSK to resign from the Board to maintain the composition required by Sections 1.2 and 1.3, and the Company shall cause such number of Non-GSK Directors to resign as necessary to maintain the composition required by Sections 1.2 and 1.3. To facilitate compliance with the provisions of this Article I, GSK shall cause each GSK Director and GSK Independent Nominee, and the Company shall cause each other director of the Board, to enter into an agreement with the Company that provides for the resignation of such director upon the occurrence of the events requiring such resignation as set forth in this Agreement; provided, however, that this sentence shall only come into effect two weeks prior to the Call/Put Termination Date.

          (b)   The Company shall always have the right to decrease the size of the Board without GSK's consent (and, if desired, and subject to the provisions of Section 1.2(a), to increase it again without GSK's consent to no more than 13 seats); provided, however, that in no event will GSK lose its right to designate or nominate the GSK Director(s) or GSK Independent Nominees pursuant to Sections 1.1, 1.2 or 1.3 of this Agreement.

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          (c)   GSK and the Non-GSK Directors shall have the right to nominate any replacement for a director nominated by GSK or nominated by the Non-GSK Directors, respectively, at the termination of such director's term or upon death, resignation, retirement, disqualification, removal from office or other cause, subject to any rights of approval set forth in Sections 1.2 and 1.3. To the extent permitted by the Certificate of Incorporation or Bylaws of the Company, the Board shall appoint each person so designated or nominated.

          (d)   No individual nominated by GSK shall serve as a director unless such individual has such business or technical experience, stature and character as is commensurate with service on the board of a publicly held enterprise. No such individual who is an officer, director, partner or principal stockholder of any competitor of the Company and its subsidiaries (other than GSK and its Affiliates) shall serve as a director of the Company except by agreement of the Independent Directors in their sole discretion.

          (e)   So long as GSK's Percentage Interest is 50.1% or greater, each committee of the Board (other than any Common Stock committee or committee of Independent Directors constituted for the purposes of making any determination that is to be made under the terms of this Agreement or the Certificate of Incorporation or as expressly prohibited by applicable law, regulation or stock exchange or trading system listing requirement) shall at all times include at least one GSK Director and no action by any such committee shall be valid unless taken at a meeting for which adequate notice has been duly given to or waived by all of the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting and no other business may be transacted at such committee meeting. Any committee member unable to attend any committee meeting in person shall be given the opportunity to participate by telephone. Prior to the Initial Public Offering, the GSK Director designated to serve on any such committee may designate as his/her alternate another GSK Director.

SECTION 1.5.    Director Approval Required for Certain Actions. (a) After, and so long as GSK's Percentage Interest is 50.1% or greater, the approval of a majority of GSK Directors (for clarity, should there be an even number of GSK Directors, such approval shall mean that more GSK Directors voted for approval than against) shall be required to approve any of the following:

            (i)    the acquisition by the Company of any business or assets that would constitute a substantial portion of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

            (ii)   the sale, lease, license, transfer or other disposal of a substantial portion of the business or assets, tangible or intangible, of the Company; provided, however, that the approval of a majority of the GSK Directors shall not be required for the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company's business or assets it may represent) over which GSK has no contractual rights in accordance with the provisions of the Alliance Agreement; or

            (iii)  the repurchase or redemption of any Equity Security or other capital stock of the Company, other than (A) redemptions required by the terms thereof, (B) purchases made at fair market value in connection with any deferred compensation plan maintained by the Company and (C) repurchases of unvested or restricted stock at or below cost pursuant to any employee, officer, director or consultant compensation plan. For purposes of this Agreement, "Equity Security" means any (i) Voting Stock of the Company, (ii) securities of the Company convertible into or exchangeable for Voting Stock and (iii) options, rights and warrants issued by the Company to acquire Voting Stock. "Voting Stock" shall mean the outstanding securities of the Company having the right to vote generally in any election of directors of the Board.

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          (b)   During the Interim Period, any of the actions described in Section 1.5(a) or Section 1.6(b) shall require the approval of a majority of the Independent Directors.

        SECTION 1.6.    GSK Approval for Certain Issuances of Equity Securities.

          (a)   Prior to the Call/Put Termination Date, the Company shall not, without the prior written consent of GSK, issue any Equity Security other than (i) shares of Common Stock, (ii) options to acquire Common Stock and (iii) to the extent constituting an Equity Security, Permitted Indebtedness; provided, however, the Company shall only issue such Equity Securities if as a consequence of such issuance, the aggregate number of Callable/Puttable Shares (as defined in Section 6.10) would not exceed 84,000,000 (such amount to be adjusted for stock splits, stock dividends, combinations and other recapitalizations); provided further, that, in determining such aggregate number of Callable/Puttable Shares, the number of any Callable/Puttable Shares subject to Executive Lock-Up Agreements entered into pursuant to the Class A Purchase Agreement shall not be included.

          (b)   If GSK's Percentage Ownership is 35.1% or greater on the Call/Put Termination Date, following the Call/Put Termination Date and until the End of the Equity Limitation Period (as defined below), the Company shall not issue any Equity Security other than Permitted Equity Issuances. "Permitted Equity Issuances" shall mean (i) the issuance of Equity Securities pursuant to any employee, officer, director or consultant compensation plan that has been approved by the majority of the Board or (ii) issuances by the Company of Equity Securities to third parties (other than as contemplated by the preceding clause (i)), including pursuant to the exercise, conversion or exchange of Equity Securities other than Callable/Puttable Shares issued prior to the Call Date or the final day of the Put Period, as the case may be, provided that, the aggregate number of shares of any such Equity Securities issued to such third parties following the Call/Put Termination Date and until the End of the Equity Limitation Period shall in no event exceed the equivalent of 25,000,000 shares of Common Stock (on an as converted basis) (such amount to be adjusted for stock splits, stock dividends, combinations and other recapitalizations). The "End of the Equity Limitation Period" shall mean: (x) September 1, 2012, if GSK's Percentage Interest is 50.1% or greater on the Call/Put Termination Date or if GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date, but exceeds 50.1% at any time on or prior to December 31, 2008 and (y) in all other cases, December 31, 2008.

        SECTION 1.7.    Limitation on Indebtedness Prior to Call/Put Termination Date. Except with respect to Permitted Indebtedness (as defined in Section 6.10), prior to the Call/Put Termination Date, the Company shall not borrow money or otherwise incur Indebtedness to the extent that the Company on a consolidated basis has financial Indebtedness that exceeds cash and cash equivalents under US generally accepted accounting principles at any time prior to the Call/Put Termination Date.

        SECTION 1.8.    Directors and Officers Liability Insurance. From and after the date that GSK nominates one or more directors to serve on the Board, the Company shall maintain directors and officers liability insurance coverage to the extent and in the amounts common to comparable companies. To the extent that such insurance coverage is in place, the GSK nominees shall be named as designated insureds under such policy.

        SECTION 1.9.    Consolidation with GlaxoSmithKline. At such time as GlaxoSmithKline is required by applicable accounting standards to include the Company's results in the consolidated financial results for GlaxoSmithKline, the Company (i) shall provide such information based on or derived from the Company's U.S. GAAP financial reporting and (ii) shall provide such additional information and take such steps that are reasonably requested by GlaxoSmithKline to comply with applicable law or to prepare its consolidated financial statements on such time schedule as GlaxoSmithKline may reasonably request for purposes of preparation of GlaxoSmithKline's consolidated financial results; provided, however, that GSK or any of its affiliates shall be required to pay all incremental documented expenses

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(personnel or otherwise) arising out of the Company's obligations pursuant to subsection (ii) of this Section 1.9. The Company shall take all such steps necessary in order to comply with its obligations (if any) under the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted pursuant thereto.

ARTICLE II

LIMITATIONS RELATING TO COMPANY EQUITY SECURITIES

SECTION 2.1.    Acquisition of Company Equity Securities.

          (a)   Acquisition of Equity Securities. Except as contemplated by this Agreement, as permitted by Section 2.1(b), (c) or (d) or as otherwise agreed in writing by the Company (following approval of a majority of the Independent Directors), GSK and its Affiliates will not (and will not assist or encourage others to) directly or indirectly in any manner:

            (i)    acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Equity Securities;

            (ii)   make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the "SEC") promulgated pursuant to Section 14 of the Exchange Act); provided, however, that the prohibition in this Section 2.1(a)(ii) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;

            (iii)  form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with any person not bound by the terms of this Agreement (other than persons deemed to be a member of such group solely by virtue of being an Affiliate of GSK) with respect to any Voting Stock;

            (iv)  acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (A) any of the assets, tangible or intangible, of the Company or (B) direct or indirect rights, warrants or options to acquire any assets of the Company, except for (X) such assets as are then being offered for sale by the Company or (Y) acquisitions of assets of the Company pursuant to or as contemplated by the Alliance Agreement or the Collaboration Agreement between GSK and the Company dated as of November 14, 2002 (the "Collaboration Agreement");

            (v)   enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under Sections 2.1 (a) (i), (ii), (iii) or (iv);

            (vi)  otherwise act in concert with others, to seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek in concert with others, to control, change or influence the management, board of directors or policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company; or

            (vii) prior to August 31, 2007, request that the Company (or the Board) amend or waive any provisions of this Section 2.1.

          (b)   Exceptions for Certain Acquisitions of Equity Securities of the Company. Nothing herein shall prevent GSK or its Affiliates (or in the case of Section 2.1(b)(v), their employees) from:

            (i)    purchasing the Class A Stock of the Company on the Effective Date;

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            (ii)   purchasing additional Equity Securities of the Company pursuant to the provisions of Article III of this Agreement and Article IV of the Certificate of Incorporation;

            (iii)  purchasing additional Equity Securities of the Company after the Effective Date to maintain GSK's Percentage Interest in accordance with Section 2.1(d) hereof;

            (iv)  acquiring securities of the Company issued in connection with stock splits or recapitalizations or pursuant to Section 2.5 of that certain Investors' Rights Agreement dated as of May 11, 2004 (the "Investors' Rights Agreement");

            (v)   following the Company's initial public offering of Voting Stock (the "Initial Offering"), purchasing securities of the Company for (A) a pension plan established for the benefit of GSK's employees, (B) any employee benefit plan of GSK, (C) any stock portfolios not controlled by GSK or any of its Affiliates that invest in the Company among other companies, or (D) any account of a GSK employee in such employee's personal capacity;

            (vi)  acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of the Equity Securities, provided that any Equity Securities so acquired shall be subject to the provisions of Sections 2.1(a), 2.2 and 2.3 of this Agreement on the same basis as the Class A Common Stock purchased pursuant to the Class A Stock Purchase Agreement;

            (vii) in the event that GSK's Percentage Interest is 50.1% or greater at any time on or after the Call/Put Termination Date, on or after September 1, 2012, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to the Company's stockholders to merge the Company or otherwise to acquire outstanding Voting Stock that would bring GSK's Percentage Interest to 100%, provided that such offer is approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares or voting such shares in favor thereof;

            (viii) in the event that GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date, on or after September 1, 2008, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to the Company's stockholders to acquire outstanding Voting Stock that would bring GSK's Percentage Interest to no greater than 60%, provided that such offer is approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares in the offer; provided, further, that, any Equity Securities so acquired shall be subject to the provisions of Sections 2.1(a), 2.2 and 2.3 of this Agreement on the same basis as the Class A Common Stock purchased pursuant to the Class A Stock Purchase Agreement (for the avoidance of doubt, the parties acknowledge that, if the GSK Percentage Interest is less than 50.1% on the Call/Put Termination Date, GSK shall not, prior to September 1, 2012, be permitted to make an offer to acquire additional outstanding Equity Securities of the Company except as expressly permitted in this Section 2.1(b) or Sections 2.1(c) or (d));

            (ix)  at any time following the Call/Put Termination Date and prior to September 1, 2012 that the GSK Percentage Interest is 50.1% or greater, GSK and/or its Affiliates may make an offer that does not include any condition as to financing to acquire outstanding Voting Stock that would bring GSK's Percentage Interest to 100%; provided that, any such offer shall be approved by a majority of the Independent Directors and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting

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    Stock not owned by GSK or any of its Affiliates shall have accepted the offer by tendering such shares or voting such shares in favor thereof and that such offer be for not less than the greater of (i) the Fair Market Value Per Share (as defined in Section 6.10) on the date immediately preceding the date of the first public announcement of such offer or (ii) $105 per share of Common Stock or Common Stock equivalent (appropriately adjusted to take into account stock dividends, stock splits, recapitalizations and the like);

            (x)   only after, and so long as, GSK's Percentage Interest is 50.1% or greater, with such Voting Stock acquired in accordance with the terms of this Agreement and the Certificate of Incorporation, purchasing additional Equity Securities of the Company if the Company has otherwise determined to sell Equity Securities to pay all or any portion of the milestones that it may owe to GSK pursuant to Section 6.2.3 of the Collaboration Agreement. In this event, GSK shall have the first right to purchase such additional Equity Securities on the terms under which the Company intends to sell such Equity Securities.

          (c)   Third Party Offers. Nothing herein shall prevent GSK or its Affiliates from, in the event that (A) the Board formally acts to cause the Company to (i) enter into a written agreement pursuant to which a Change in Control transaction with a third party is provided for, (ii) amend the Rights Plan (as defined in Section 6.10) in order to render the Rights Plan inapplicable with respect to any third party or (iii) render inapplicable to any third party the restrictions contained in Section 203 of the DGCL or any similar anti-takeover provision or (B) a person or group (within the meaning of 13(d)(3) of the Exchange Act and not including and underwriter in connection with a public offering) (each, a "Third Party Acquiror") acquires 20% or more of the then outstanding Voting Stock (a "Significant Third Party Acquisition"), making an offer to acquire, and acquiring, Equity Securities pursuant to the terms of GSK's offer; provided that GSK's offer must be an offer for 100% of the Voting Stock of the Company that does not include any condition as to financing and includes a condition to consummation of the transaction that a majority of the shares of the then outstanding Voting Stock not owned by GSK or any of its Affiliates or by any such Third Party Acquiror (or its or their Affiliates) shall have accepted the offer by tendering such shares or voting such shares in favor of thereof.

          (d)   Exceptions for Acquisitions to Maintain GSK's Percentage Interest.

            (i)    In the event that the Company issues Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company) GSK shall have the right to purchase such Equity Securities at the same price (where the consideration does not consist solely of cash, the fair market value of the non-cash consideration as determined in good faith by the Independent Directors) up to such amount as required to maintain GSK's Percentage Interest at the same level as immediately prior to such issuance to the third party.

            (ii)   With respect to exercise of stock options or vesting of restricted stock, on a quarterly basis, GSK shall be afforded the opportunity by the Company to purchase comparable Equity Securities sufficient to maintain GSK's Percentage Interest at the same level as prior to the exercises and vestings during such quarter. GSK or its Affiliates shall acquire such Equity Securities referred to in the immediately preceding sentence either from the Company at the then Fair Market Value Per Share or, at the discretion of the Company, through open market purchases.

            (iii)  If GSK's Percentage Interest is 50.1% or greater on the Call/Put Termination Date solely as a result of the exercise of the Put, if at any time following the Call/Put Termination Date and until September 1, 2012, the Company issues Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company) and GSK declines to purchase additional

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    Equity Securities in such offering, GSK, for a period of six months following such issuance of Equity Securities by the Company, shall, nonetheless, have the right to cause the Company to issue Equity Securities to GSK in such amount as required to maintain GSK's Percentage Interest at the same level as GSK's Percentage Interest on the Call/Put Termination Date and at a price equal to the greater of (i) the Fair Market Value Per Share of Equity Securities at the time of purchase by GSK or (ii) the price per share of the Equity Securities issued by the Company in the transaction that resulted in GSK's rights pursuant to this subsection (iii).

            (iv)  If GSK's Percentage Interest is 50.1% or greater on the Call/Put Termination Date solely as a result of the exercise of the Call, if at any time following the Call/Put Termination Date and until September 1, 2012, the Company issues Equity Securities (other than pursuant to exercise of options or vesting of restricted shares issued as compensation to directors, officers, employees or consultants of the Company) GSK, for so long as the GSK Percentage Interest is 50.1% or greater, shall have the right to purchase such Equity Securities at the same price (where the consideration does not consist solely of cash, the fair market value of the non-cash consideration as determined in good faith by the Independent Directors) in such amount as required to maintain GSK's Percentage Interest at the same level as GSK's Percentage Interest on the Call/Put Termination Date.

            (v)   Notwithstanding anything contained in this Section 2.1(d)(i), (ii), (iii) and (iv), if the Company shall issue Permitted Indebtedness consisting of securities exchangeable or convertible into Voting Stock, the Company shall provide written notice to GSK of the conversion or exchange of any such Permitted Indebtedness within ten days following any such conversion or exchange. GSK shall notify the Company promptly following the receipt of such notice if it intends to purchase that number of Equity Securities from the Company required to maintain GSK's Percentage Interest as measured immediately prior to the date of such conversion or exchange of Permitted Indebtedness at a price per Equity Security equal to the greater of (x) the conversion or exchange price of such Permitted Indebtedness or (y) the Fair Market Value Per Share on the date of such purchase by GSK. If GSK notifies the Company of such intention, the Company shall issue such number of Equity Securities upon payment of such price.

            (vi)  In the event that GSK's Percentage Interest falls below 50.1% (or, in the case of Sections 1.3, 1.6 and 2.3, 35.1%, or in the case of Section 1.1(a), 19.0%) solely as a consequence of any issuance of Equity Securities with respect to which GSK has the right to acquire further Equity Securities under this Section 2.1(d), GSK's Percentage Interest shall be deemed to be greater than 50.1% for purposes of Articles I and II, 35.1% for purposes of Sections 1.3, 1.6 and 2.3, and 19.0% for purposes of Section 1.1(a), unless and until GSK declines to purchase the Equity Securities it is entitled to purchase under this Section 2.1(d) (GSK shall respond within a reasonable time with respect to its decision to accept or decline its opportunity to purchase additional Equity Securities).

          (e)   Rights Plan. The Company will, subject to the Board's exercise of its fiduciary duties, implement a Rights Plan on or before the Initial Offering. The Company shall take all necessary action to render inapplicable to GSK the Rights Plan, Section 203 of the Delaware General Corporation Law (the "DGCL") and any other applicable similar anti-takeover provision.

        SECTION 2.2.    Disposition of Equity Securities.

          (a)   Prior to the Call/Put Termination Date. Prior to the Call/Put Termination Date (as defined in Section 6.10), neither GSK nor any of its Affiliates shall dispose of beneficial ownership of any Voting Stock held by them without the prior approval of a majority of the Board other than any director nominated by GSK, except: (A) to any other Affiliate of GSK who agrees in writing to be bound hereunder; or (B) pursuant to a Change in Control transaction of the Company approved

9

  by a majority of the Board other than any director nominated by GSK and consummated prior to August 1, 2007.

          (b)   Following the Call/Put Termination Date.

            (i)    Following the Call/Put Termination Date, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of Voting Stock without the prior approval of a majority of the Independent Directors prior to (A) September 1, 2008 if GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date, or (B) September 1, 2012 if GSK's Percentage Interest is 50.1% or more on the Call/Put Termination Date. If GSK's Percentage Interest is less than 50.1% on the Call/Put Termination Date but is increased to 50.1% or more at any time prior to September 1, 2012 neither GSK nor any of its Affiliates shall dispose of any beneficial ownership of Voting Stock from and after the date GSK's Percentage Interest first equals or exceeds 50.1% until September 1, 2012. In the event that GSK's Percentage Interest is 50.1% or greater and GSK breaches its obligation not to dispose of beneficial ownership of Voting Stock prior to September 1, 2012 pursuant to Section 2.2(b)(i)(B), the "Research Term" under the Alliance Agreement shall lapse simultaneously with such breach and in accordance with Section 3.1.1 of the Alliance Agreement, GSK's future opt-in rights to the Company's Discovery Programs on or after the date of such breach shall terminate.

            (ii)   In the event that the prohibition on disposition of Voting Stock set forth in Subsection 2.2(b)(i) expires on September 1, 2008, neither GSK nor any of its Affiliates shall dispose of beneficial ownership of Voting Stock prior to September 1, 2012 except (A) pursuant to a public offering registered under the Securities Act of 1933, as amended (the "Securities Act") of either Company Voting Stock or securities exchangeable or exercisable for Voting Stock (in which public offering the securities are broadly distributed and neither GSK nor any of its Affiliates selects the purchasers); or (B) pursuant to Rule 144 under the Securities Act (provided that if Rule 144(k) is available, such disposition nevertheless is within the volume limits and manner of sale requirements applicable to non-144(k) transfers under Rule 144).

            (iii)  In the event that the prohibition on disposition of Voting Stock set forth in Section 2.2(b)(i) expires on September 1, 2012, if GSK or any of its Affiliates disposes of Voting Stock after that date, neither GSK nor any of its Affiliates may purchase any Voting Securities without the prior approval of a majority of Independent Directors for one year after the date of any such disposition.

            (iv)  Neither GSK nor any of its Affiliates may make any public disclosure of any holdings of or disposition of beneficial ownership of the Voting Stock unless such disclosure is approved in advance in writing by the Company, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, no consent of the Company shall be required for any filing that GSK or any of its Affiliates is required to make under applicable Law in any jurisdiction, including without limitation any Form 144 under the Securities Act, any Form 4 under the Exchange Act, or any Schedule 13D or 13G or any amendments thereto under the Exchange Act; provided that, prior to making any such filings, GSK shall use reasonable efforts to (A) to provide the Company notice and a copy of such proposed filings and (B) consult with the Company on the content of such filings.

            (v)   Notwithstanding the foregoing, GSK shall be permitted to dispose of beneficial ownership of any Voting Stock pursuant to a Change in Control transaction of the Company approved by a majority of Independent Directors.

          (c)   Required Dispositions. Notwithstanding anything to the contrary contained herein, GSK shall be permitted to dispose of beneficial ownership of Voting Stock as and to the extent (but

10

  only to the extent) GSK reasonably determines such disposition to be necessary in order for it to comply with its obligations under Section 3.5.

        SECTION 2.3.    Voting. (a) Except as set forth in Sections 2.3(b) and 2.3(c), prior to the Initial Offering, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate is voted (i) for Company nominees to the Board in accordance with Article I and (ii) on all other matters to be voted on by stockholders, in accordance with the recommendation of a majority of the Board other than any GSK Director. Except as set forth in Sections 2.3(b) and 2.3(c), following the Initial Offering, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate shall be voted on all matters, at the election of GSK, either (i) in accordance with the recommendation of the Independent Directors of the Board or (ii) in proportion to the votes cast by the other holders of the Company's Voting Stock.

          (b)   Subject to paragraph (c) below with respect to the Interim Period, so long as GSK's Percentage Interest is less than 50.1%, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate is voted as set forth in Section 2.3(a), unless the matter being voted upon involves any of the following:

            (i)    any proposal to amend the provisions in the Certificate of Incorporation related to the Put and Call;

            (ii)   any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any person or group (within the meaning Section 13(d)(3) of the Exchange Act) owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in no event shall any such proposed issuance covered by this clause (ii) include a sale of the Company's securities in a public offering); or

            (iii)  any Change in Control.

          (c)   (A) After, and so long as, GSK's Percentage Interest is 50.1% or greater and (B) during the Interim Period so long as the GSK Percentage Interest is 35.1% or greater, GSK shall ensure that all Voting Stock beneficially owned by GSK and/or any GSK Affiliate is voted as set forth in this Section 2.3(a), unless the matter being voted upon involves any of the following:

            (i)    any Change in Control;

            (ii)   the acquisition by the Company of any business or assets that would constitute a substantial portion of the business or assets of the Company, whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

            (iii)  the sale, lease, license, transfer or other disposal of all or a substantial portion of the business or assets of the Company; provided, however that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company's business or assets it may represent) over which GSK has no contractual rights in accordance with the provisions of the Alliance Agreement shall be considered an ordinary matter pursuant to which GSK must vote its shares in accordance with the recommendation of the Independent Directors of the Board;

            (iv)  any proposal to issue Equity Securities to one or more parties in one transaction or a series of transactions that result in any person or group (within the meaning Section 13(d)(3) of the Exchange Act) owning or having the right to acquire or intent to acquire beneficial ownership of Equity Securities with aggregate voting power of greater than 20% or more of the aggregate voting power of all outstanding Equity Securities (for the avoidance of doubt, in

11

    no event shall any such proposed issuance covered by this clause (iv) include a sale of the Company's securities in a public offering); or

            (v)   any proposal to amend the provisions in the Certificate of Incorporation related to the Put and Call.

          (d)   Notwithstanding anything to the contrary herein, following a Significant Third Party Acquisition, GSK shall be entitled to vote its Voting Stock without any restrictions.

          (e)   GSK hereby grants to the Board, and appoints the Board as, its irrevocable proxy to vote, or execute and deliver written consents or otherwise act with respect to all Voting Stock now owned or hereafter acquired by GSK in the manner in which GSK is obligated to vote, consent or act pursuant to this Section 2.3. Such proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 2.3 is amended to remove such grant of proxy in accordance with Section 6.2 hereof, and is coupled with an interest in all voting stock owned by GSK. This Agreement shall constitute the proxy granted pursuant hereto.

        SECTION 2.4.    Prior Agreement. The provisions of this Article II shall apply to all Equity Securities beneficially owned by GSK and/or its Affiliates and supersedes in its entirety Article 15 of the Collaboration Agreement.

ARTICLE III

REDEMPTION AND REPURCHASE OF
COMMON STOCK

        SECTION 3.1.    Redemption and Repurchase of Common Stock.

          (a)   GSK shall, in the period between June 1, 2007 and July 1, 2007, inform the Company in writing whether or not it desires to request the redemption of certain Common Stock pursuant to Section C.4 of Article IV of the Certificate of Incorporation. If GSK does request the redemption, it shall provide the desired date for redemption of such Common Stock (the "Call Date") in such notice. Subject to Section 3.1(c), the Company shall, promptly upon receipt of such written request from GSK for the redemption of certain Common Stock, designate a depositary (the "Depositary") for such redemption in accordance with Section C.6(a) of Article IV of the Certificate of Incorporation and notify GSK of such designation. The Company shall give, or cause to be given, the Call Notification (as defined in Section C.4(b) of Article IV of the Certificate of Incorporation) in accordance with such Section C.4(b) of Article IV of the Certificate of Incorporation. The Company shall set as the date of redemption the Call Date; provided that such date shall be consistent with the notice requirements of such paragraph (b). The calculation of the Call Price per share of Common Stock, which shall be made in accordance with paragraphs (a) and (c) of Section C.4 of Article IV of the Certificate of Incorporation, shall be verified with GSK prior to the mailing of such notice. GSK or GlaxoSmithKline shall deposit with the Company at least one business day prior to the Call Price Deposit Date (as defined in Section C.6(a)(i) of Article IV of the Certificate of Incorporation) sufficient funds to pay the Call Amount (as defined in Section C.4(d) of Article IV of the Certificate of Incorporation) and the Company shall deposit those funds with the Depositary in accordance with Section C.6(a)(i) of Article IV of the Certificate of Incorporation. The Company shall only use the funds received from GSK, Glaxo or their Affiliates to fund the Depositary for the purposes of effecting the Call pursuant to this Article III. In exchange for such payment, the Company will issue to GSK (or to its designated Affiliate), on the Call Date as specified in the Call Notification, a number of duly authorized and validly issued shares of Class A Common Stock equal to the number of shares of Common Stock acquired thereby by the Company upon cancellation of the Common Stock subject to the Call pursuant to Section C.6(a) of Article IV of the Certificate of Incorporation.

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          (b)   At least ten, but not more than thirty, days prior to the commencement of the Put Period (as defined in Section C.11(e) of Article IV of the Certificate of Incorporation), or, in the event of an acceleration of the Put in accordance with the terms of Section C.7 of Article IV of the Certificate of Incorporation, as soon as practicable following the date of the occurrence of the Insolvency Event (as defined in Section C.7 of Article IV of the Certificate of Incorporation) giving rise to such acceleration (but in no event later than the tenth day following such date), the Company shall (i) designate the Depositary for making payments to, and receiving shares from, holders of Common Stock in connection with exercises of the Put (as defined in Section C.5 of Article IV of the Certificate of Incorporation) in accordance with Section C.5 of Article IV of the Certificate of Incorporation and notify GSK and GlaxoSmithKline of such designation and (ii) give, or cause to be given, the Put Notification (as defined in Section C.11 of Article IV of the Certificate of Incorporation) in accordance with Section C.5(b) of Article IV of the Certificate of Incorporation or Section C.7 thereof, as the case may be. The Company shall set as the Put Period the period required to be set pursuant such Section C.5 or Section C.7, as the case may be.

          (c)   The Company's obligations under Sections 3.1(a) and 3.1(b) hereof shall be suspended during any period when, in the good faith judgment of the majority of the Company's Independent Directors, the redemption of the Common Stock would be prohibited under the DGCL or other applicable Laws.

          (d)   Subject to the provisions of Section 3.1(c), the Company hereby irrevocably appoints GSK and GlaxoSmithKline its attorneys-in-fact for purposes of redeeming the Common Stock in accordance with the terms of Sections 3.1(a) and 3.1(b) hereof and the Certificate of Incorporation.

          (e)   Any Depositary selected by the Company shall have at the time of its selection short-term credit ratings of not less than A-1 from Standard & Poor's Rating Services ("S&P") and not less than P-1 from Moody's Investors Service, Inc. ("Moody's"), and shall have at the time of its selection long-term credit ratings of not less than AA from S&P and not less than Aa2 from Moody's.

        SECTION 3.2.    Indemnification. GSK and GlaxoSmithKline shall indemnify the Company and its directors, officers, employees and agents against all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of the redemption (pursuant to the Call or the Put (each as defined in the Certificate of Incorporation) of the Common Stock in accordance with the provisions of this Agreement (including, without limitation, in the event of the Company's consummation of the redemption of Common Stock in contravention of Section 160 of the DGCL or any other law for the protection of creditors), other than any such losses, claims, damages, liabilities and expenses that result primarily from actions taken or omitted in bad faith by the indemnified person or from the indemnified person's gross negligence or willful misconduct.

        SECTION 3.3.    Options, Warrants and Other Convertible Securities. GSK and the Company will make appropriate provisions to assure that any options, warrants, rights or securities issued by the Company, convertible into or exercisable or exchangeable for shares of Common Stock that constitute Callable/Puttable Shares, become convertible into or exercisable or exchangeable for consideration of the same type and amount as the holders thereof would have received had they converted, exercised or exchanged such options, warrants, rights or securities prior to the Call Date. If the Call is exercised by GSK, the consideration payable to a holder of options, warrants, rights or securities issued by the Company, convertible into or exercisable or exchangeable for shares of Common Stock that constitute Callable/Puttable Shares shall be paid upon the date of conversion, exercise or exchange of such option, warrant, right or security. Nothing herein shall be deemed or construed as a waiver of any other rights that a holder of any such securities may have.

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        SECTION 3.4.    Capital Contribution and Assumption of Put Obligations.

          (a)   GSK or GlaxoSmithKline agree to, or to cause one or more of their Affiliates to, contribute to the Company, immediately prior to the time that any amounts become due and payable to the holders of Common Stock pursuant to Section C.5 of Article IV of the Certificate of Incorporation, (i) funds in an amount equal to the product of the number of Callable/Puttable Shares with respect to which the Put has been properly exercised multiplied by the Put Price (as defined in Section C.5 of Article IV of the Certificate of Incorporation) plus (ii) such additional funds, if any, sufficient to permit the Company to redeem the Callable/Puttable Shares with respect to which the Put has been properly exercised without violating Section 160 of the DGCL, any bankruptcy or insolvency law or other law or regulation for the protection of creditors. In exchange for such payment, the Company will issue to GSK (or to its designated Affiliate), within five business days following the end of the Put Period, a number of duly authorized and validly issued shares of Class A Common Stock equal to the number of shares of Common Stock acquired thereby by the Company. Notwithstanding the foregoing, in the event that GSK or GlaxoSmithKline is required to make any contributions under clause (ii) of the first sentence of this paragraph (a), GSK's or GlaxoSmithKline's obligation to make any such payment to the Company under this Section 3.4 shall be void and of no further force and effect if, in lieu thereof, GSK or GlaxoSmithKline shall (or shall cause one of its Affiliates to) elect to purchase, and make all arrangements necessary (including compliance by GSK or GlaxoSmithKline, or any such Affiliate or Affiliates, with the Exchange Act, the Securities Act (each as hereinafter defined) and any other applicable Federal or state securities laws) to purchase, at the expiration of the Put Period, directly from each holder of Common Stock, the Callable/Puttable Shares which such holders elect to have purchased (up to 50% of all Callable/Puttable Shares owned by such holder) at a price per share equal to the Put Price. Notwithstanding anything to the contrary contained herein or in the Certificate of Incorporation, unless otherwise agreed to in writing by GSK, in no event shall the amount required to be paid by GSK or GlaxoSmithKline to the Company and/or to holders of Common Stock in connection with the Put exceed $525,000,000.

          (b)   Notwithstanding any other term or provision hereof or of the Alliance Agreement, Section C of Article IV of the Certificate of Incorporation or any other agreement, GSK or GlaxoSmithKline agree that they shall either (i) make (or cause one or more of its Affiliates to make) the aggregate payments required to be made under the first sentence of Section 3.4(a) hereof or (ii) if such payments are not made for any reason, make (or cause one of its Affiliates to make) the election to purchase referred to in the third sentence of Section 3.4(a) hereof and comply (or cause one of its Affiliates to comply) fully with such sentence; provided, however, that if an Insolvency Event (as defined in Section C.7 of Article IV of the Certificate of Incorporation) occurs, GSK or GlaxoSmithKline shall, within 10 days after the occurrence of such Insolvency Event, either (x) contribute (or cause one or more of its Affiliates to contribute) to the Company an amount equal to the aggregate amount that would be required to be contributed to the Company under the first sentence of Section 3.4(a) hereof assuming (for purposes of clause (i) of such sentence) that the holders of all Callable/Puttable Shares were to exercise the Put with respect to 50% of the Callable/Puttable Shares owned by such holder or (y) elect (or cause one of its Affiliates to elect) to purchase, and make all arrangements necessary (including compliance by GSK or GlaxoSmithKline, or any such Affiliate, with the Exchange Act, the Securities Act and any other Federal or state securities laws) to purchase, at the expiration of the Put Period, directly from the holders of Common Stock at the Put Price the shares of Callable/Puttable Shares which such stockholders elect to have purchased (up to 50% of all Callable/Puttable Shares owned by such holder). In exchange for the payment by GSK or GlaxoSmithKline of the amount specified in clause (x) of the immediately preceding sentence (which amount shall be invested by the Company in a money market fund which holds primarily U.S. government obligations until such time as any amounts are paid to creditors or stockholders (it being specified that the returns on such

14

  investment shall be paid to GSK or GlaxoSmithKline upon demand)), the Company will issue to GSK (or its designated Affiliate) a number of duly authorized and validly issued shares of Class A Common Stock equal to 50% the number of Callable/Puttable Shares. Immediately following the expiration of the Put Period, if the Put has not been exercised with respect to 50% of the then Callable/Puttable Shares and if GSK or GlaxoSmithKline shall have complied with clause (x) of the first sentence of this Section 3.4(b), (1) the Company shall refund to GSK or GlaxoSmithKline, as the case may be, (or their designated Affiliate) an amount (together with any interest actually earned thereon) equal to the product of the Put Price times the number of Callable/Puttable Shares with respect to which the Put has not been exercised and (2) GSK (or by its designated Affiliate) shall, in exchange for such payment by the Company, contribute to the Company a number of shares of Class A Common Stock equal to the number of Callable/Puttable Shares with respect to which the Put has not been exercised. In the event that GSK or GlaxoSmithKline pays the amount specified in clause (x) of the first sentence of this Section 3.4(b), GSK or GlaxoSmithKline and any of their Affiliates shall not be entitled to any payments or other distributions on or in respect of any Equity Security unless and until the Company has redeemed all of the shares of Common Stock with respect to which the Put has been properly exercised.

          (c)   It is understood and agreed that, if GSK so elects, the obligation of GSK or GlaxoSmithKline to purchase shares of Common Stock pursuant to any of the provisions in this Section 3.4 may, at the election of GSK, be assigned by GSK to any Affiliate of GSK (other than the Company). No assignment pursuant to this Section 3.4(c) shall relieve GSK or GlaxoSmithKline of any of its obligations under this Section 3.4 or otherwise.

          (d)   The Company shall take (and shall have no corporate power or capacity to refuse to take) such actions as may be necessary to enforce the obligations of GSK and GlaxoSmithKline under this Section 3.4 directly against GSK and GlaxoSmithKline, or in the event of assignment by GSK, against GSK and any Affiliate of GSK to which any assignment is made.

          (e)   The Company shall only use the funds received from GSK, Glaxo or their Affiliates to fund the Depositary for the purposes of effecting the Put pursuant to this Article III.

        SECTION 3.5.    Required Regulatory Filings. GSK, GlaxoSmithKline and the Company agree to take all actions necessary to make all required filings and thereafter make any other required submissions with respect to the transactions contemplated under this Agreement under any applicable law, including, without limitation, any applicable federal or state securities Law, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and foreign antitrust regulations. With respect to the transactions contemplated by the Put and Call, in furtherance of the foregoing, GSK, GlaxoSmithKline and the Company agree to take all necessary actions to make any required filings under the HSR Act and any applicable foreign antitrust regulations prior to February 1, 2007. GSK, GlaxoSmithKline and the Company shall respond as promptly as practicable to all inquiries or requests received from any such antitrust regulator. The parties shall cooperate with each other in connection with the making of all such filings or requests. GSK, GlaxoSmithKline and the Company shall take all required action to cause any waiting period (and any extension thereof) applicable to the transactions contemplated hereunder to expire or be terminated under the HSR Act and any waiting period (and any extension thereof) applicable to the transactions contemplated hereunder under any foreign antitrust Law (or any approval thereunder) to expire or be terminated or be obtained prior to June 1, 2007.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        SECTION 4.1.    Representations of the Company.

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          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

          (b)   The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

          (c)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company, and (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company.

        SECTION 4.2.    Representations of GSK, GlaxoSmithKline and GGL.

        Each of GSK, GlaxoSmithKline and GGL represent that:

          (a)   The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes its valid and binding agreement.

          (b)   The execution, delivery and performance by it of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

          (c)   The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) contravene or conflict with its charter or Bylaws, and (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

ARTICLE V

SEVERANCE ARRANGEMENTS

        SECTION 5.1.    Severance Arrangements. The Company will not and will not permit any of its subsidiaries to, (i) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of the Company or any subsidiary that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the stock purchase by GSK pursuant to the Class A Stock Purchase Agreement or the exercise by GSK of any of its rights under this Agreement to representation on the Board (and its committees) or any acquisition by GSK of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by this Agreement or (B) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not otherwise have been provided but for such contingency or (ii) amend any existing contract, agreement, plan or arrangement to so provide.

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ARTICLE VI

MISCELLANEOUS

        SECTION 6.1.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

        If to the Company:

    Theravance, Inc.
    901 Gateway Boulevard
    South San Francisco, CA 94080
    Facsimile: 650-808-6095
    Attn: General Counsel

        With a copy to:

    Gunderson Dettmer et al.
    155 Contitution Drive
    Menlo Park, CA 94025
    Facsimile: 650-321-2800
    Attn: Christopher D. Dillon
                Jay K. Hachigian

        If to GSK:

    SmithKline Beecham Corporation
    One Franklin Plaza (FP2355)
    200 N. 16th Street
    Philadelphia, PA 19102
    Attn: Company Secretary
    Facsimile: 215-751-5349

        With a copy to:

    GlaxoSmithKline
    One Franklin Plaza (FP2355)
    200 N. 16th Street
    Philadelphia, PA 19102
    Facsimile: 215-751-5349
    Attn: Corporate Law

        and with a copy to:

    GlaxoSmithKline
    Greenford Road
    Greenford
    Middlesex
    UB6 0HE
    United Kingdom
    Attn: Vice President, Worldwide Business Development
    Facsimile: 011 44 208-966-5371

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        and with a copy to:

    Glaxo Group Limited
    Glaxo Wellcome House
    Berkeley Avenue
    Greenford
    Middlesex UB6 0NN
    United Kingdom
    Attn: Company Secretary
    Facsimile: 011 44 208-047-6904

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section 6.1.

        SECTION 6.2.    Amendments; Waivers.

          (a)   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by GSK and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, in the case of the Company, no such amendment or waiver shall be effective without the approval of a majority of the Independent Directors.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 6.3.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

        SECTION 6.4.    Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.1, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

        SECTION 6.5.    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.

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        SECTION 6.6.    Specific Performance. Each party acknowledges and agrees that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company, on the one hand, or GSK, GGL and GlaxoSmithKline (the "Glaxo Parties"), on the other hand, of the provisions of this Agreement, in addition to any remedies at law, the Glaxo Parties and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 6.7.    Termination. This Agreement (other than Sections 3.2 and 3.3 hereof) shall terminate at the earliest of (i) such time as GSK and its Affiliates beneficially own 100% of the outstanding Voting Stock, (ii) the effective time of a Change in Control, and (iii) September 1, 2015.

        SECTION 6.8.    Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the parties' presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either party to violate any applicable laws, rules or regulations.

        SECTION 6.9.    Registration and Filing of This Agreement. To the extent, if any, that either the Company or the Glaxo Parties concludes in good faith that such party or the other party is required to file or register this Agreement or a notification thereof with any governmental authority, including without limitation the Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission, in accordance with Law, such party shall inform the other party thereof. Should the Company and the Glaxo Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law. The parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

        SECTION 6.10.    Certain Definitions.

          (a)   As used in this Agreement, the following terms shall have the following meanings:

            (i)    "Affiliate" of a party means any Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where "control" means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity; it being specified that for purposes of this Agreement, the Company and its direct and indirect subsidiaries, if any, shall not be deemed to be Affiliates of GSK.

            (ii)   "Call" shall have the meaning set forth in Section 4 of Article IV of the Certificate of Incorporation.

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            (iii)  "Callable/Puttable Shares" means (i) all outstanding shares of Common Stock that are not subject to repurchase by the Company pursuant to any employee, officer, director or consultant compensation plan as of the Call Date or the final day of the Put Period, as the case may be, (ii) all shares of Common Stock subject to issuance upon the exercise of options to acquire Common Stock granted pursuant to any employee, officer, director or consultant compensation plan that are or will be fully vested as of the Call Date or the final day of the Put Period, as the case may be, (iii) all shares of Common Stock subject to issuance upon the exercise, exchange or conversion of warrants, exchangeable or convertible securities (other than any such options described in clause (ii)) that are by their terms exercisable, exchangeable or convertible as of the Call Date or the final day of the Put Period, as the case may be.

            (iv)  "Call/Put Termination Date" shall have the meaning set forth in Section C.8 of Article IV of the Certificate of Incorporation.

            (v)   "Change in Control" means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing stockholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company (provided, however, that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company's business or assets it may represent) over which GSK has no contractual rights in accordance with the provisions of the Alliance Agreement shall not be considered a Change in Control transaction); it being understood that GSK's exercise of its rights or performance of its obligations pursuant to the Put or Call shall not be deemed a Change in Control.

            (vi)  "Effective Date" means the first business day following the date on which the last of the conditions contained in Section 15.14 of the Alliance Agreement has been satisfied.

            (vii) "Fair Market Value Per Share" means, with respect to an Equity Security as of a particular date, (a) if the Equity Security is traded on a securities exchange or through the Nasdaq National Market, the closing price of the Equity Security on such exchange or system on such date or (b) if the Equity Security is not traded on a securities exchange or through the Nasdaq National Market, the value on such date as determined in good faith after consultation with a nationally recognized financial advisor by a majority of the Independent Directors.

            (viii) "Indebtedness" of any Person means, without duplication, the following, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or accruals arising in the ordinary course of business, (d) all Obligations of such Person in respect of any capital lease, (e) all Obligations of such Person to repurchase or redeem equity securities, whether or not pursuant to the terms thereof, other than the Put and except to the extent such Obligations are payable solely in the form of other equity securities, and (f) all Obligations of such Person with respect to any financial hedging arrangements. For purposes of this definition, "Obligations" shall mean any principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities payable under the documentation governing any Indebtedness.

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            (ix)  "Initial Offering" means the closing of the Company's sale of its securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Securities Act.

            (x)   "Law" means any law, statute, rule, regulation, ordinance and other pronouncement having the binding effect of any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (x) any government of any country, (y) a federal, state, province, county, city or other political subdivision thereof or (z) any supranational body.

            (xi)  "Permitted Indebtedness" means any Indebtedness of the Company that is issued prior to the Call/Put Termination Date and in an amount equal to or less than $100 million; provided, however, if such indebtedness may be convertible or exchangeable into Voting Stock, the terms of such indebtedness shall provide that any such conversion or exchange may not occur prior to the Call/Put Termination Date.

            (xii) "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other business organization.

            (xiii) "Put" shall have the meaning set forth in Section 5 of Article IV of the Certificate of Incorporation.

            (xiv) "Rights Plan" means any rights plan adopted by the Company that has the effect (or similar effect) of providing, upon the acquisition of a specified percentage of Voting Stock by a third party without the approval of the Board, stockholders (other than such acquiring party) the right to acquire Voting Stock of the Company in a manner designed to significantly dilute the ownership stake of such acquiring party.

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          (b)   The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term	Section
Agreement	Preamble
Alliance Agreement	Recitals
Board	1.1(a)
Certificate of Incorporation	1.1(a)
Common Stock	Recitals
Class A Stock Purchase Agreement	Recitals
Collaboration Agreement	2.1(a)(iv)
Company	Preamble
DGCL	2.1(e)
Depositary	3.1(a)
End of the Equity Limitation Period	1.6(b)
Equity Security	1.5(a)(iii)
Exchange Act	2.1(a)(i)
Glaxo Parties	6.6
GSK	Preamble
GSK Directors	1.2(a)
GSK Independent Nominees	1.2(b)
GSK's Percentage Interest	1.2(b)
HSR Act	3.5
Independent Directors	1.2(a)
Initial Offering	2.1(b)(v)
Investors' Rights Agreement	2.1(b)(iv)
Non-GSK Directors	1.2(b)
Call Date	3.1(a)
SEC	2.1(a)(ii)
Securities Act	2.2(b)(ii)
Third Party Acquiror	2.1(c)
Voting Stock	1.5(a)(iii)

        SECTION 6.11.    Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THERAVANCE, INC.
By:	/s/ RICK E WINNINGHAM
Name:	Rick E Winningham
Title:	Chief Executive Officer
SMITHKLINE BEECHAM CORPORATION
By:	/s/ DONALD F. PARMAN
Name:	Donald F. Parman
Title:	Vice President & Secretary
GLAXOSMITHKLINE plc [solely with respect to Articles III, IV and VI]
By:	/s/ GLAXOSMITHKLINE PLC
Name:
Title:
GLAXO GROUP LIMITED [solely with respect to Articles II, IV and VI]
By:	/s/ GLAXO GROUP LIMITED
Name:
Title:

[*]=CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

QuickLinks

  Exhibit 10.15
STRATEGIC ALLIANCE AGREEMENT by and between THERAVANCE, INC. and GLAXO GROUP LIMITED
STRATEGIC ALLIANCE AGREEMENT
ARTICLE 1 DEFINITIONS
ARTICLE 15 MISCELLANEOUS
  Schedule 1.36
Existing Discovery Programs
Non-Respiratory
Respiratory
  Schedule 1.66
  Schedule 1.72
  Schedule 6.1.2(A)
Class A Common Stock Purchase Agreement
CLASS A COMMON STOCK PURCHASE AGREEMENT March 30, 2004
TABLE OF CONTENTS
THERAVANCE, INC. CLASS A COMMON STOCK PURCHASE AGREEMENT
EXHIBIT A RESTATED CERTIFICATE OF INCORPORATION
EXHIBIT B AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
EXHIBIT C GOVERNANCE AGREEMENT
EXHIBIT D OPINION OF COUNSEL FOR THE COMPANY
EXHIBIT E FORM OF EXECUTIVE LOCK-UP AGREEMENT
EXHIBIT F SUMMARY OF TERMS OF THE OFFICER AND KEY EMPLOYEE INCENTIVE PLAN
  Schedule 6.1.3(A)
Governance Agreement
GOVERNANCE AGREEMENT